As filed with the Securities and Exchange Commission on June 8, 2004.
                                           Registration Statement No. 333-112515
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                  FORM SB-2/A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (AMENDMENT NO. 1)
                              ____________________
                                RAPIDTRON, INC.
                    (FORMERLY KNOWN AS THE FURNISHING CLUB)
             (Exact name of Registrant as specified in its charter)

            Nevada                         3577                  88-0455472
   (State or jurisdiction of        (Primary Standard         (I.R.S. Employee
 incorporation or organization)  Industrial Classification   Identification No.)
                                       Code Number)

       3151 Airway Avenue, Building. Q
           Costa Mesa, CA 92626                         (949) 798-0652
   (Address of principal executive offices)     (Registrant's telephone number,
                                                     including area code)

                         3151 Airway Avenue, Building Q
                              Costa Mesa, CA 92626
                                 (949) 798-0652
            (Name, address and telephone number of agent for service)
                              ____________________
                                   Copies to:
              Raymond Lee                               Kenneth Sam
             Dennis Rasor                           Dorsey & Whitney LLP
        Greenberg Traurig, LLP                 1420 Fifth Avenue, Suite 3400
   18300 Von Karman Avenue, Suite 850                Seattle, WA 98101
       Irvine, California 92612                       (206) 903-8800
            (949) 252-8801


Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.
                              ____________________

If  any  of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.[X]
                               ___________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                               ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                              ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                               ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                              ____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

The Registrant hereby amends its registration statement, filed with the Securities and Exchange Commission on February 5, 2004, for the purpose of adding its audited financial statements for the year ended December 31, 2003, adding its interim financial statements for the three-month periods ended March 31, 2004 and 2003, and updating the remainder of the prospectus accordingly. The registrant is including in this amendment a complete copy of its prospectus and registration statement, as amended.

     The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the selling stockholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                              SUBJECT TO COMPLETION

                                 RAPIDTRON, INC.

                             Shares of Common Stock

     This is a public offering of 2,944,000 shares of the common stock of Rapidtron, Inc.

     All of the shares being offered, when sold, will be sold by selling stockholders as listed in this prospectus on pages 14 through 18. The selling stockholders are offering:

     -    1,792,000  shares  of  common stock owned by the selling stockholders;

     - 405,000 shares of common stock that may be issued upon exercise of warrants until November 12, 2004 at $1.25 per share and thereafter until November 12, 2005 at $1.50 per share;

     - 292,500 shares of common stock that may be issued upon exercise of warrants until December 18, 2004 at $1.25 per share and thereafter until December 18, 2005 at $1.50 per share; and

     - 454,500 shares of common stock that may be issued upon exercise of warrants until December 31, 2004 at $1.25 per share and thereafter until December 31, 2005 at $1.50 per share.

     We will receive $1,440,000 in proceeds upon exercise of the outstanding warrants, assuming the warrants are exercised on or before November 12, 2004. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

     Our common stock is quoted on the National Association of Securities Dealers "NASD" Over-the-Counter Bulletin Board "OTCBB" under the symbol "RPDT:OB". On June 3, 2004, the closing sale price for our common stock was $0.65 on the NASD OTCBB. INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE
"RISK  FACTORS  AND  UNCERTAINTIES"  BEGINNING  ON  PAGE  3.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is ___________________, 2004.

                                TABLE OF CONTENTS

SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RISK FACTORS AND UNCERTAINTIES. . . . . . . . . . . . . . . . . . . . . . . . 3

DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . . . . . . .20

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . . . . .28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . .30

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . .32

THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES. . . . .34

DESCRIPTION OF THE BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .34

MANAGEMENT'S DISCUSSION AND ANALYSIS. . . . . . . . . . . . . . . . . . . . .40

DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . .  55

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . . .  55

TRANSFER AGENT AND REGISTRAR. . . . . . . . . . . . . . . . . . . . . . . .  57

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE  . . . . . . . . . . . . . . . . . .  57

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . .  58

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .F-1

                               SUMMARY INFORMATION

SUMMARY OF THE OFFERING

     This is an offering of up to 2,944,000 shares of our common stock, including:

     -    1,792,000  shares  of  common stock owned by the selling stockholders;

     - 405,000 shares of common stock that may be issued upon exercise of warrants until November 12, 2004 at $1.25 per share and thereafter until November 12, 2005 at $1.50 per share;

     - 292,500 shares of common stock that may be issued upon exercise of warrants until December 18, 2004 at $1.25 per share and thereafter until December 18, 2005 at $1.50 per share; and

     - 454,500 shares of common stock that may be issued upon exercise of warrants until December 31, 2004 at $1.25 per share and thereafter until December 31, 2005 at $1.50 per share.


     We will not receive any proceeds from the sale of the shares by the selling stockholders, but we will receive $1,440,000 in proceeds upon exercise of the outstanding warrants, assuming the warrants will be exercised on or before November 12, 2004. We cannot assure you that any of the warrants will be exercised.

SUMMARY OF OUR BUSINESS

     We are the exclusive North American distributor for Axess AG, an Austrian developer and manufacturer of software and equipment for entry and exit control devices, sometimes referred to as "access control devices" in this prospectus. The access control devices that we distribute use bar code and smart chip technology with cards, card readers, turnstiles, radio frequency emitters and other equipment. We purchase the equipment and open software from Axess AG, and we sell the software and equipment, together with integration software owned by us, to our customers.

     Our access control system facilitates rapid, operator-free customer or member entry and exit through automated turnstiles or portals and optional hands-free entry. Our system provides customers and members automated access control to enter and exit facilities such as fitness clubs, university recreational centers, or access to a ski lift.

     Our card readers communicate data to and from the computer software existing in the customer's home office for managing information related to membership validation, and other information desired by the client. The access control system that we distribute for Axess AG has open architecture, which allows for a customized interface to be added to meet the specific needs of each of our customers. In addition to distributing products manufactured by Axess AG, we develop and provide a software interface between the access control equipment and the customer's back-office software. We are continuing to invest in and accomplish interface solutions with software providers through investment in software programming to allow our system to be compatible with a large customer base. We recently acquired a COM DLL software that integrates the software in our readers with the customer's home office software, and we intend to sell this to most of our customers. The nature of COM DLL software and this integration software is more fully described in our Description of the Business, beginning on page 34 below.

     Our first major project was the monorail project in Las Vegas, Nevada. Midway through our installation of our product in early 2002, the Las Vegas Monorail Company decided to integrate its fare collection and entry system with the bus line, which required the use of magnetic strips instead of our smart card system. As a result, we did not complete the project and are no longer receiving any revenue from this project or this industry. We now specialize in providing solutions for automated access control and ticketing/membership systems to the fitness, winter resort, and universities in North America.

     We are headquartered in Costa Mesa, California, and we currently have 9 full-time and 2 part-time employees, with 26 commission sales representatives.

CORPORATE  INFORMATION

     Our company, Rapidtron, Inc., a Nevada corporation, is the holding company for Rapidtron, Inc., a Delaware corporation, that we sometimes refer to as "Rapidtron" or "Rapidtron Delaware" in this prospectus. We acquired Rapidtron Delaware in a reverse merger completed on May 8, 2003. As a result, the historical information in this prospectus is limited to information related to Rapidtron Delaware prior to the merger. Prior to the merger, we were a development stage company incorporated in Nevada on March 22, 2000, under the name The Furnishing Club, to be an online retailer of furniture and home accessories. In anticipation of the merger, we changed our name from The Furnishing Club to "Rapidtron, Inc."

     Our principal corporate and executive offices are located at 3151 Airway Avenue, Building. Q, Costa Mesa, CA 92626. Our telephone number is (949) 798-0652. We maintain a website at www.rapidtron.com. Information contained on our website is not part of this prospectus.

THE  OFFERING

     This prospectus covers up to 2,944,000 shares of our common stock to be sold by selling stockholders identified in this prospectus.

SHARES OFFERED BY THE SELLING      2,944,000 shares of common stock, $0.001 par value per share,
STOCKHOLDERS                       including:

                                      -  1,792,000  shares of common stock owned by selling
                                         stockholders, and-
                                      -  1,152,000 shares of common stock that may be issued
                                         upon exercise of warrants.

OFFERING PRICE                     Determined at the time of sale by the selling stockholders

COMMON STOCK OUTSTANDING AS OF     20,454,843 shares
MAY 26, 2004

NUMBER OF SHARES OF COMMON STOCK   21,606,843 shares
OUTSTANDING AFTER OFFERING(1)

USE OF PROCEEDS                    We will not receive any of the proceeds of the shares offered by the selling stockholders.

                                   We intend to use the proceeds from the exercise of the warrants held by certain selling stockholders, if exercised, for working capital purposes.

DIVIDEND POLICY                    We currently intend to retain any future earnings to fund the development and growth of our business.  Therefore, we do not currently anticipate paying cash dividends.

OTC BULLETIN BOARD SYMBOL          RPDT:OB

(1)  This  number assumes the issuance of 1,152,000  shares of common stock that may be issued upon exercise of warrants held by selling stockholders.  We cannot assure you that the warrants will be exercised by the selling  stockholders.

SELECTED FINANCIAL DATA

     We filed a current report on Form 8-K with the SEC on May 23, 2003, as amended on June 5, 2003, on Form 8-K/A, in connection with the closing of a reverse merger between Rapidtron, Inc., a Delaware corporation, and the registrant, Rapidtron, Inc., a Nevada corporation (formerly, The Furnishing
Club). The selected financial information presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements.

                                                                        (Unaudited)
INCOME STATEMENT                         YEAR ENDED                 THREE MONTHS ENDED
DATA                                    DECEMBER 31,                    MARCH 31,
                                   2002              2003           2003          2004
Revenues                     $      1,685,266   $     945,605   $    97,499   $    481,949
   Cost of Goods Sold                 771,683         801,661   $    58,124   $    346,012
Operating Expenses                  1,348,748       2,903,853   $   425,632   $  1,251,217
Other Income (Expense)                (51,271)       (143,595)  $    12,917       ($31,122)
Net (Loss)                           (488,098)     (2,904,304)    ($417,379)   ($1,103,163)
(Loss) per Common share*                (0.05)          (0.19)        (0.04)         (0.06)
Weighted Average Number of
Common Shares Outstanding
                                   10,118,000      15,106,000    10,051,000     19,992,000
BALANCE SHEET DATA:                         AT DECEMBER 31,                AT MARCH 31,
                                         2002            2003          2003           2004
Working Capital Deficiency   $     (1,618,927)  $    (396,115)  $(1,976,093)  $   (426,192)
Total Assets                          443,312       1,055,243       386,431      1,306,789
Accumulated (Deficit)              (1,480,941)     (4,385,245)   (1,898,320)    (5,488,405)
Stockholders'  (Deficit)           (1,591,956)       (368,393)   (1,945,335)      (353,554)

*    Basic and diluted.


                         RISK FACTORS AND UNCERTAINTIES

     Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

     Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

BECAUSE OF OUR HISTORICAL LOSSES AND EXPECTED LOSSES IN THE FUTURE, IT WILL BE DIFFICULT TO FORECAST WHEN RAPIDTRON CAN ACHIEVE PROFITABILITY.

     We acquired Rapidtron Delaware, our operating subsidiary, in a reverse merger on May 8, 2003. Rapidtron Delaware incurred net losses of $2,904,304 and $488,098 in the years ended December 31, 2003 and 2002, respectively, and net losses of $417,379 and $1,103,163 for the quarters ended March 31, 2003 and 2004, respectively. As of December 31, 2003, we had an accumulated deficit of $4,385,245, and as of March 31, 2004, we had an accumulated deficit of approximately $5,488,400. We have not achieved profitability. We expect to incur losses for the foreseeable future, including for the year ending December 31, 2004.

     We have recently increased our operating expenses and expect further increases in operating expenses to facilitate the commercialization of our technology and marketing of our access control devices over the next twelve months. We plan to increase our operating expenses to expand our sales and marketing operations, to broaden our customer support capabilities, expand our distribution channels, fund research and development, and to increase our administration resources. A relatively high percentage of our expenses is typically fixed in the short term as our expense levels are based, in part, on our expectations of future revenue. We may not be able to significantly increase our revenue in the near future. To the extent that such expenses precede or are not subsequently followed by increased revenue, our losses would increase and our business, operating results and financial condition would be materially adversely affected. Although our revenues have grown in recent quarters, we will need to significantly increase revenues to achieve profitability. Even if we do achieve profitability, we may be unable to sustain profitability on a quarterly or annual basis in the future. It is possible that our revenues will grow more slowly than we anticipate or that our operating expenses will exceed our expectations.

WE BELIEVE THAT PERIOD-TO-PERIOD COMPARISONS OF OUR FINANCIAL RESULTS ARE NOT MEANINGFUL AND SHOULD NOT BE RELIED UPON AS AN INDICATION OF FUTURE PERFORMANCE BECAUSE WE RECENTLY CHANGED THE FOCUS OF OUR BUSINESS PLAN AFTER THE CANCELLATION OF ONE LARGE CONTRACT IN EARLY 2002 AND WE MAY MAKE FURTHER CHANGES TO OUR BUSINESS PLAN TO INCORPORATE NEW TECHNOLOGIES.

     Prior to our acquisition of Rapidtron Delaware, we had no material business or operations. As a result, the historical information in this prospectus is related to Rapidtron Delaware prior to the reverse merger and future results may vary from the historical results described in this prospectus. In addition, evaluation of our future prospects is difficult to assess because we have a limited operating history in marketing access control products in the fitness and resort industries and because we are continuing to invest in developing market acceptance of and demand for our products.

     We have been developing and identifying distribution networks for our access control technology and products for six years, including prior to our incorporation in 2000. Our initial project involved the Las Vegas monorail project which was cancelled early in 2002 mid-way through production. Substantially all of Rapidtron Delaware's revenue for the years ended December 31, 2001 and 2002, was derived from the Las Vegas monorail project. We no longer derive any revenues from this project. Following the termination of the Las Vegas monorail project, Rapidtron Delaware re-focused its research and development efforts towards serving the fitness and winter resort industries, which we have only recently began to develop. We, therefore, have only a limited operating history within our existing plan of operation, and our historical results of operations are not necessarily indicative of our future revenue and income potential in the fitness and winter resort industries.

     We are also exploring the possible integration of biometric technology with our RF Smart card technologies that would combine fingerprint identification systems with our access control systems. This may result in the acquisition of or combination with an existing biometric company. As a result, our current financial statements may not be indicative of future results, and the business plan discussed below may be modified accordingly. While we would expect any such acquisition to result in an increase in our operating revenue, such an acquisition will result in an increase in one-time expenses which are difficult at this time to predict and will likely cause future net losses to continue for a longer period of time than we currently estimate. If we are able to successfully acquire and combine such technologies, we will begin to market our combined products to new industries such as the government and security industries, while continuing to market the RF and Smart card access control systems in our traditional markets discussed below. Because we cannot be certain if we will be successful in the integration of biometric technology into our existing products, or if we will be successful in acquiring such technology, our business plan discussed in this prospectus is limited to our existing plan of operation focused on the RF and Smart card access control systems.

WE ONLY RECENTLY LAUNCHED OUR PLAN TO TARGET THE FITNESS, WINTER RESORT, AND UNIVERSITY INDUSTRIES USING NEW TECHNOLOGIES AND MARKET ACCEPTANCE OF OUR PRODUCTS MAY NEVER DEVELOP.

     We are introducing new technology for access control devices to fitness and winter resort venues that have used automated access control in a very limited way to date, in terms of both the number of installations and the full use of automated access control technology. Our systems are currently installed in 110 fitness clubs and two universities and we are in the process of making an additional 70 installations in two fitness chains. Only two fitness clubs are using our smart chip technology, and the balance are using older existing membership cards with bar code and legacy systems. Our product and marketing strategy is to present solutions and programs that create new revenue opportunities to fitness centers and other potential industries by using our smart card with an e-purse, similar to a gift card, and debit back office. Our secure smart card technology can be used as a debit card which could allow members to use their cards for purchases at the club or other participating venues. We have presented our smart card platform concept to four large fitness club chains in the past four months and plan to evaluate and test the concept in one or more clubs in the second half of 2004. To be successful, we need to demonstrate that the benefits of our smart card platform, including data management, revenue potential and member acceptance, outweigh the cost associated with switching from an inexpensive bar code or magnetic stripe card legacy systems. We cannot assure you that we will be able to demonstrate this to potential customers with our current resources or in a manner that results in an increase in sales or revenue.

     We have installed our access control devices at two ski resorts, Copper Mountain, Colorado and Park City, Utah. The two ski resorts have been operating successfully with our equipment and plan to install additional equipment on other ski lifts at their resort in 2004. The two resorts are using our smart card technology, but not to its full potential, as they are only using the system as limited express lift lanes. Park City expanded its system in 2003 to include our smart printers, which allow multi-color printing of the cards on-site, and to add our access systems to more lift lanes. To fully implement and take advantage of the full potential of our smart card technology, ski resorts will need to use our access systems for all lift lanes and integrate the debit function of our smart card technology to be used for other purchases at the resort. Resorts may be slow to convert their legacy systems to fully utilize smart card technology or may elect to continue to use their existing systems, which may hinder our growth and ability to increase revenues from sales to ski resorts.

     We have installed our access control devices at two universities, the University of California at Berkeley and the University of California at Los Angeles (UCLA). Only two universities are using our access control systems today. We have presented our technology to other colleges, but have no assurance that the students and administration of the universities will accept the new technology or the smart card. There can be no assurance that, in the future, we will experience acceptance, revenue growth, and/or sustain revenue growth in this industry.

     With the exception of two national fitness chains that have completed testing of our access control devices, we are still providing Beta testing to major customers, and we cannot predict with certainty if these potential customers will adopt our access control devices for their facilities or if our products will be accepted in these markets. Our revenue and income potential is unproven, and as of yet, our business model has not been fully implemented or tested. We cannot assure you that, in the future, we will experience revenue growth, sustain revenue growth or ever become profitable on a quarterly or annual basis. In view of our results of operations to date, the rapidly evolving nature of our business and markets, and our limited operating history, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

     In addition, our smart card technology is new in the fitness, winter resort and university markets. We cannot predict with any certainty whether or not the end customer - the gym members, skiers, and students and faculty - will accept the new technology. Our success depends in part upon the acceptance of this technology by the general public and the people who use our customer's services because our customers are more likely to expand the use of our smart card product in all of their locations if the general public prefers the use of the hands-free, smart card access system to the traditional magnetic stripe and bar code access currently used in the fitness, winter resort and university industries. In addition, our business plan depends upon the end-customer's use of the smart card to its greatest potential by combining the access features the smart card will provide with the e-purse and debit card features that can be added. Without general public acceptance and preference of this technology, it is unlikely that our customers will make substantial investments in switching from magnetic strip and bar code technology.

OUR HISTORY OF OPERATING LOSSES AND OUR NEED TO RAISE ADDITIONAL WORKING CAPITAL MAKES OUR ABILITY TO CONTINUE AS A GOING CONCERN DOUBTFUL.

     As of December 31, 2003, we had a working capital deficit of approximately $396,115, recurring losses from operations, an accumulated deficit of $4,385,245, and had an operating cash flow deficit of $2,698,712 for the twelve-month period then ended. Our operating losses were not improved during the three months ended March 31, 2004, and we had a working capital deficit of $426,192, an accumulated deficit of $5,488,405 and an operating cash flow deficit of $983,600 for the three - month period ended March 31, 2004. Our working capital position when viewed with our plan of operation and history of losses makes our ability to continue as a going concern doubtful. During the fourth quarter ended December 31, 2003, we raised proceeds of $1,840,000 in a private placement of units consisting of $1,600,000 in cash and $240,000 reduction of pre-existing debt. We raised an additional $400,000 from the exercise of warrants by one of the Selling Stockholders during the three months ended March 31, 2004. Subsequent to March 31, 2004, we raised an additional $200,000 from the Private Placement of securities. We used the cash portion of the investment to satisfy certain working capital requirements. Cash flow and proceeds from the private placement may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending December 31, 2004. We anticipate that we will have a loss form operations for calendar year 2004, and we estimate that we will require cash flow of approximately $2,000,000 from third-party loans and/ or equity investments for operating expenses, new business development, marketing, software development, inventory and related expenses during the nine months ending December 31, 2004. Furthermore, our operating expenses over the next twelve months are relatively constant, while our revenue may be less predictable. As such, our cash flows from operations may not be sufficient to meet our cash requirements over the next 12 months, and we may be required to raise additional capital through debt and/ or equity financings, which may not be available when needed and on acceptable terms, if at all.

     Our independent public accountants included a "going concern" explanatory paragraph in their audit report for our financial statements for the year ended December 31, 2003, which were prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. Our financial statements do not reflect any adjustments to the carrying value of assets and liabilities, the reported expenses or the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. If we are unable to successfully increase our revenues and cash flows from our operations or to raise sufficient capital to fund our plan of operation, we may be unable to continue as a going concern and the market value of our common shares would be materially adversely affected.

WE  NEED  TO  CHANGE THE METHOD IN WHICH TARGETED CLIENTS AND INDUSTRIES CONDUCT
BUSINESS  TO  FULLY  IMPLEMENT  AND  REALIZE  THE POTENTIAL OF OUR TECHNOLOGIES.

     Our access card systems are designed to replace more traditional access control and ticketing systems to enter and exit facilities such as fitness clubs, university recreational centers and to access ski lifts. These venues are traditionally manual systems monitored by an attendant at the entrance. The entire development of access cards is a new application of computer technology and, as such, is very dynamic. We must convince potential customers of the benefits of self-serve applications and controls provided to our customer's consumers and the improved security, collections, information and data gathering and consumer processing provided to our customers. Our potential customers may not be willing to change their existing technology or legacy systems.

     Our access control system along with the smart card program involves new technology and new development, and there is no "standard practice" for their use in either attended or unattended applications. While this presents diverse opportunities for use of our automated access devices and opportunities to differentiate our technology, we may experience additional costs and delays in our ability to commercialize our access control platforms to meet the needs of specific customers. In addition, we are currently Beta testing certain of our smart card applications in the fitness and winter resort industries, and the full or any use of our access cards may not be accepted by facilities or consumers at all.

WE MAY NOT REALIZE A RETURN ON THE INVESTMENT REQUIRED TO COMMERCIALIZE OUR TECHNOLOGIES.

     We estimate that our expense levels are relatively fixed and are based, in part, upon our expectation of future installations of our smart card systems and costs required to commercialize certain associated applications. We cannot predict with certainty market acceptance of our systems or the timing of orders, if any, for our products. If revenue levels fall below our expectations, our anticipated results of operations will be disproportionately affected because of the relatively fixed nature of our expenses and the small variance in our expenses compared to our revenue. In particular, we plan to increase our operating expenses to expand our sales and marketing operations, expand our distribution channels, fund greater levels of research and development, broaden our customer support capabilities and increase our administrative resources. We may not meet our revenue expectations as a result of a delay in completing a contract, the inability to obtain new contracts, the cancellation of an existing contract or otherwise. Based upon all of the foregoing factors, we believe that our quarterly revenue, direct expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of the results of operations are not necessarily meaningful and that such comparisons should not be relied upon as an indication of future performance.

WE MAY NEED TO LOWER THE PRICE OF OUR ACCESS SYSTEMS TO PENETRATE THE MARKET AND GAIN MARKET ACCEPTANCE FOR OUR PRODUCTS IN OUR TARGETED INDUSTRIES.

     Our smart card access systems compete for market share with a variety of systems using lower priced technologies, such as bar code and magnetic stripe technologies. In order to penetrate the market and gain market share, we may provide price incentives to build an installed base for our smart card systems and to demonstrate the benefits of our systems. In addition, we may need to compete on price in response to competition that may enter the market with lower priced technology alternatives or lower their prices to protect market share. For example, we may face competition from new competitors coming from other industries, such as Cubic, Ascom and ERG (transit), or price competition from existing competitors, such as SkiData. Other factors that may influence our pricing decisions include size of installations, future revenue opportunities and demand for our systems generally. We may be unable to sustain our level of total revenue or our rate of revenue growth on a quarterly or annual basis if we are required to compete based on price. It is likely that in some future quarter our operating results will be below the expectations of public market analysts and investors. In such event, the market price of our common stock would likely be materially adversely affected.

THE MARKET'S ACCEPTANCE OF, AND DEMAND FOR, ACCESS SYSTEMS USING SMART CARD TECHNOLOGY IN THE SKI RESORT AND FITNESS INDUSTRIES IS STILL UNPROVEN.

     Demand for, and market acceptance of, access systems using smart card technologies is subject to a high level of uncertainty due to new product introductions and changes in customer requirements and preferences. Smart cards, despite their increased security and large memory, have not as yet attained the level of acceptance in North America necessary to create the impact on our society as they have in Europe and Asia. This is due, in part, to the fact that North Americans primarily use credit cards, compared to Europe and Asia where debit cards are popular. Standardization has also created a barrier to acceptance because of the number of different platforms and smart chip technologies available for both contact (i.e. card to reader contact) and contactless (i.e., remote transmission between card and reader using radio frequency) use. The success of the smart card industry depends on the ability of market participants, including our company, to convince commercial enterprises, organizations and other potential system sponsors to adopt smart card systems in lieu of existing or alternative systems. Access card-based smart card systems may not prove economically feasible for some potential customers due to a very high cost of implementation, high cost of smart cards and negative consumer response to the data that is generated and stored from their use. Our success will depend upon our ability to enhance our existing products and to develop and introduce new products and technologies to meet customer requirements.

WE EXPERIENCE LENGTHY SALES CYCLES FOR OUR PRODUCTS.

     The purchase of access card systems is often an enterprise-wide decision for prospective customers and requires us to engage in sales efforts over an extended period of time and to provide a significant level of education to prospective customers regarding the use and benefits of such systems. For example, we are currently targeting the fitness, ski resort, and university industries. Due in part to the impact that the application of access card systems has on the operations of these businesses and the commitment of capital required by such a system, potential customers tend to be cautious in making acquisition decisions. As a result, our products generally have a lengthy sales cycle ranging from several months to several years. Consequently, if sales forecasted from a specific customer for a particular quarter are not realized in that quarter, we may not be able to generate revenue from alternative sources in time to compensate for the shortfall.

     The loss or delay of a large contract could have a material adverse affect on our operating results. Moreover, to the extent that significant contracts are entered into and required to be performed earlier than expected, operating results for subsequent quarters may be adversely affected. We cannot assure our investors that there will be significant market opportunities for our access card systems. If the expected growth from the markets we've selected does not occur, due to downturns in those specific industries and/or negative responses from consumers and managers, our strategy will not be successful over the next three years.

WE DEPEND ON LARGE CONTRACTS AND A CONCENTRATION OF CUSTOMERS.

     Large customers generally have the resources necessary to install multiple smart card access systems, reduce the cost per user and benefit from increased access system flexibility and functionality. Smaller customers are less likely to purchase our systems. Consequently, our future growth is dependent on sales to large national accounts and our long-term success is tied to securing large contracts with a concentration of key customers.

     Many of our targeted customers are large national accounts. Our revenue is dependent, in large part, on a small number of significant contracts from a limited number of customers. During the year ended December 31, 2002, approximately 80% of our consolidated revenue was attributable to one customer, the Las Vegas monorail project, which was cancelled in early 2002, mid-way through production. We no longer derive revenue from that project. During the twelve-month period ended December 31, 2003, approximately 54% of our consolidated revenue was attributable to two customers, Bally Total Fitness and Park City Resort. Approximately 80% of our sales during the three months ended March 31, 2004, were made to the same and one new fitness club chain. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue. Our inability to continue to secure and maintain a sufficient number of large contracts would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions.

     We cannot assure you that we will receive orders from new customers, or that our existing customers will continue to have success and the capital necessary to convert to using our smart card systems.

WE ARE REQUIRED TO OBTAIN FCC APPROVAL OF OUR RADIO FREQUENCY (RF) TECHNOLOGY FOR SHORT AND LONG RANGE USE, AND BECAUSE WE HAVE NOT OBTAINED THESE APPROVALS, OUR SALE OF RF TECHNOLOGY MAY BE LIMITED OR PREVENTED.

     We have sold 23 long-range RF antennas to date, and we plan to begin selling more beginning in October 2004. These RF antennas must be approved by the Federal Communications Commission (FCC) and must pass certain safety tests regarding fire, explosion and drop damage. The FCC regulations and safety standards are more fully described in our "Description of the Business" beginning on page 34 below.

     If our products cannot pass the tests after all changes have been tried and failed, we will have to cease and desist from selling the product and remove all current products in use until we can produce a new unit that can pass the tests. We expect to finalize this testing in the next two months. If we had to remove and change the current antennas the costs to replace and re-install would be about $23,000. Axess AG would share in the cost, depending upon the problem.

     The European counterpart to the FCC in Austria has approved the RF antennas. In addition, the equipment we are selling has been in use for nine years in Europe without any problems arising from customers and employees passing through the entries and exits where the equipment, and specifically the RF antennas, are placed. As a result, we do not foresee any problems with passing the safety standards in the United States. However, we cannot provide any assurance that the equipment will pass U.S. standards.

WE MUST CONTINUE TO IMPROVE OUR PRODUCTS TO CREATE A COMPETITIVE ADVANTAGE IN THE MARKETPLACE AND TO PROVIDE COST EFFECTIVE SOLUTIONS FOR OUR CUSTOMERS.

     We expect that our future success will depend on our ability to improve our turnstiles, long range (hands free) antennas, satellite readers and additions to our product line, such as hand held readers, debit systems and software integration systems that we develop. Our products must be innovative, expandable and compatible with other systems used by our customers. In order to develop and maintain the market share, our products must provide our customers with a platform that is more cost-effective and superior to systems offered by our competitors. We cannot assure you that our competitors will not offer a system that is more cost-effective than and/ or superior to ours.

BECAUSE OUR GOAL IS TO INTRODUCE NEW TECHNOLOGIES TO MARKETS AND EXPAND RAPIDLY, WE MAY EXPERIENCE A NEGATIVE AFFECT ON OUR BUSINESS PLAN AND RESULTS OF OPERATIONS IF WE ARE UNABLE TO MANAGE THE POTENTIAL RAPID GROWTH AND CAUSE A RAPID ACCEPTANCE OF OUR PRODUCT.

     We have experienced growth in product sales, personnel, research and development activities, number and complexity of products, the number and geographic focus of our targeted vertical markets and product distribution channels. We believe that continued growth in the number and complexity of products and in the number of personnel will be required to maintain our competitive position. Our rapid growth, coupled with the rapid evolution of our markets, has placed, and is likely to continue to place, significant strains on our management, administrative, operational and financial resources, as well as increased demands on our internal systems, procedures and controls. Our ability to manage recent and future growth will require us to continue to improve our financial and management controls, reporting systems and procedures on a timely basis, to implement new systems as necessary and to expand, train, motivate and manage our sales and technical personnel. More information about our liquidity and capital resource requirements can be found in the section titled "Liquidity and Capital Resources" beginning on page 47.

BECAUSE OF THE EXPERIENCE AND RELATIONSHIPS OF KEY MANAGEMENT, WE ARE DEPENDENT UPON THESE INDIVIDUALS IN ORDER TO IMPLEMENT AND EXECUTE OUR BUSINESS STRATEGIES.

     Our performance and future operating results are substantially dependent on the continued service and performance of John Creel, Peter Dermutz, Lee Guthrie, Larry Williams and Chris Perkins. Our ability to execute our business plan depends upon the continued services of these individuals. Long-term relationships with top executives in our targeted markets have allowed us the opportunities to demonstrate the economic and operational benefits of our automated access control systems to key decision makers. Our ability to execute our strategic plan could be materially adversely affected should the services of any of these individuals cease to be available to us. We currently have employment agreements in place with John Creel, Peter Dermutz and Chris Perkins. The agreements with John Creel and Peter Dermutz (which expire in December 2004) require, under certain circumstances, payment of the base salary for twelve months following termination. The Agreement with Chris Perkins (which expires in November 2006) requires, in certain circumstances, payment of base salary and incentive compensation for up to six months following termination. Although these agreements contain covenants not to compete, such covenants are generally unlawful in the State of California where our offices are located and may not be enforced in most circumstances.

     We intend to hire additional sales personnel in 2004 and 2005. Competition for such personnel is intense, and we cannot assure you that we can retain our key technical, sales and managerial employees or that it will be able to attract or retain highly-qualified technical and managerial personnel in the future. The loss of the services of any of our senior management or other key employees or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse affect upon our business, operating results and financial condition.

OUR PRINCIPALS ARE PARTIES TO AN ESCROW AND CONTRIBUTION AGREEMENT WITH THE SELLING STOCKHOLDERS THAT MAY RESULT IN A CHANGE IN CONTROL AS EARLY AS DECEMBER 31, 2004.

     John Creel and Peter Dermutz are required to contribute to our company one share of their common stock in our company for each $1.00 that our gross revenue falls below $10,800,000 for the 15-month period beginning October 1, 2003, and ending December 31, 2004. As of May 26, 2004, John Creel and Peter Dermutz collectively own 9,334,484 shares of our common stock (approximately 47% of the company), of which 9,124,392 shares are subject to being contributed back to our company pursuant to an agreement with the selling stockholders. Our net sales for the six-month period ended March 31, 2004 approximated $840,000. If we fall short of the gross revenue projection of $10,800,000, then our two principal officers may lose effective control of our company. If this results in an effective change in control of the Company and/or its board of directors, then our managers will have the right to terminate their employment agreements, and we will no longer be able to rely upon their services. For more information about this transaction, see "Certain Relationships and Related Transactions" beginning on page 30.

OUR SUCCESS DEPENDS ON OUR CONTINUED RELATIONSHIP WITH AXESS AG.

     We have an exclusive Distribution Agreement with Axess AG to distribute our access control devices and related technologies in North America. Under the terms of our Distribution Agreement, we sell, install and service all North American installations for Axess AG. Our business is currently dependent entirely on, and we derive almost all of our revenue from, access control devices and related technologies developed by Axess AG. The Distribution Agreement may be terminated by either party with 12-month advance notice given as of the end of April of each year. The loss of our exclusive right to market access control devices and related technologies developed by Axess AG, or a disruption in our relationship with Axess AG, would have a material adverse affect on our business, operating results and financial condition.

OUR SUCCESS DEPENDS UPON OUR RELATIONSHIPS WITH SOFTWARE PROVIDERS.

     We have developed interface solutions with many major software providers to the venues in which we sell and service (for example, in Fitness - Aphelion, CSI, Check Free and Computer Outfitters; and in Resorts - all three major providers, Comptrol, RTP and Siriusware). We are continuing to invest and develop interface solutions with software providers to allow our systems to be compatible with software systems that are used in industries requiring access systems that have large customer bases. In the event we are no longer able to develop interface solutions with these software providers, our ability to effectively market our access card systems will be materially adversely affected. In the future, we expect that we may enter into ventures that will facilitate our expansion into other vertical markets and geographic areas. To the extent that these ventures are not successful, we could invest substantial resources without any significant return on our investments.

WE DEPEND ON AXESS AG TO DEVELOP NEW TECHNOLOGY PLATFORMS IN RESPONSE TO POTENTIAL COMPETITION.

     Axess AG has developed the majority of the technology and owns most of the intellectual property for the products we sell to our customers. Axess AG conducts its product research and development in Europe and designs its technologies primarily to serve the European markets where it has a large installed base of customers. Axess AG depends on our input and market analysis in North America to assist in new development of technologies for our customer applications. The European and North American markets may require technologies that may not be compatible, or our development initiatives may be inconsistent with the planned research and development programs of Axess AG. As such, we may experience delays in developing the technologies to meet new technology demands and competition in North America.

WE DEPEND ON AXESS AG FOR TIMELY DELIVERY OF THE PRODUCTS WE INSTALL.

     We are a distributor for Axess AG and depend on Axess AG to manufacture the products we install for our customers. Lead time for delivery of our products will vary depending on the size of the order and Axess AG's scheduling commitments. Axess AG also manufactures the products it installs in Europe for its customers. At times, our product installations may conflict with those of Axess AG which may delay the delivery of our products. We may also experience delays in the deliveries of products due to delays in Axess AG's procurement of components required in the assembly process or conflicts with other deliveries. Delays in our ability to install our products or meet our implementation schedules could adversely affect our ability to significantly increase our revenues or service our clients in a timely manner. The failure of Axess AG to provide a sufficient supply of parts and components or products and services in a timely manner could cause us to lose customers or delay our ability to implement our business plan.

OUR RESULTS OF OPERATIONS ARE SUBJECT TO FOREIGN CURRENCY EXCHANGE FLUCTUATIONS BETWEEN THE U.S. DOLLAR AND THE EURO.

     Our functional currency is the U.S. dollar. All of our sales contracts are in U.S. dollars, and we generate revenues in U.S. dollars. On the other hand, all our equipment purchases from Axess AG are in euros. Recently, the value of the U.S. dollar has declined compared to the euro, and we expect that the exchange rate will fluctuate in the future. As a result, we may experience losses or declines in our gross profit margins as a result of fluctuations in the foreign currency exchange rates. At the present time, we do not hedge our foreign currency exchange risks.

OUR BUSINESS IS DEPENDENT ON OUR RELATIONSHIPS WITH THIRD-PARTY SUPPLIERS.

     In addition to our exclusive distribution arrangement with Axess AG, we often use third-party vendors to supply components for our access systems, and service providers to assist in the installations of the access systems that we sell. We must maintain our relationships with our suppliers and coordinate our efforts to complete our installations in a timely and efficient manner. Our use of third-party vendors and service providers is expected to increase in the future as we introduce new products and enter new markets. Our failure to maintain relationships with acceptable vendors and subcontractors or the failure of any supplier to maintain quality control could materially adversely affect the quality of the products we sell and/or our ability to install our products in a timely manner.

OUR PROFIT MARGINS MAY BE ADVERSELY AFFECTED BY PRICE INCREASES.

     Axess AG controls the manufacturing and assembly of our equipment. We purchase products at prices determined by Axess AG and are required to inform them of any special pricing arrangements we make with our customers. We rely on their staff to purchase components and to engineer and manufacture the equipment cost effectively in order for us to earn adequate margins on our sales. Increases in the prices we pay for our equipment will affect our ability to market and sell our access systems on a profitable basis.

WE FACE INTENSE COMPETITION FROM MANY COMPANIES SEEKING TO ENTER THE ACCESS CONTROL INDUSTRY.

     Numerous factors affect our competitive position, including price, product features, product performance and reliability, ease of use, product scalability, product availability, meeting customer schedules, integration of products with other enterprise solutions, availability of project consulting services and timely ongoing customer service and support. See the section titled "Competition" beginning on page 37 of this prospectus. We cannot assure you that competitive pressures will not have a material adverse effect on our business and operating results.

     We experience competition from a number of companies across our range of businesses, including original equipment manufacturers, peripheral equipment manufacturers and others that have greater resources than we do. We cannot assure you that new competitors will not enter our business segments. We also face competition from competing technologies such as bar code and magnetic stripe systems that are generally sold at substantially lower prices than smart card systems. Increased competition would likely result in price reductions, reduced margins and loss of market share, any of which would have a material adverse effect on our business and operating results. With success in new markets, we may attract new competition from existing access control companies who are substantially larger competitors with large resources.

OUR PRODUCTS MAY CONTAIN DEFECTS THAT COULD RESULT IN LIABILITY TO US AND HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.

     We warrant our access systems for a period of one to two years for all hardware and one year for readers and scanners. Access card systems, including those offered by us, may from time-to-time contain undetected defects and/or contain software errors. We cannot assure you that, despite testing by us and by current and potential customers, defects or errors will not be found in our products. We must be able to pay the cost of repairing any defects for the warranted period. Axess AG provides us with a one year repair or replacement warranty for defects in all hardware including readers. Third-party vendors are responsible for repairing defects in the integration software or installation services. Any such defects or errors, even if not our responsibility, could result in loss of or delay in market acceptance of our products, which could have a material adverse effect on our business, operating results and financial condition.

     Our access systems that are currently being sold to our customers have had no significant product failures or warranty issues over the past three years. Based on historical trends, we currently maintain minimal reserves to cover warranty claims, and any valid warranty claims would have to be satisfied from future operating revenue or capital financing. In the event of a major product failure and/or defect that created significant warranty claims, we could potentially experience financial hardship that would have a material adverse effect on our business, operating results and financial condition.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY BECAUSE THE NATURE OF OUR PRODUCTS LENDS ITSELF TO BE EASILY COPIED.

     Our success is dependent on our ability to protect our intellectual property rights. At present, we have no registered copyright pertaining to our software, and our software has no patent protection. In addition, the equipment we distribute for Axess AG is not protected by any patent. The absence of any registered proprietary rights may limit our ability to maintain control of trade and technology secrets.

     We rely principally upon a combination of trade secret laws, non-disclosure agreements and other contractual provisions to establish and protect our intellectual property rights. As part of our confidentiality procedures, we generally enter into a nondisclosure and confidentiality agreement with each of our key employees, consultants, distributors, customers and corporate partners, to limit access to and distribution of our software, documentation and other proprietary information. We cannot assure you that our efforts to protect our intellectual property rights will be successful. Despite our efforts to protect our intellectual property rights, unauthorized third parties, including competitors, may be able to copy or reverse engineer certain portions of our software products, and use such copies to create competitive products.

     In addition, because third parties may attempt to develop similar technologies independently, we expect that software product developers will be increasingly subject to infringement claims as the number of products and competitors in our industry segments grow and the functionality of products in different industry segments overlaps. Although we believe that our products do not infringe on the intellectual property rights of third parties, we cannot assure you that third parties will not bring infringement claims (or claims for indemnification resulting from infringement claims) against us with respect to copyrights, trademarks, patents and other proprietary rights. Any such claims, whether with or without merit, could be time consuming, result in costly litigation and diversion of resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. A claim of product infringement against us and our inability to license the infringed or similar technology, could have a material adverse affect on our business, operating results and financial condition.

THE  MARKET  FOR  OUR  COMMON  SHARES  HAS BEEN VOLATILE IN THE PAST, AND MAY BE
SUBJECT  TO  FLUCTUATIONS  IN  THE  FUTURE.

     The market price of our common stock has ranged from a high $2.12 and a low $0.25 during the two years ended March 31, 2004. See "Market for Common Equity and Related Stockholder Matters" beginning on page 55 of this prospectus. On June 3, 2004, the closing price for our stock was $0.65. We cannot assure you that the market price of our common stock will not significantly fluctuate from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many high-technology companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

NEW LEGISLATION, INCLUDING THE SARBANES-OXLEY ACT OF 2002, MAY MAKE IT DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS.

     We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR COMMON STOCK BECAUSE THEY ARE CONSIDERED A PENNY STOCK AND ARE SUBJECT TO THE PENNY STOCK RULES.

     Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The market price of our common stock on the OTCBB during the twelve months ended March 31, 2004, ranged between a high $2.12 and a low $1.21 per share, and our common stock is deemed penny stock for the purposes of the Exchange Act. On June 3, 2004, the closing price for our stock was $0.65. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.

     A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange
Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

IN THE EVENT THAT YOUR INVESTMENT IN OUR COMMON STOCK IS FOR THE PURPOSE OF DERIVING DIVIDEND INCOME OR IN EXPECTATION OF AN INCREASE IN MARKET PRICE OF OUR STOCK FROM THE DECLARATION AND PAYMENT OF DIVIDENDS, YOUR INVESTMENT WILL BE COMPROMISED BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS.

     We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your stock in a secondary market.

TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

     Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin
Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like AMEX. Accordingly, you may have difficulty reselling any of the stock you purchase from the selling stockholders.

OUR ACQUISITION STRATEGY MAY CAUSE OUR ANTICIPATED CAPITAL REQUIREMENTS TO INCREASE, OUR BUSINESS PLAN TO CHANGE AND/ OR OUR MANAGEMENT TEAM TO CHANGE.

     As part of our business strategy, we may acquire assets or companies that offer complimentary products, technologies or services. As discussed on page 4 above, this may result in the acquisition of or combination with an existing biometric company. We cannot predict the size of the potential targets, timing, or the success of our acquisition efforts or the anticipated capital requirements to implement our strategy. The success of our acquisition strategy will depend largely on our ability to identify suitable acquisition candidates and secure any necessary financing, without diverting management's attention from the operation of our business. We already have limited financial resources, and we may not be able to obtain the capital we may need to successfully acquire additional assets or another company without substantially diluting the existing stockholders.

                           FORWARD-LOOKING STATEMENTS

     We use words like "expects," "believes," "intends," "anticipates," "plans," "targets," "projects" or "estimates" in this prospectus. When used, these words and other, similar words and phrases or statements that an event, action or result "will," "may," "could," or "should" occur, be taken or be achieved, identify "forward-looking" statements. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors and Uncertainties" beginning at page 3 of this prospectus, "Description of the Business" beginning at page 34 of this prospectus and "Management's Discussion and Analysis" beginning at page 40 of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

     Our management has included projections and estimates in this prospectus, which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the Securities and Exchange Commission or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                 DIVIDEND POLICY

     We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend. In the event that we make a stock dividend, then the selling stockholders are entitled to receive an adjustment of the purchase price for the stock sold to them upon exercise of the outstanding warrants under the Unit Purchase Agreement. Following a stock dividend, the purchase price shall be reduced proportionately so that each selling stockholder shall be entitled to receive upon exercise of the outstanding warrant and payment of the same total purchase price to have been paid prior to the price adjustment, the number of shares of common stock which such selling stockholder would have owned or would have been entitled to receive if the warrants had been exercised immediately prior to the record date for the stock dividend. For more information about the Unit Purchase Agreement, please see the section titled "Transactions with Selling Stockholders" beginning on page 16 below.

                              SELLING STOCKHOLDERS

     This prospectus covers the offering of shares of common stock by selling stockholders, and the sale of common stock by us to certain warrant holders upon the exercise of their warrants. This is an offering of up to 2,944,000 shares of our common stock, including:

     -    1,792,000  shares  of  common stock owned by the selling stockholders;

     - 405,000 shares of common stock that may be issued upon exercise of warrants until November 12, 2004 at $1.25 per share and thereafter until November 12, 2005 at $1.50 per share;

     - 292,500 shares of common stock that may be issued upon exercise of warrants until December 18, 2004 at $1.25 per share and thereafter until December 18, 2005 at $1.50 per share; and

     - 454,500 shares of common stock that may be issued upon exercise of warrants until December 31, 2004 at $1.25 per share and thereafter until December 31, 2005 at $1.50 per share.

     We will not receive any proceeds from the sale of the shares by the selling stockholders, but we would receive $1,440,000 in proceeds upon exercise of the outstanding warrants, assuming the warrants were exercised on or before November 12, 2004. The selling stockholders may exercise the warrants in their sole and absolute discretion. We cannot assure you that the warrants will be exercised.

     The shares issued to the selling stockholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

     The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page 18 of this prospectus. Each of the selling stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of their registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

     We will sell the warrant shares to the holders of the above-described warrants if and when they choose to exercise them. If this (or any subsequent) registration statement is then in effect, once the warrant holders have exercised their warrants, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do. We do not know how much, if any, of such stock these investors will hold or re-sell upon exercise of their warrants.

     The foregoing summary of the warrant terms is qualified in its entirety by the full terms of the applicable warrant agreements, a sample form of which is incorporated by reference in this Prospectus as an exhibit to the registration statement.

SELLING STOCKHOLDERS INFORMATION

     The following is a list of the selling stockholders who own or have the right to acquire an aggregate of 2,944,000 shares of our common stock covered in this prospectus. The selling stockholders acquired the shares of common stock and warrants in our private placement of units. See "Transactions with Selling Stockholders" beginning on page 16 of this prospectus for further details. At May 26, 2004, we had 20,454,843 shares of common stock issued and outstanding.

------------------------------------------------------------------------------------------------------------
                                               BEFORE OFFERING
                               --------------------------------------------------
                                           NUMBER OF
                               NUMBER OF    SHARES
        Name                   SHARES OF  ACQUIRABLE   TOTAL NUMBER
                                COMMON       UPON        OF SHARES    PERCENTAGE    NUMBER OF      SHARES
                                 STOCK    EXERCISE OF  BENEFICIALLY    OF SHARES     SHARES     OWNED AFTER
                                 OWNED     WARRANTS      OWNED (1)     OWNED (1)   OFFERED (2)  OFFERING (3)
-----------------------------  ---------  -----------  -------------  -----------  -----------  ------------
CERES FINANCIAL LIMITED        1,230,992      180,000   1,410,992(4)        6.84%    1,000,000       410,992
Walkers Chambers
P.O. Box 92
Mill Mall
Road Town, Tortola
British Virgin Islands
-----------------------------  ---------  -----------  -------------  -----------  -----------  ------------
A MARI USQUE AD MARE LTD.        900,000      900,000   1,800,000(5)        8.43%    1,800,000             0
Suite 4, Temple Building
Prince William & Main Street
Charleston
Federation of St. Kits, Nevis
-----------------------------  ---------  -----------  -------------  -----------  -----------  ------------
CORVUS HOLDINGS LTD.             140,220       72,000     212,220(6)        1.03%      144,000        68,220
Wickams Cay I
Road Town, Tortola
British Virgin Islands
-----------------------------  ---------  -----------  -------------  -----------  -----------  ------------
TOTAL                          2,271,212    1,152,000     3,423,212        15.84%    2,944,000       479,212
------------------------------------------------------------------------------------------------------------

(1) All shares owned in this column and all percentages are based on 20,454,843 shares of common stock issued and outstanding on May 26, 2004; plus shares of common stock acquirable by each such selling stockholder under the terms of the outstanding warrants issued pursuant to the unit purchase agreement dated November 12, 2003, as amended, or upon exercise of warrants within sixty days of May 26, 2004.

(2) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution" beginning on page 18.

(3) Assumes that all shares registered for resale by this prospectus have been issued and sold.

(4) We entered into a unit purchase agreement dated November 12, 2003, as amended, under which Ceres Financial Limited acquired 500,000 units, each unit consisting of one share of common stock and one warrant exercisable to acquire one additional share. See "Transactions with Selling Stockholders" below for further details. On or about February 27, 2004, Ceres Financial Limited, a selling stockholder, acquired 320,000 shares of our common stock upon exercise of warrants acquired pursuant to the unit purchase agreement.

(5) We entered into a unit purchase agreement dated November 12, 2003, as amended, under which A Mari Usque Ad Mare Ltd. acquired 900,000 units, each unit consisting of one share of common stock and one warrant exercisable to acquire one additional share. See "Transactions with Selling Stockholders" below for further details.

(6) We entered into a unit purchase agreement dated November 12, 2003, as amended, under which Corvus Holdings Ltd. acquired 72,000 Units, each unit consisting of one share of common stock and one warrant exercisable to acquire one additional share. See "Transactions with Selling Stockholders" below for further details.


     Based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

TRANSACTIONS WITH SELLING STOCKHOLDERS

     On November 12, 2003, we entered into a unit purchase agreement with Ceres Financial Limited and A Mari Usque Ad Mare Ltd., as amended on December 31, 2003, to include Corvus Holdings Ltd., under which we agreed to sell a total of 1,280,000 "Units" at a purchase price of $1,600,000 payable in cash in three separate tranches, and 192,000 "Units" at a purchase price of $240,000 payable by satisfaction of existing debt. Ceres Financial Limited tendered a promissory note issued by Rapidtron Delaware on March 31, 2003, with a principal balance of $150,000 as consideration for 120,000 of its Units, and Corvus Holdings Ltd. tendered a promissory note issued by us on July 17, 2003, with a principal balance of $90,000, as consideration for its 72,000 Units. The breakdown of each tranche is as follows:

     - Tranche 1 on or about November 12, 2003, for 576,000 Units for proceeds of $720,000 cash;

     - Tranche 2 on or about December 18, 2003, for 416,000 Units for proceeds of $520,000 cash;

     - Tranche 3 on December 31, 2003 for 288,000 Units for proceeds of $360,000 cash; and

     - Tranche 4 on December 31, 2003 for 192,000 Units for the satisfaction of $240,000 of existing debt.

     We  issued  a  total  of  1,472,000  Units  in  the  private  placement.

     Each Unit consists of one share of our common stock, and one warrant for the purchase of one share of common stock for a purchase price of $1.25, through the first anniversary of the date of issuance, and $1.50 up to the second anniversary of the date of issuance, upon which the warrant will expire. We are required to register the resale of the common stock issued or issuable as part of the Units, and if available, keep a shelf-registration statement effective for such resale for a period of two years following the issuance of the Units. We are required to pay all costs and expenses associated with the registration. We were required to allocate $50,000 of the proceeds from the sale of the Units to cover Ceres Financial's legal expenses related to the private placement (described above) and their cost associated with this registration.

     We are registering the shares of common stock and shares acquirable upon exercise of warrants in the registration statement filed with the SEC in which this prospectus is included.

     We must use the proceeds from the sale of the Units in the following manner:

     Tranche  1  for  proceeds  of  $720,000:

     -    $400,000  payable  to  Axess  AG  for  equipment  and  products;

     -    $150,000  payable  for certain marketing and publication services;

     -    $20,000  payable  to  Mark  Adair  for  accrued  compensation;

     -    $125,000  for  operating  expenses;  and

     - $25,000 for preparation of documents related to the sale of the Units and legal expenses related to the preparation of this registration statement.

     Tranche  2  for  proceeds  of  $520,000:

     -    $200,000  payable  to  Axess  AG  for  equipment  and  products;

     -    $150,000  payable  for certain marketing and publication services;

     -    $20,000  payable  to  Mark  Adair  for  accrued  compensation;

     - $25,000 payable for legal expenses related to the preparation of this registration statement; and

     -    $125,000  for  operating  expenses.

     Tranche  3  for  proceeds  of  $360,000:

     -    $150,000  payable  for certain marketing and publication services;

     -    $25,000  payable  to  our  legal  counsel;

     -    $50,000  for  marketing  materials  and  activities;  and

     -    $135,000  for  operating  expenses.

     We did not receive any cash proceeds from Tranche 4, which was issued for the satisfaction of $240,000 of existing debt.

     In addition, we cannot use any of the proceeds to pay debt owed to related-parties. As a condition to the foregoing proceeds, certain related parties and employees agreed to accept a total of 348,334 shares of common stock in exchange for $348,334 of outstanding debt. The $348,334 is made up of the following: $163,353 in accrued salaries, $102,250 of debt to related party; $27,389 of accrued interest to related parties, $4,342 in partial payment of a note to a related party, and $51,000 for expenses related to professional services and finders fees. As a result, we issued an additional 348,334 new shares of restricted common stock on or about December 31, 2003, in satisfaction of $348,334 of debt, of which 4,500 shares were issued to Ceres Financial Limited for $4,500 of interest payable and 8,200 shares were issued to Corvus Holdings Ltd. for $8,200 of interest payable. The foregoing shares issued to Ceres Financial Limited and Corvus Holdings Ltd. are not included for resale pursuant to this Prospectus.

     On or about February 27, 2004, Ceres Financial Limited, a selling stockholder, acquired 320,000 shares of our common stock, for a total purchase price of $400,000, upon exercise of warrants acquired pursuant to the unit purchase agreement. We used the proceeds of the sale were used to pay for public relations and marketing services.

     Prior to our merger to acquire Rapidtron Delaware, Ceres Financial Limited acquired shares of our common stock in another private placement. On March 31, 2003, Rapidtron Delaware borrowed $150,000 from Ceres Financial Limited, evidenced by a note with interest at 12% per annum, due September 30, 2003, and payable upon demand thereafter. On December 31, 2003, Ceres Financial Limited tendered the principal balance of $150,000 for 120,000 Units under the terms of the unit purchase agreement dated November 12, 2003, as amended.

     On July 17, 2003, we borrowed $150,000 from Corvus Holding Ltd., evidenced by a promissory note with interest at 6% per annum, due October 17, 2003, and payable upon demand thereafter. We agreed to convert $60,000 of principal into 60,000 shares of our restricted common stock on August 22, 2003. On December 31, 2003, Corvus Holding Ltd. tendered the remaining principal balance of $90,000 for 72,000 Units under the terms of the unit purchase agreement dated November 12, 2003, as amended.

                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling stockholders. When we refer to selling stockholders, we intend to include donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholders against some liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     In the event that the registration statement is no longer effective, the selling stockholders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

     Upon being notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

     - the name of each selling stockholder(s) and of the participating broker-dealer(s),

     -    the  number  of  shares  involved,

     -    the  price  at  which  the  shares  were  sold,

     - the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

     - that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

     -    other  facts  material  to  the  transaction.

                                LEGAL PROCEEDINGS

     Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director expires at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of May 26, 2004.

----------------------------------------------------------------------------------
NAME                             POSITION                    DIRECTOR/OFFICER  AGE
                                                                  SINCE
-------------  --------------------------------------------  ----------------  ---
John Creel     Director, Chairman of the Board, President,   May 8, 2003        65
               Chief Executive Officer and Principal
               Executive Officer
-------------  --------------------------------------------  ----------------  ---
Steve Meineke  Director                                      May 8, 2003        49
-------------  --------------------------------------------  ----------------  ---
Peter Dermutz  Executive Vice President, acting Treasurer &  May 8, 2003        44
               Secretary
-------------  --------------------------------------------  ----------------  ---
Chris Perkins  Vice President Resort Sales                   December 1, 2003   47
----------------------------------------------------------------------------------

     JOHN CREEL - PRESIDENT AND CHAIRMAN OF THE BOARD: Mr. Creel was appointed as a director and President and Chief Executive Officer after the completion of our acquisition of Rapidtron Delaware on May 8, 2003. From January 27, 2000 to present, Mr. Creel has been the President, Chief Executive Officer and a director of Rapidtron Delaware. Prior to founding Rapidtron, Mr. Creel founded John Creel Advertising in March 1985, which in September 1995 was renamed Equus Marketing & Design. Mr. Creel continues to run Equus as a full-service advertising and marketing agency, which also provides product and transportation design services. His accounts have included some of the largest manufacturers in technology, sports and lifestyle products, including Northern Telecom, Bell Northern Research, Bell Canada, Salomon, Cleveland Golf, Vuarnet, Marker, Life Fitness, Nautilus, Smith Optics, Helly-Hansen, Head/Tyrolia Sports and Ski Data.

     In December 1972, he established and managed seven of the largest design and communications companies in North America, with over 300 employees in Montreal and Toronto, before selling his interests and returning to his native California in March 1985.

     It was through his marketing strategic sessions with Peter Dermutz and Wolfram Kocznar of Ski Data that the idea of Rapidtron and the utilization of Smart access in major North American markets, other than ski, were first conceived.

     Equus was involved from the very beginning in the Las Vegas monorail project including the founding of Promethean, responsible for all licensing, advertising, promotional and merchandising rights. Equus designed the Las Vegas monorail cars for Bombardier and developed the marketing materials for the Monorail Authority.

     STEVE MEINEKE -DIRECTOR: Mr. Meineke is currently the President and Chief Operating Officer for Raleigh America, a Seattle-based bicycle company of Raleigh, Diamondback, Avenir, and CyclePro brands. Mr. Meineke was appointed as a director on May 8, 2003, and served as our Treasurer, Secretary and General Manager after the completion of our acquisition of Rapidtron Delaware (May 2003) through March 1, 2004. From January 2002 to March 1, 2004, Mr. Meineke served as the Secretary/Treasurer and General Manager of Rapidtron Delaware. From July 1996 to December 2001, Mr. Meineke was the CEO of Mission Hockey. As CEO of Mission Hockey, he spearheaded the growth of a privately held start-up hockey equipment company to a global business. Prior to Mission Hockey, he also served as President of Specialized Bicycles and Nordica USA.

     At  Nordica,  Mr.  Meineke  worked  with  the managing director of Benetton
Sportsystem in leading brand and product diversification for a Vermont ski company. He led strategy and facilitated introduction that concluded with a 50% acquisition of another major company and leading brand.

     Mr. Meineke also served as Vice President, Sales and Marketing for Vuarnet-France and North American Marketing Manager and Sales Representative for Salomon North America.

     PETER  DERMUTZ  - EXECUTIVE VICE PRESIDENT, ACTING SECRETARY AND TREASURER:
Mr. Dermutz was appointed Executive Vice President after the completion of our acquisition of Rapidtron Delaware on May 8, 2003, and since March 1, 2004, has served as our acting Secretary and Treasurer during our search to replace Steve Meineke. From May 1999 to present, Mr. Dermutz has been an Executive Vice President of Rapidtron Delaware and a director. From December 1998 to May 1999, Mr. Dermutz was employed by Systems AG, where he organized its North American division. From June 1996 to December 1998, Mr. Dermutz was employed to run the Fairs and Events Division of Ski Data Austria.

     Mr. Dermutz is a 15-year, senior marketing and technical consultant in the access control industry. After graduating from business school in Austria, he joined Ski Data Austria as junior account executive in 1983. He swiftly rose to the top, serving as Vice President, Software Applications Systems before moving to the United States to open Ski Data's subsidiary in Los Angeles. He was responsible for opening six major North American ski resorts with Ski Data's technology, totaling some 2.5 million skier visits.

     CHRIS PERKINS - VICE PRESIDENT RESORT SALES: Chris Perkins has experience in the ski resort industry. Prior to joining Rapidtron on December 1, 2003, Mr. Perkins worked for fourteen years with Bombardier and was responsible for developing and implementing effective strategies and tactics in his region, including sales, marketing and customer support activities. Bombardier is the number-one provider of snow-grooming equipment in North America. Mr. Perkins served as Regional Manager of Bombardier's snow-grooming division, responsible for California, Oregon and Nevada. Under his management, Bombardier achieved a 68% market share in his region with sales of $7,000,000 to $10,000,000 annually over the past 9 years. Mr. Perkins has more than twenty-five years of hands-on experience in management, sales, operations, marketing and customer service in the resort industry.

     Mr. Perkins' experience also includes managing the aerial tramway and maintenance personnel at Squaw Valley Ski Corporation at Olympic Valley, California as well as providing turnkey ski lift installations for Lift Engineering Co. Mr. Perkins also worked as slope grooming manager for North
Star,  Alpine  Meadows,  Sugar  Bowl  and  Snow  Basin.

     None of our executive officers or key employees are related by blood, marriage or adoption to any other director or executive officer.

BOARD COMMITTEES

     Audit Committee. Because our board of directors consists of two non-independent directors, the whole board currently serves in the capacity of Audit Committee. The Audit Committee will be responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance, independence, and compensation of our auditors, systems and disclosure controls established to comply with regulatory requirements and our annual financial statements before they are reviewed and approved by the board. Such reviews will be carried out with the assistance of our auditors and our senior financial management. None of our directors qualifies as an audit committee financial expert. To date, we have not been able to secure an audit committee financial expert to serve as a director. We believe this is a result of the lack of directors and officers insurance, and we are seeking to acquire such insurance at the most affordable rate.

BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 2003, our board of directors met three times including participants by telephone, and approved actions by written consent five times.

     To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

BOARD COMPENSATION

     No  director  receives  any  compensation  for  his services as a director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal year ended December 31, 2003, and the compensation earned by each of the named executive officers for each of the fiscal years ended December 31, 2001, 2002 and 2003. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

-------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                      ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
-------------------------------------------------------------------------------------------------------------------------
                                                                               AWARDS
-------------------------------------------------------------------------------------------------------------------------
Name &                     Year    Salary    Bonus       Other        Restricted     Securities     LTIP         All
Principal                            ($)      ($)        Annual         Stock        Underlying    Payouts      Other
Position                                              Compensation      Awards     Options/SAR's            Compensation
                                                          ($)            ($)            (#)                      ($)
-------------------------------------------------------------------------------------------------------------------------
John Creel,(1)             2003
President                     *   $ 120,000                          $          -         450,000
                           ----------------------------------------------------------------------------------------------
                           2002   $       0
                           ----------------------------------------------------------------------------------------------
                           2001   $       0
-------------------------------------------------------------------------------------------------------------------------
Steve Meineke,(2)          2003
Treasurer, Principal          *   $  90,000                 100,000  $          -         450,000
                           ----------------------------------------------------------------------------------------------
Accounting Officer,
General Manager, and
Secretary                  2002                      $       75,000
-------------------------------------------------------------------------------------------------------------------------
Peter Dermutz,(3)          2003
Executive Vice President      *   $ 150,000                          $          -
                           ----------------------------------------------------------------------------------------------
                            2002  $ 144,000
                           ----------------------------------------------------------------------------------------------
                            2001  $       0
-------------------------------------------------------------------------------------------------------------------------

* Based on compensation under the terms of the employment contract for such executive officer.

(1) Data for the years ended December 31, 2001 and 2002 reflects compensation paid by Rapidtron Delaware. During the year ended December 31, 2003, John Creel earned a salary of $120,000; we paid to John Creel $55,000 of the salary in cash and the remaining salary of $65,000 in the form of restricted common stock at a price of $1.00 per share (such stock is valued at $105,300 at December 31, 2003 based on the trading price at that date of $1.62 per share). During the years ended December 31, 2001 and 2002, Mr. Creel did not earn or accrue any compensation. In 2003, we granted 450,000 options to purchase restricted common stock for $1.00 per share, with 225,000 of such options vesting on January 1, 2004, and the remaining
     225,000  of  such  options  vesting  on  January  1,  2005.

(2) As of March 1, 2004, Steve Meineke no longer serves as an officer of our company. He continues to serve as a director of our company pursuant to a new agreement. Data for the year ended December 31, 2002 reflects compensation paid by Rapidtron Delaware. For the year ended December 31, 2003, Steve Meineke earned a salary of $90,000; we paid Steve Meineke $51,041 in cash and the remaining salary of $38,959 was accrued and remains unpaid. During the years ended December 31, 2003 and 2002, Mr. Meineke earned $100,000 and $75,000, respectively, for services provided through his consulting company, Meineke Consulting LLC, under a consulting agreement; such amounts are included as other annul compensation above. Approximately $7,000 of such consulting fees are accrued at December 31, 2003. During the year ended December 31, 2003, the Company issued 30,603 shares of common stock at $1.00 per share (such stock is valued at $49,577 at December 31, 2003 based on the trading price at that date of $1.62 per share) to pay a portion of the consulting fees due to Mr. Meineke. During the years ended December 31, 2001 and 2002, Mr. Meineke did not earn or accrue any compensation. In 2003, we issued 450,000 options to purchase restricted common stock for $1.00 per share, with 225,000 of such options vesting on January 1, 2004, and the remaining 225,000 of such options vesting on January 1, 2005.


                                                                              22

(3) Data for the years ended December 31, 2001 and 2002 reflects compensation paid by Rapidtron Delaware. For the year ended December 31, 2003, Peter Dermutz earned a salary of $150,000; we paid to Peter Dermutz $99,238 in cash and $38,500 in the form of restricted common stock at a price of $1.00 per share (such stock is valued at $62,370 at December 31, 2003 based on the trading price at that date of $1.62 per share); and the remaining salary of $12,262 was accrued and remains unpaid. For the year ended December 31, 2002, Peter Dermutz earned a salary of $144,000; we paid to Peter Dermutz $131,302 in cash; and the remaining salary of $12,698 was accrued and remains unpaid. For the year ended December 31, 2001, Peter
     Dermutz  did  not  earn  a  salary.

     As of December 1, 2003, we hired Chris Perkins as our Vice President Resort Sales under the terms of an employment agreement. Under the terms of the employment agreement, we agreed to pay Mr. Perkins an annual salary of $115,000 and to grant him options to acquire 10,000 shares of our restricted common stock at a price equal to $1.25 per share. Mr. Perkins has an opportunity to earn additional options to purchase up to 90,000 shares of common stock at the same exercise price, based upon net sales generated from his work. We paid Mr. Perkins $9,583 in December 2003 under the contract.

DIRECTOR AND OFFICER STOCK OPTION/STOCK APPRECIATION RIGHTS ("SARS") GRANTS

     We did not grant any stock options or stock appreciation rights to our named executive officers during the years ended December 31, 2001 and 2002. We adopted a 2003 Stock Plan (referred to as our "plan") during the year ended December 31, 2003. Our plan permits us to issue up to 12 million shares of common stock to employees and consultants, in the form of options or stock awards. The plan was approved at our annual stockholder meeting on May 6, 2004. Our officers, directors, employees and consultants are expected to participate in the plan.

     The following table sets forth the stock options granted to our named executive officers and directors during the year ended December 31, 2003. No stock appreciation rights were awarded.

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
NAME             NUMBER OF      PERCENT OF TOTAL      EXERCISE OR            EXPIRATION DATE
                SECURITIES        OPTIONS/SARS         BASE PRICE
                UNDERLYING         GRANTED TO            ($/SH)
               OPTIONS/SARS   EMPLOYEES IN FISCAL
                GRANTED (#)           YEAR
-------------  -------------  --------------------  ----------------  -----------------------------
John Creel           225,000                   25%  $ 1.00 per share  Five (5) years from the date
                                                                      the Employment Agreement
                                                                      is terminated
-------------  -------------  --------------------  ----------------  -----------------------------
John Creel           225,000                   25%  $ 1.00 per share  Five (5) years from the date
                                                                      the Employment Agreement
                                                                      is terminated(1)
-------------  -------------  --------------------  ----------------  -----------------------------
Steve Meineke        225,000                   25%  $ 1.00 per share  February 28, 2009
-------------  -------------  --------------------  ----------------  -----------------------------
Steve Meineke        225,000                   25%  $ 1.00 per share  February 28, 2009(1)
---------------------------------------------------------------------------------------------------

(1)  225,000  options  do  not  vest  until  January  1,  2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR- AND FISCAL YEAR-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------
Name              Shares acquired on   Value realized ($)  Number of securities    Value of unexercised
                     exercise (#)                               underlying             in-the-money
                                                                unexercised        options/SARs at FY-
                                                            options/SARs at FY-          end ($)
                                                                  end (#)              Exercisable/
                                                               Exercisable/          Unexercisable(1)
                                                               Unexercisable
----------------  -------------------  ------------------  ---------------------  ----------------------
John Creel(2)              0                   0                   -/450,000               -/$279,000
----------------  -------------------  ------------------  ---------------------  ----------------------
Steve Meineke(2)           0                   0                   -/450,000               -/$279,000
--------------------------------------------------------------------------------------------------------

(1) Based upon a value of $1.62 per share as of December 31, 2003, less the exercise price of $1.00 per share.

(2) Options to acquire 225,000 restricted shares of common stock became exercisable on January 1, 2004.

LONG TERM INCENTIVE PLAN AWARDS

     No long-term incentive plan awards have been made by the Company to date.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     We do not provide retirement benefits for the directors or officers.

COMPENSATION OF DIRECTORS

     None of our directors received compensation for their service as directors during the fiscal year ended December 31, 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Rapidtron Delaware has employment agreements with John Creel and Peter Dermutz. Upon the effectiveness of the merger, these employment agreements were assumed by us on the same terms and conditions with us being the employer.

     John Creel, President and Chairman. On January 1, 2003, as amended on April
     ----------------------------------
11, 2003, Rapidtron Delaware entered into an employment agreement with John Creel for a term commencing January 1, 2003, and expiring December 31, 2004. The agreement provides for the payment of a base salary of $120,000 per year.

     The agreement provides for the following additional compensation:

     - If Rapidtron Delaware is "profitable" (as defined below) at the end of the calendar year 2004, Mr. Creel will receive a bonus in the amount of $55,000. As used in the agreement, "profitable" shall mean Rapidtron Delaware's EBITDA (Earnings before interest, taxes, depreciation and amortization) for the fiscal year of at least $500,000;

     - Mr. Creel will be entitled to earn incentive compensation during the term of the agreement, in an amount based on a unanimous consent of our board of directors and in accordance with an approved bonus plan. No bonus plan has been approved to date;

     - Creel was granted stock options for 450,000 shares of our restricted common stock with an exercise price of $1.00 per share, one-half vesting on January 1, 2004, and one-half vesting on January 1, 2005; provided, however, such options shall vest immediately upon a "change in control" if, as a result of such change in control, Mr. Creel is removed without cause from his position as officer or director;

     - Under his employment agreement, Mr. Creel shall also be eligible to receive additional stock options subject to the plan to be vested over a three (3) year period beginning on the effective date of the agreement and to expire not less than five (5) years after termination of the employment agreement; and

     - Mr. Creel shall be reimbursed for all business-related expenses and costs actually incurred in the performance of his duties under the agreement.

     Other  material  terms  of  Mr.  Creel's  agreement  are:

     - If Mr. Creel is terminated due to a permanent disability, Rapidtron Delaware shall continue to pay him (a) his base salary for 12 months following the date of termination, (b) insurance benefits set forth in the agreement for 12 months following the date of termination, and (c) a prorated incentive bonus through the date of termination;

     - Either party may terminate the agreement immediately with or without cause;

     - Should Mr. Creel resign with cause, or if he is terminated without cause,

          * Rapidtron Delaware shall immediately pay to Mr. Creel all accrued and unpaid compensation as of the date of such termination;

          * Rapidtron Delaware shall continue to pay the base salary through the period 12 months following the date of termination; and

          * at the time of termination, Rapidtron Delaware shall pay the incentive bonus for the calendar year of termination as if Mr. Creel had continued to perform for the remainder of said calendar year at the average rate of increase in profits over the prior term of the agreement.

     The agreement contains covenants by Mr. Creel not to compete with Rapidtron Delaware or us during the term of the agreement and for a one-year period following the termination or expiration of the agreement. The non-compete clause may be unenforceable under California law in most circumstances, see page 9 above.

     Prior to our reverse merger with Rapidtron Delaware, Mr. Creel was an officer and director of Rapidtron Delaware. During the years ended December 31, 2001 and 2002, Mr. Creel did not earn or accrue any compensation. In addition, Rapidtron Delaware granted Mr. Creel the right to acquire stock options during the years ended December 31, 2001 and 2002 to acquire shares of common stock, respectively, which right was cancelled in 2003 under the terms of our reverse merger with Rapidtron Delaware.

     Steve Meineke, Director and our former Secretary/Treasurer, and General
     -----------------------------------------------------------------------
Manager. On January 1, 2003, as amended on April 11, 2003, Rapidtron Delaware
-------
entered into an employment agreement with Steve Meineke for a term commencing January 1, 2003 and expiring December 31, 2004. The agreement provided for the payment of a base salary of $90,000 per year. Effective as of March 1, 2004, we agreed with Steve Meineke to terminate Mr. Meineke's service as General Manager, Secretary and Treasurer and to continue Mr. Meineke's service as a director, pursuant to a Director Service and Indemnification Agreement, dated as of March 1, 2004. The agreement provides that Mr. Meineke may retain his unvested options to purchase 225,000 shares of common stock with an exercise price of $1.00 per share, which options shall vest on January 1, 2005, provided Mr. Meineke continues to serve as our director through January 1, 2005. In addition, we have agreed to reimburse Mr. Meineke for reasonable expenses incurred in connection with his service as director, and we have agreed to indemnify and defend Mr. Meineke against claims arising as a result of his services as director.

     Prior to our reverse merger with Rapidtron Delaware, Mr. Meineke provided services to Rapidtron Delaware through his consulting company, Meineke Consulting LLC, under a consulting agreement. Steve Meineke is the manager and a member of Meineke Consulting, LLC. Pursuant to the consulting agreement, we owed Meineke Consulting, LLC cash compensation of $75,000, of which approximately
$7,000  was  accrued  and  remains
payable. As part of the termination agreement, we agreed to pay Mr. Meineke the accrued compensation from the first available cash used by us to pay accrued salaries earned in the calendar year 2002.

     We were also obligated to issue to Meineke Consulting, LLC, ten percent of the outstanding common stock of Rapidtron Delaware as of January 1, 2002, but upon entering into the employment agreement with Steve Meineke in contemplation of the reverse merger, this obligation was terminated in favor of the equity bonus compensation available in the employment agreement.

     Peter Dermutz, General Manager. On January 1, 2003, as amended on April 11,
     ------------------------------
2003, Rapidtron Delaware entered into an employment agreement with Peter Dermutz for a term commencing January 1, 2003, and expiring December 31, 2004. The agreement provides for the payment of a base salary of $150,000 per year.

     The  agreement  provides  for  the  following  additional  compensation:

     - Mr. Dermutz will be entitled to earn incentive compensation during the term of the agreement, in an amount based on a unanimous consent of our board of directors and in accordance with an approved bonus plan. No bonus plan has been approved to date;

     - Mr. Dermutz shall be entitled to participate in all retirement plans, profit sharing, stock option plans, stock appreciation rights, and other such employee benefits, provided by Rapidtron Delaware or us, to employees similarly situated;

     - Under his employment agreement, Mr. Dermutz shall be eligible to receive stock options for shares of our restricted common stock based upon the plan to be vested over a three (3) year period beginning on the effective date of the agreement and to expire not less than five
          (5)  years  after  termination  of  the  agreement;  and

     - Mr. Dermutz shall be reimbursed for all business-related expenses and costs actually incurred in the performance of his duties under the plan.

     Other  material  terms  of  Mr.  Dermutz's  agreement  are:

     - If Mr. Dermutz is terminated due to a permanent disability, Rapidtron Delaware shall continue to pay him (a) his base salary for 12 months following the date of termination, (b) insurance benefits set forth in the agreement for 12 months following the date of termination, and (c) a prorated incentive bonus through the date of termination;

     - Either party may terminate the agreement immediately with or without cause;

     - Should Mr. Dermutz resign with cause, or if Rapidtron Delaware terminates Mr. Dermutz without cause,

          * Rapidtron Delaware shall immediately pay to Dermutz all accrued and unpaid compensation as of the date of such termination;

          * Rapidtron Delaware shall continue to pay the base salary through the period 12 months following the date of termination; and

          * at the time of termination, Rapidtron Delaware shall pay the incentive bonus for the calendar year of termination as if Mr. Dermutz had continued to perform for the remainder of said calendar year at the average rate of increase in profits over the prior term of the agreement.

     The agreement contains covenants by Mr. Dermutz not to compete with Rapidtron Delaware during the term of the agreement and for a one-year period following the termination or expiration of the agreement.

     Chris Perkins, Vice President Resort Sales. On December 1, 2003, we entered
     ------------------------------------------
into an employment agreement with Chris Perkins for a term commencing December 1, 2003, and expiring November 30, 2006. The agreement provides for the payment of a base salary of $115,000 per year.

     The agreement provides for the following additional compensation:

     - Mr. Perkins will be entitled to earn an incentive cash bonus (up to $100,000) of 2% of net sales to the resort industry during the first year of the agreement and, thereafter, in an amount based on a unanimous consent of our board of directors and in accordance with an approved bonus plan;

     - Mr. Perkins shall be entitled to participate in all retirement plans, profit sharing, stock option plans, stock appreciation rights, and other such employee benefits, provided by Rapidtron Delaware or us, to employees similarly situated;

     - Upon execution of the agreement, we agreed to grant Mr. Perkins stock options for 10,000 shares of our restricted common stock under our stock option plan, vesting immediately upon grant with an exercise price equal to $1.25 per share, and expiring five (5) years after termination of the agreement; thereafter, Perkins shall be entitled to receive stock options under our stock option plan; and

     - Perkins shall be reimbursed for all business-related expenses and costs actually incurred in the performance of his duties under the agreement.

     Other material terms of Mr. Perkins's agreement are:

     - If Mr. Perkins is terminated due to a permanent disability, Rapidtron Delaware shall continue to pay him a prorated incentive bonus through the date of termination;

     - Either party may terminate the agreement immediately with or without cause;

     - Should Mr. Perkins resign with cause, or if Rapidtron Delaware terminates Mr. Perkins without cause,

          * Rapidtron Delaware shall immediately pay to Mr. Perkins all accrued and unpaid compensation as of the date of such termination;

          * Rapidtron Delaware shall continue to pay the base salary through the lesser of six months following the date of termination or the end of the term of the agreement; and

          * at the time of termination, Rapidtron Delaware shall pay the incentive bonus for the calendar year of termination as if Mr. Perkins had continued to perform for the end of the earlier of six months or the end of the agreement term.

     The agreement contains covenants by Mr. Perkins not to compete with Rapidtron Delaware during the term of the agreement and for a one-year period following the termination or expiration of the agreement.

     As used in the employment agreements, the term "change of control" means the removal from the current level of management as the result of any of the following: (i) the acquisition of 50% or more of our common stock, (ii) a change in the majority of our board of directors, (iii) any reorganization, merger, or consolidation with Rapidtron Delaware or us that results in either (i) or (ii) above, (iv) sale of all or substantially all of the assets of Rapidtron
Delaware, (v) liquidation of Rapidtron Delaware, or (vi) dissolution of Rapidtron Delaware.

REPORT ON REPRICING OF OPTIONS/SARS

     We did not reprice any options or SARs outstanding during the fiscal year ended December 31, 2003.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     We currently do not have a compensation committee. Our board of directors is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries and to make decisions related to adjustments to such compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The primary objectives of our executive compensation program are to enable us to attract, motivate and retain outstanding individuals and to align their success with that of our shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. Our executive compensation program consists of a base salary, performance bonuses and stock options.

     When we acquired Rapidtron Delaware, we assumed the employment agreements of John Creel, our President and a director; Steve Meineke, our former Secretary and Treasurer and a current director; and Peter Dermutz, our Executive Vice President. Our board of directors approved the assumption of the employment agreements in connection with the acquisition.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of May 26, 2004, by:

     - each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock;

     -    our  named  executive  officers;

     -    our  directors;  and

     -    all  of  our  executive  officers  and  directors  as  a  group.

----------------------------------------------------------------------------------------------
NAME OF SHAREHOLDER                    ADDRESS              AMOUNT AND    PERCENT OF CLASS (1)
                                                             NATURE OF
                                                            BENEFICIAL
                                                             OWNERSHIP
----------------------------------------------------------------------------------------------
                                   5% or greater shareholders
----------------------------------------------------------------------------------------------
Ceres Financial Limited     Walkers Chambers               1,410,992 (2)                 6.84%
                            P.O. Box 92
                            Mill Mall
                            Road Town, Tortola
                            British Virgin Islands
--------------------------  -----------------------------  -------------  --------------------
A Mari Usque Ad Mare        Suite 4, Temple Building       1,800,000 (3)                 8.43%
Ltd.                        Prince William & Main Street
                            Charleston
                            Federation of St. Kits, Nevis
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
NAME OF SHAREHOLDER                                ADDRESS               AMOUNT AND    PERCENT OF CLASS (1)
                                                                          NATURE OF
                                                                         BENEFICIAL
                                                                          OWNERSHIP
-----------------------------------------------------------------------------------------------------------
                                Directors and Named Executive Officers
-----------------------------------------------------------------------------------------------------------
John Creel, President and               3151 Airway Avenue, Building Q  7,416,090 (4)                35.86%
Director                                Costa Mesa, CA 92626
--------------------------------------  ------------------------------  -------------  --------------------
Steve Meineke, Director                 3151 Airway Avenue, Building Q    267,603 (5)                 1.31%
                                        Costa Mesa, CA 92626
--------------------------------------  ------------------------------  -------------  --------------------
Peter Dermutz, Executive                3151 Airway Avenue, Building Q  2,143,394 (6)                10.48%
Vice President and acting               Costa Mesa, CA 92626
Treasurer & Secretary
--------------------------------------  ------------------------------  -------------  --------------------
All Officers & Directors as                                                9,815,087                 46.95%
a Group
-----------------------------------------------------------------------------------------------------------

(1) Based on 20,454,843 shares issued and outstanding as of May 26, 2004, plus, for each person, the number of shares of common stock such person has the right to acquire within the 60 days after such date.

(2) We entered into a unit purchase agreement dated November 12, 2003, as amended, under which Ceres Financial Limited acquired 500,000 units, each unit consisting of one share of common stock and one warrant exercisable to acquire one additional share. Includes 1,230,992 shares of common stock and 180,000 shares acquirable upon the exercise of warrants.

(3) We entered into a unit purchase agreement dated November 12, 2003, as amended, under which A Mari Usque Ad Mare Ltd. acquired 900,000 units, each unit consisting of one share of common stock and one warrant exercisable to acquire one additional share. Includes 900,000 shares of common stock and 900,000 shares acquirable upon the exercise of warrants.

(4) In connection with our private placement of units, Mr. Creel made certain representations and warranties to the investors related to our forecasted performance and agreed that such representations were a material inducement to the investment in the units. In connection with such forecasts, Mr. Creel agreed to enter into an Escrow and Contribution Agreement under which he agreed to place 7,019,498 common shares into escrow and to contribute his pro rata share of such escrowed shares to us in the event of a breach of such representations and warranties or the issuance of stock options in excess of certain limits. See "Certain Relationships and Related Transactions" beginning on page 30. In addition, under the terms of Mr. Creel's employment agreement, we granted Mr. Creel options to acquire 450,000 shares of common stock at a price of $1.00 per share, one-half of which were vested on January 1, 2004, and one-half vest on January 1, 2005. Includes 7,191,090 shares owned by Mr. Creel, of which 7,019,498 shares are held in escrow under the Escrow and Contribution Agreement and, 225,000 shares are acquirable upon exercise of options that are fully vested as of May 26, 2004.

(5) Under the terms of Mr. Meineke's employment agreement we agreed to grant Mr. Meineke options exercisable to acquire 450,000 shares of common stock, one-half of which vested on January 1, 2004, and one-half on January 1, 2005. Pursuant to our employment termination agreement with Mr. Meineke, he will continue to hold the remaining 225,000 unvested options provided he continues to serve as our director through the vesting date of January 1, 2005. Includes 30,603 shares owned by Mr. Meineke, 225,000 shares which are acquirable upon exercise of options that are fully vested as of May 26, 2004 and 12,000 shares acquirable upon the conversion of convertible debt.

(6) In connection with our private placement of units, Mr. Dermutz made certain representations and warranties to the investors related to our forecasted performance and agreed that such representations were a material inducement to the investment in the units. In connection with such forecasts, Mr.
     Dermutz agreed to enter into an Escrow and Contribution Agreement under which he agreed to place 2,104,894 common shares into escrow and to contribute his pro rata share of such escrowed shares to us in the event of a breach of such representations and warranties or the issuance of stock options in excess of certain limits. See Certain Relationships and "Related Transactions" beginning on page 30.

(7)  Mr.  Rethwilm  resigned  effective  December  31,  2003.

     We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except for the transactions described below, none of our directors, named executive officers or more-than-five-percent shareholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction, from January 1, 2001, to the date of this prospectus, or in any proposed transactions which has materially affected or will materially affect us.

ACQUISITION OF RAPIDTRON DELAWARE

     On May 8, 2003, we completed a reverse merger under an Agreement and Plan of Merger with Rapidtron, Delaware, in a tax-free share exchange under section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the merger, we had 20,000,000 common shares authorized and 19,993,752 shares of common stock issued and outstanding. In connection with the merger, we exchanged 9,600,000 shares of our common stock for all of the 10,052,000 issued and outstanding shares of common stock of Rapidtron Delaware on a 0.955 to 1 basis. Concurrent with the closing of the merger, 13,943,750 shares of our common stock were canceled. As a result, immediately after the merger, we had 15,650,002 shares of common stock issued and outstanding. In addition, we issued 400,000 shares of common stock to two finders associated with Rapidtron Delaware and the merger.

     The following directors, executive officers or more-than-five-percent shareholders were former shareholders of Rapidtron Delaware and received shares of our common stock in connection with our acquisition of Rapidtron Delaware as set forth below:

     ---------------------------------------------------------
     DIRECTORS AND EXECUTIVE  SHARES ISSUED IN CONNECTION WITH
     OFFICERS                         THE ACQUISITION

     -----------------------  --------------------------------
          John Creel                                 7,019,498
     -----------------------  --------------------------------
          Steve Meineke                                      0
     -----------------------  --------------------------------
          Peter Dermutz                              2,104,894
     ---------------------------------------------------------

     Immediately after the merger, the following officers and directors of Rapidtron Delaware were appointed to the same positions in our corporation:

     -    John  Creel,  Chief  Executive  Officer,  President  and  a  director,

     - Steve Meineke, General Manager, Treasurer, Secretary and a director, and

     -    Peter  Dermutz,  Executive  Vice  President.

     We assumed the employment agreements of John Creel, Steve Meineke, and Peter Dermutz in connection with the acquisition. See, "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" beginning on page 24 above for details related to these employment agreements.

     Prior to our merger with Rapidtron Delaware, Rapidtron Delaware received advances from certain employee-shareholders and related entities, and made advances to certain employee-shareholders and related entities, which were evidenced by the following promissory notes:

     - Promissory Notes payable to John Creel in the aggregate amount of $338,500, as follows:

          -    $12,500  on  October  1,  2000,

          -    $150,000  on  April  25,  2001,(1)

          -    $150,000  on  April  25,  2002,(2)  and

          -    $26,000  on  August  2,  2001.

     - Promissory Notes payable to Steve Meineke in the aggregate amount of $165,000 as follows:

          -    $150,000  on  April  25,  2002,(2)  and

          -    $15,000  on  October  3,  2002.

     - Promissory Note from Peter Dermutz payable to Rapidtron, dated December 28, 2001, in the principal amount of $170,000, as amended on December 28, 2002.

  (1)  $150,000 owed to Equus Marketing & Design, an affiliate of John Creel.

  (2)  $150,000 owed to John Creel and Steve Meineke, jointly.

     Subsequent to our merger with Rapidtron Delaware, we received an advance from John Creel, which was evidenced by Promissory Note dated May 27, 2003, in the principal amount of $5,000.

     On December 31, 2003, payables and debt in the amount of $348,334 was converted into shares of our common stock at $1.00 per share, including 69,342 shares to John Creel ($65,000 related to accrued salaries and $4,342 related to notes); 102,250 shares to Equus Marketing & Design, Inc., 30,603 shares to Steve Meineke (related to accrued consulting fees), 38,500 shares to Peter Dermutz (related to accrued salaries) and 23,250 shares to Larry Williams (an employee of Rapidtron) for accrued salary.

     Steve Meineke and John Creel are controlling shareholders of Equus Marketing and Design, Inc. (Equus). Equus has paid operating expenses on behalf of Rapidtron Delaware supporting short-term working capital requirements. Additionally, Equus has assessed Rapidtron Delaware marketing fees for services provided by Equus personnel on Rapidtron Delaware's behalf. Equus buys media, printing, trade show space and media, provides creative design, copy and production of fitness and resorts advertising, catalogs, mailers, presentation materials, press kits and web site. In addition, Rapidtron Delaware and Equus rely on shared personnel for reception, bookkeeping, purchasing, production, logistics and other administrative support. The total outstanding balance due to Equus at March 31, 2004 was $252,275; at December 31, 2003 was $237,345; and December 31, 2002, was $318,175. The total amount of operating expenses and marketing fees that Equus invoiced Rapidtron for the twelve months ended December 31, 2003, was approximately $484,000, for the twelve months ended
December 31, 2002, was $373,000, and for the twelve months ended December 31, 2001 was $189,000.

     In connection with our private placement of units on November 12, 2003, Steve Meineke, John Creel and Peter Dermutz made certain representations and warranties to the investors related to our forecasted performance and agreed that such representations were a material inducement to the investment in the units. In connection with such forecasts, Steve Meineke, John Creel and Peter Dermutz, as principal shareholders, each agreed to enter into an Escrow and Contribution Agreement under which they agreed to place their common shares into escrow and to contribute their pro rata share of such escrowed shares to us in the event of a breach of such representations and warranties or the issuance of stock options in excess of certain limits. John Creel placed 7,019,498 shares into escrow and Peter Dermutz placed 2,104,894 shares into escrow. At the time of signing the agreement, Steve Meineke did not own any shares of our common stock, and therefore he did not contribute any shares into escrow. Under the terms of the Escrow and Contribution Agreement, John Creel and Peter Dermutz agreed to contribute to us one share of common stock for (i) each $1.00 that Rapidtron's gross revenue for the 15 month period beginning October 1, 2003 and ending December 31, 2004 falls below the stockholders' gross revenue forecast of $10,880,000 for such 15 month period, and (ii) each share of common stock issued and each option (or other securities exercisable to acquire a share of common stock) granted by Rapidtron after November 12, 2003, under all compensatory or other arrangements in excess of 400,000 in the aggregate, without the prior written consent of Ceres Financial Ltd. and (iii) each share of common stock issued and each option (or other securities exercisable to acquire a share of common stock) granted by Rapidtron which fails to satisfy certain criteria, including a minimum share price of $1.25 per share and certain vesting requirements in connection with option grants, without the prior written consent of Ceres Financial Ltd. To date, all such options and shares of common stock issued have been approved by Ceres Financial Ltd.

     See, "Transactions with Selling Stockholders" beginning on page 16 above for a description of the transactions between us and Ceres Financial Ltd. and A Mari Usque Ad Mare Ltd.

     We believe that the foregoing transactions were entered into with terms as favorable as would have been entered into with unrelated third parties.

EQUITY COMPENSATION PLAN INFORMATION

     See, "Director and Officer Stock Option/Stock Appreciation Rights ("SARs") Grants" on page 23 above for a description of our recently adopted stock option plan and awards to John Creel and Steve Meineke.

                            DESCRIPTION OF SECURITIES

     Rapidtron is authorized to issue 100 million shares of common stock, $0.001 par value, and 5 million shares of preferred stock, $0.001 par value. On May 8, 2003, we increased our authorized shares of common stock from 20,000,000 to 100,000,000 by amendment to our Articles of Incorporation.

COMMON STOCK

     Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. No holder of our common stock may cumulate votes in voting for our directors.

     Subject to the rights of the holders of any our preferred stock that may be outstanding from time to time, each share of our common stock will have an equal and ratable right to receive dividends as may be declared by the our board of directors out of funds legally available for the payment of dividends, and, in the event of liquidation, dissolution or winding up of our corporation, will be entitled to share equally and ratably in the assets available for distribution to our stockholders. No holder of our common stock will have any preemptive right to subscribe for any our securities.

     Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the trading symbol "RPDT.OB."

PREFERRED STOCK

     Our directors are authorized by our Articles of Incorporation to issue, by resolution and without any action by our stockholders, up to 5,000,000 shares of preferred stock, par value $0.001, in one or more series, and our directors may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock.

     One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common


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
stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock. As of the date of this filing, the directors have not designated any such preferred shares and therefore, no preferred shares are issued or outstanding.

NEVADA LAWS

     The Nevada Business Corporation Law contains a provision governing "acquisition of controlling interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

     -    20  to  33  1/3%;

     -    33  1/3  to  50%;  or

     -    more  than  50%.

     A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

     The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which;

     - has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

     -    does business in Nevada directly or through an affiliated corporation.

     At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

     The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

     - an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

     - an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

     - representing 10 percent or more of the earning power or net income of the corporation.


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
     An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

     - the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

     - the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

     - if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

TRANSFER AGENT

     The transfer agent and registrar for the Rapidtron common stock is Pacific Stock Transfer Company.

     THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes Section 78.7502, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under Nevada law, and indemnification for such a person may be greater or different from that provided in the bylaws.

     Our employment agreements with John Creel, Peter Dermutz, and Chris Perkins and our service agreement with Steve Meineke, provide for indemnification of each such person to the fullest extent permitted by Nevada law. This includes indemnifying each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee, except for gross negligence or willful misconduct.

     To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           DESCRIPTION OF THE BUSINESS

OVERVIEW

     We are headquartered in Costa Mesa, California, and we intend to become the leading provider of Radio Frequency ("RF") smart card access control and ticketing/membership systems by providing the premier technology for operator-free entry and exit turnstiles.

     We are currently the exclusive North American distributor for Axess AG, an Austrian developer and manufacturer of software and equipment for entry and exit control utilizing bar code and Smart chip technology. The equipment consists of cards, card readers, turnstiles, radio frequency emitters and other equipment which may be identified as useful in a particular market. Axess AG manufactures some of the equipment components and assembles others manufactured by various European vendors. Axess AG has installed its RF smart card technology in approximately 2,500 smart access gates and 1,500 point-of-sale systems to transit companies and vacation resorts in Europe.


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
     We provide sales, installation, software integration and customer service for products purchased from Axess AG and sold under the Rapidtron brand name. We also provide a portion of our own marketing research and contract additional marketing research from Equus Marketing (a related party). We have sold turnstiles with readers, door, counter and handheld readers manufactured by Axess AG to the fitness, university, and winter resorts industries in North America utilizing two technologies, RF smart chip (ISO standard smart cards, key cards and ID bracelets) and bar code tickets. The RF smart cards are contactless with multilevel read/write capabilities for debit/credit, affinity/loyalty programs, access, parking, and doors. The bar code tickets are an inexpensive, read only medium for access operations.

     In Europe, Axess AG provides a complete software package as part of the system it sells. In North America the resort, fitness and university markets prefer to buy their software solutions separately and do not purchase turnkey solutions as they often customize the software for their individual enterprises. We develop the interface software and own the rights to these interfaces.

     We are currently selling the access products to fitness clubs, winter resorts and universities. We continue to work with Axess AG to research and develop new products for these industries and other markets in North America.

Principal products and services and their markets

     We distribute the access control systems manufactured by or on behalf of Axess AG. We have an exclusive distribution agreement for the North American market with Axess AG. We sell, install and service all North American installations for Axess AG. Axess AG developed and manufactured these systems based in part on our market research completed over the past six years. These systems are versatile and read either bar code or RF smart cards and other media (tags, ID bracelets, etc.). This dual capability allows a venue to issue and re-issue numerous types and durations of access privilege cards.

     Bar code tickets and cards are commonly found in grocery stores where they are read at check-out counters. Bar code tickets and cards are also common at fitness clubs where they are checked by operator-assisted manual scanning done at front desk entry, and athletic and amusement venues where tickets are manually checked, or manually scanned by staff members at entry to the arena or amusement park.

     RF smart cards, a technology that has been in existence since 1988, but primarily in Europe, incorporate an antenna and a 2K memory chip and microprocessor laminated between two plastic sheets. Our RF smart cards provide passive contactless identification technology. These cards require no electrical contacts, or visual contact. Our RF smart cards operate in harsh environmental conditions such as skiing at winter resorts in extreme temperatures. They also provide hands- free operation at the turnstile, as the long range antennas can read the cards in the pockets of the skier without being removed and placed near the reader. Our RF smart cards have read/write memory, which means the card, when read by one of our RF ID readers, can read the data on the card, debit (points or cash) and write new data in addition to the value stored on the card.

     Our RF smart card is passive, which means it is powered by the reader field, unlike an active card (transponder) with a battery. Our card and reader has a reading range of 10 to 120 centimeters. This allows the card to be utilized for hands-free operation. The range of 10 to 120 centimeters is totally dependent on the size of the antenna. Our indoor system of satellite readers provides proximity reading of smart cards at a range of up to 10 centimeters, and our resort systems with long range antennas can read cards at a range of up to 120 centimeters for hands free operation. The Rapidtron smart card utilizes a 13.56 MHZ transponder for fast communication speed. We currently utilize the ISO 15693 standard chip.

     Our automated system allows a fitness club to use its existing bar code membership cards to start and upgrade to smart cards at any time. We can incorporate smart card debit/credit technology for retail purchases for a wallet-less workout or visit. Our system offers a variety of read/write smart media (cards, key fobs, ID bracelets) for multifunctional capabilities including access, debit/credit and affinity/loyalty programs, parking and other uses. Our unique printers can issue both bar code tickets and smart cards. Our smart cards come with four color printing on the front with the client's design. Utilizing our Thermo printer, the reverse side can be printed on site with photos and copy that can be removed and reprinted when re-programming the smart cards on the printer. As a result, our Thermo read/write smart cards are 100% recyclable.

     Our technology has been in operation for five years with approximately 2,500 access and 1,500 point of sale systems in Europe and North America. The European installations were sold, installed and serviced by Axess AG.

     The products sold by Axess AG in Europe include a "turnkey" software solution that integrates the access control equipment with the home office software used by the customer to manage its consumer information. In North America, our Axess AG products include an open architecture software that allows us to customize the integration software that communicates between the access control equipment and the customer's home office. We recently acquired a COM DLL integration software developed exclusively for us by a Canadian software company, and we intend to sell this, together with the Axess AG equipment, in all of our markets. This integration software makes it easy for our customers to integrate their existing operating software with the software used in the smart card turnstile system. This will allow them to begin using the turnstiles to automatically communicate to their main computer program they used prior to purchasing our system. Because it is a COM DLL software, the customer can change parts of its operating software or update the software used in the smart card turnstile system without requiring a reconfiguration of either software.

     We have and continue to research the North American market for applications of the Axess systems and report back to Axess AG's research and development department regarding what changes in software and equipment are required to meet the needs of specific industries. We have defined the following three industries that we are currently targeting: (1) fitness, (2) winter resorts, and
(3)  universities.

     We have established a presence in the North American marketplace by providing the smart card access control systems manufactured by Axess AG to Copper Mountain in Colorado and Park City Resort in Utah, and the bar code system to the University of California, Berkeley, and several leading fitness clubs. We anticipate having additional orders from Park City, Copper Mountain, UC Berkeley, and several other winter resorts and fitness clubs in 2004.

     Axess AG has developed a prototype for us to sell in these markets. Rapidtron and Axess AG selected Beta sites to tests the new product under agreements with Rapidtron. We strive to contract with industry leaders to perform the Beta testing. Concurrently with the testing of the Beta sites, Rapidtron markets the new product to key players in the market, identified by Rapidtron during its market research phase. Rapidtron sells the products and provides customer service support for both the equipment and the software, some of which is provided through its distribution agreement with Axess AG, and some of which Rapidtron provides directly.

     We develop and provide a software interface between the entry and exit equipment and the customer's back office software. Historically, we provided the interface software through third-party vendors under contract with Rapidtron. Recently, we acquired a COM DLL software interface from a Canadian company that developed the COM DLL exclusively for Rapidtron. The COM DLL can be used for integration in the fitness industry, as described above.

     After successfully testing in the market at the Beta sites mutually agreed upon by Rapidtron and Axess AG, we launch our marketing programs at the next major trade show. Prior to the trade show, we provide information to the market through advertising, public relations programs and our web site. We develop and publish marketing materials such as brochures and manuals specific to each industry. We train sales representatives working directly with Rapidtron or through agreements with outside agencies. We educate the sales representatives about our product benefits and the estimated return on investment based upon our market research.

     We then sell the products and provide customer service support for both the equipment and the software, some of which is provided through our distribution agreement with Axess AG, and some of which Rapidtron provides directly. We also plan to sell service contracts in the future to large customers with several options including full service with parts, software support and yearly visits.


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
Distribution methods of the products or services

     All our products and services are currently sold through commissioned sales representatives. We currently have 26 commissioned sales representatives.

     We issue purchase orders to Axess AG, which delivers the equipment FOB place of shipment. We generate our orders to Axess AG based upon the orders we receive at trade shows, from mailers and from sales forecasts generated from leads obtained at trade shows. Our orders are updated monthly.

     We receive shipments from Axess AG, assemble them with addresses and make other modifications as required by each order. We then ship the products to the customer with an accompanying packing slip and invoice. We coordinate and provide installation of the equipment and software for a fee, or for large clients, we provide the integration software and training so the customer can provide their own installation service.

     As part of our distribution process, we develop plans for software (firmware) and equipment and the manufacturing of smart cards and assembly of the access control products, primarily indoor and outdoor turnstiles and bar code and smart card readers.

New product or service development

     Our product and service development strategy is to present solutions and programs that create new functionality and revenue opportunities for us and our customers. We recently developed and installed our new automatic ADA (Americans with Disabilities Act) gate and automatic, drop arm (panic) release turnstile at the University of California, Berkeley.

     We are in the process of developing a platform that may create new revenue opportunities to fitness centers and other potential industries by using our smart card with an e-purse and debit back office system. Our secure smart card technology could be programmed to act as a debit card, which allows members to use their admittance card for purchases at health clubs. We have presented our smart card platform to four large chains in the past four months, and plan to evaluate and test the concept in one or more health clubs. To be successful, we will need to demonstrate that the benefits of our smart card platform, including data management, revenue potential and member acceptance, outweigh the cost associated with switching from inexpensive bar code card legacy systems.

     Since September 11th, there has been renewed interest in biometric technology for admittance and other uses. We are currently testing both finger scanning and face recognition for use in tandem with smart cards. This could increase processing speed and the accuracy of the biometric technology, the primary barriers for commercializing this technology. Our system is designed and engineered to accommodate new advances and additions such as biometrics to help mitigate this problem and allow our clientele to constantly upgrade as required or desired. This technology could be beneficial in both the private and government sectors, and we are exploring uses in both.

Competition

     We have focused on two main niche markets in lifestyle and active sports, namely Fitness and Winter Resorts. We know of only one competitor in the winter resort market, Ski Data. As of the date of this prospectus, we believe that Ski Data has not successfully interfaced with any of the ski slope software providers in North America. We have successfully interfaced with all three providers (Comptrol, Siriusware and RTP), which resulted in the sale to Copper Mountain (Siriusware) and Park City (RTP).

     We believe we offer the broadest range of products with access readers and turnstiles offering both smart and bar code technology in the North American fitness market. We also believe that we are the only company in the fitness market that has developed a product that successfully interfaces with the six leading software management providers in the fitness industry, Aphelion, ASF, CSI, Check Free, Twin Oaks, and Computer Outfitters.


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
     The transit industry has several large access system providers, who are primarily magnetic stripe based but are now offering smart Card systems as well.

     Our partner, Axess AG, has been successful in installing its access platform in most of the large winter resorts in Europe over the past five years and has approximately 2,500 access systems and 1,500 POS (point of sale) stations in operation.

Principal supplier and sources and availability of raw materials

     We sell, install and service all North American installations for Axess AG. Axess AG boxes and ships the products according to orders placed by Rapidtron. We have an exclusive agreement with Axess AG for North America in the markets we service and the option for additional markets as the opportunities arise. Our agreement with Axess AG expires upon the last day of April following at least 12-months advance written notice. No notice to terminate has been delivered by either party to date. Axess AG has its own printing and assembly plant for four color bar code tickets and RF smart cards. Axess AG orders RF chips primarily from Texas Instruments (ISO 15963) and laminate them to a special plastic that will not delaminate at extreme temperatures for the winter resort industry. Axess AG can print four colors on both sides and have a special coating on the reverse side to accept thermo printing so that the client can erase printing while reprogramming the smart card using the Axess AG printer.

     Axess AG has the manufacturing capabilities to meet the growth projected over the next five years and has not experienced problems in sourcing raw materials in five years of production. Rapidtron has additional resources available to meet other product needs as the markets develop.

Dependence on one or a few major customers

     During the year ended December 31, 2003, approximately 54% of our sales were derived from sales to two major customers. Our strategy is to develop a mix of markets and clients that will reduce our dependence on any one major customer.

Distribution  Agreement

     Rapidtron Delaware entered into an exclusive distribution agreement dated May 6, 2000 with Axess AG. The term of the agreement is open-ended, but either party may terminate the agreement at the end of April of any year following at least 12-months advance written notice. We had the following minimum purchase obligations under the agreement, which have been met or waived:

     May 2000 - April 2001  $  500,000

     May 2001 - April 2002  $2,000,000

     May 2002 - April 2003  $3,000,000


     Under the terms of the distribution agreement, we have the exclusive right to market Axess AG access control systems in North America to the transportation, fitness club, amusement park and ski resort industries and to universities and colleges. Axess AG agreed to assist us with our marketing efforts and to provide us with technical assistance and support.

Government approval of principal product

     Axess AG supplies Rapidtron its Radio Frequency (RF) readers and long-range antennas (AX400 series). As part of our agreement and contract with Axess AG, they are responsible for passing all standards required by the Federal Communications Commission (FCC).

     The FCC regulates our RF readers and long-range antennas for health and safety issues and to prevent interference with other radio frequency uses such as airports, cell phones and traditional radios. Testing laboratories (sometimes referred to as underwriting laboratories) are accredited by the FCC to conduct tests required for FCC approval, and to grant the approval subject to FCC review. Axess AG is preparing test equipment for Rapidtron to submit to a local accredited underwriter laboratory for review and documentation including pictures. Our personnel with technical support from Axess AG will be on hand through the testing process until final approval is reached (a process of one to two days). We will receive this equipment in the next two months. The required equipment we will submit for testing is our long-range radio frequency antenna with accompanying reader. Austria and the European Union have similar regulations. Axess AG has passed all European standards with an accredited testing laboratory in Vienna. We expect to receive approval in the United States in about two to four months.

     We must also meet governmental standards applicable to general consumer and industrial products covering issues such as what temperature does a product become combustible (fire) and if the product can explode if dropped from a set minimum height. There is a common standard acceptable by all European agencies. Our complete system of turnstile, reader, power supply and antenna is also in the process of passing the underwriter laboratory's standards for fire, explosion and drop damage in Austria. This underwriter laboratory has been accredited by the U.S. government for testing, documenting and issuing approvals for regulations set by the U.S. government. When approved, our test results are forwarded to the respective governmental agency and are automatically approved unless we are notified of a problem. Canada and the U.S. have reciprocal agreements that will accept the results of the underwriter laboratory, and therefore, our products will meet the government requirements once we have met the standards set by the underwriter laboratory. At this time, we are not aware of any problems that could delay or prevent approval of our product.

     Most of the equipment we have sold to date utilizes the bar code scanner and not the RF reader, and therefore is not subject to FCC regulations. We have very few RF antennas in operation unlike Europe that is almost completely RF. If the RF products cannot pass the tests after all changes have been tried, we will have to cease and desist from selling the RF product and remove all current products in use until we can produce a new unit that can pass. Rapidtron has sold only 23 long-range RF antennas to date and will not be selling more until we receive FCC approval, which we anticipate in October 2004 based upon the current testing being completed. If we had to remove and change the current antennas, the costs to replace and re-install would be about $23,000. Axess AG would share in the cost, depending upon the problem.

     The equipment we sell has been in use for nine years in Europe without any problems arising from customers and employees passing through the entries and exits where the equipment and specifically the RF antennas are placed. As a result, we do not anticipate any problem with meeting the U.S. government standards for safety.

Research and development

     We have spent approximately $207,000 for software development and approximately $8,000 for product development since our inception in January 2000, none of which are directly or indirectly borne by any existing or future clients. We hope to be able to allocate up to 5% of our operating expenses to additional software development and interface expenses with outside software suppliers over the next twelve months.

     We continue product review and research through the year and report our findings to Axess AG for review and implementation. Rapidtron's management makes quarterly visits to Axess AG to promote efficiency and coordinate all programs of marketing, product development, pricing and manufacturing.

     Axess AG's process starts with product specification, development and testing. Our product development process also includes styling and manufacturing cost analysis. After considerable testing and analysis, we order the various components that have been successfully tested. An outside vendor under contract with Axess AG mills the turnstile and reader heads. Axess AG then assembles all components for a finished product and quality control tests every order before shipping to Rapidtron.

     The software development is an on-going process, and Rapidtron tests the software with the equipment on a regularly scheduled basis.

Employees

     We currently have 9 full-time, 2 part-time employees and 26 commissioned sales representatives. We anticipate hiring additional staff to continue development and refinement of our operations, as needed to meet customer demands. We may hire between three to five new employees, a corporate secretary, a chief financial officer, a software and hardware support technician and one to three software engineers during the next 12 months.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors and Uncertainties" and elsewhere in this prospectus.

CORPORATE HISTORY

     Rapidtron, Inc., a Nevada corporation, was formerly known as The Furnishings Club and was formed March 22, 2000, with the intent to be an online retailer of furniture and home accessories. However, as a result of the difficulty in raising additional working capital to execute the business plan, the company abandoned its plan of operation and sought to acquire another business.

     On September 30, 2002, we changed our name to Rapidtron, Inc., a Nevada corporation, in anticipation of a merger with Rapidtron, Inc., a Delaware corporation (sometimes referred to as "Rapidtron Delaware" or "Rapidtron"). We closed the acquisition of Rapidtron Delaware on May 8, 2003. Immediately prior to the acquisition, we had 20,000,000 shares authorized and 19,993,752 shares of common stock issued and outstanding. Pursuant to the acquisition, all of the 10,052,000 issued and outstanding shares of Rapidtron Delaware (including 28,000 shares for the settlement of accrued salaries) were exchanged for 9,600,000 shares of our company on a 0.955 to 1 basis. Concurrent with our acquisition of Rapidtron Delaware, 13,943,750 shares of our common stock were cancelled. As a result, immediately after the acquisition, we had 15,650,002 shares of common stock issued and outstanding.

     Immediately after the acquisition, the officers and directors of the Company resigned and management of Rapidtron Delaware took control of such positions, therefore effecting a change of control. As a result, the transaction was recorded as a "reverse merger" whereby Rapidtron Delaware was considered the accounting acquiror. However, legally Rapidtron Delaware became a wholly-owned subsidiary of the company after the acquisition. Since The Furnishings Club's continuing operations and balance sheet are insignificant, all financial data and management, discussion and analysis are those of Rapidtron Delaware, before and after the acquisition.

OVERVIEW

     We, through our wholly-owned operating company, Rapidtron Delaware, specialize in providing solutions for Automated Access. We provide access control and ticketing/membership systems to the fitness, winter resort, amusement, transit industries and universities in North America. Our system facilitates rapid operator-free customer or member entry and exit through automated turnstiles or portals and optional hands-free entry. This means our unique system provides customers and members automated access control to enter and exit facilities such as fitness clubs, university recreational centers, or access to a ski lift. For a more detailed discussion of our business products, see "Description of Business" beginning on page 34.

     Prior to September 30, 2002, we were known as The Furnishing Club and we had no substantial business or operations. On September 30, 2002, we effectuated a 1 for 1 forward split (for every 1 share currently owned, each stockholder received 1 additional share) of all of our issued and outstanding common stock as of the close of business on September 27, 2002. On October 23, 2002, we effectuated a 0.25 for 1 forward split (for every 1 share currently owned, each stockholder received 0.25 additional shares) of all of our issued and outstanding common stock as of the close of business on October 22, 2002.

     On May 8, 2003, we completed a reverse merger under an Agreement and Plan of Merger with Rapidtron, Delaware, in a tax-free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the merger, we had 20,000,000 shares authorized and 19,993,752 shares of common stock issued and outstanding. In connection with the merger, we exchanged 9,600,000 shares of our common stock for all of the 10,052,000 issued and outstanding shares of common stock of Rapidtron Delaware on a 0.955 to 1 basis. Concurrent with the closing of the merger, 13,943,750 shares of our common stock were canceled. As a result, immediately after the merger, we had 15,650,002 shares of common stock issued and outstanding. In addition we issued 400,000 shares of common stock to two finders associated with Rapidtron Delaware and the merger.

INCOME STATEMENT                       YEAR ENDED                     (UNAUDITED)
DATA                                   DECEMBER 31                THREE MONTHS ENDED
                                                                       MARCH 31
                                   2002            2003           2003          2004
Revenues                     $     1,685,266   $    945,605   $    97,499   $   481,949
   Cost of Goods Sold                771,683        801,661        58,124       346,012
Operating Expenses                 1,348,748      2,903,853       425,632     1,251,217
Other Income (Expense)               (51,271)      (143,595)       12,917       (31,122)
Net (Loss)                          (488,098)    (2,904,304)     (417,379)   (1,103,163)
(Loss) per Common share*               (0.05)         (0.19)        (0.04)        (0.06)
Weighted Average Number of
Common Shares Outstanding
                                  10,118,000     15,106,000    10,051,000    19,992,000
BALANCE SHEET DATA:                        AT DECEMBER 31               AT MARCH 31
                                        2002           2003          2003          2004
Working Capital Deficiency   $    (1,618,927)  $   (396,115)  $(1,976,093)  $  (426,192)
Total Assets                         443,312      1,055,243       386,431     1,306,789
Accumulated (Deficit)             (1,480,941)    (4,385,245)   (1,898,320)   (5,488,405)
Stockholders'  (Deficit)          (1,591,956)      (368,393)   (1,945,335)     (353,554)

*    Basic and diluted.

CRITICAL ACCOUNTING POLICIES:

     Our significant accounting policies are outlined within Note 1 to our December 31, 2003, financial statements contained elsewhere in this prospectus. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and the related disclosures of contingent assets and liabilities. We base our estimates on historical experience and on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition Policy

     We  recognize  revenues  when all of the following criteria have been met:

     -    persuasive  evidence  of  an  arrangement  exists;

     -    delivery  has  occurred;

     -    the  fee  is  fixed  or  determinable;  and

     -    collectibility  is  reasonably  assured.

     These  criteria  are  met  when  we  deliver  our products to our customer.

     In accordance with Statement of Financial Accounting Standards ('SFAS") No. 48, "Revenue Recognition when Right of Return Exists," revenue is recorded net of an estimate of markdowns, price concessions and warranty costs. Such reserve is based on management's evaluation of historical experience and current industry trends and estimated costs. Such reserve was immaterial to the operations of our company.

     We account for shipping and handling fees and costs in accordance with EITF 00-10 "Accounting for Shipping and Handling fees and costs." Such costs are immaterial to the operations of our company.

Foreign Currency Transactions

     We record all transactions with our foreign supplier, Axess AG, in accordance with SFAS No. 52, "Foreign Currency Translation." All invoices received from Axess AG are denominated in euros. When an invoice is received, we translate these amounts to US dollars at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange gain or loss results.

     Additionally, we compute a foreign exchange gain or loss at each balance sheet date on all recorded foreign transactions that have not been settled. The difference between the exchange rate that could have been used to settle the transaction at the date it occurred (the invoice date), and the exchange rate at the balance sheet date, is the unrealized gain or loss recognized in current operations.

Accounts Receivable

     We periodically review the collectability of our accounts receivable balances. Where significant doubt exists with regard to the collection of a certain receivable balance, an allowance charge to the statement of operations is recorded. Allowances for doubtful accounts are based on estimates of management. At December 31, 2003, and March 31, 2004, we had allowances for doubtful accounts of approximately $20,000.

Product Warranties

     We warrant our access systems for a period of one to two years for all hardware and one year for readers and scanners. Axess AG warrants our equipment for one year. We have seen no significant product warranty issues to date. As the types of services or replacements provided during the warranty period may vary, costs related to our warranties may exceed the amount of our reserve.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     SFAS No. 146, "Accounting for Costs Associated with Exit and Disposal Activities," was issued in June 2002 and is effective for exit and disposal activities initiated after December 31, 2002. We are complying with SFAS No. 146.

     SFAS No. 147 relates exclusively to certain financial institutions, and thus does not apply to our financial statements.

     In November 2002, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. We are complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect our consolidated financial statements.

     SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this pronouncement amends the disclosure requirements of SFAS 123 to require more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We are complying with the disclosure requirements of SFAS No. 148.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities ("SPEs"): periods ended after December 15, 2003; and
(b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. The Company has determined that it does not have any interests in any SPEs, and management is currently evaluating the other effects of FIN No. 46 (as amended) on its consolidated financial statements.

     In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on our consolidated financial statements.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-3 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

     Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

RESULTS OF OPERATIONS

THE TWELVE MONTHS ENDED DECEMBER 31, 2003 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2002.

     Revenue

     During the twelve months ending December 31, 2003, we had revenues of $945,605, a decrease of $739,661 (43%) from the $1,685,266 for the same period in fiscal year 2002.

     For the twelve-month period ended December 31, 2003, the $739,661 decrease in our sales revenue was due entirely to the lack of sales in 2003 from the transit market, specifically the Las Vegas Monorail Project, more fully described below. The Las Vegas Monorail Company has chosen to go to magnetic stripe technologies to integrate with the existing system in place with the RTP bus transit system, and will consider an upgrade to smart card systems in the future.

     Bombardier is the supplier of the monorail and fare box collection system to the Las Vegas Monorail Company (LVMC). Bombardier conducted 1 1/2 years of due diligence on our equipment and system and awarded us the contract for a smart card only Fare Collection System in December 2001. The Las Vegas Monorail Company decided to integrate with the Rapid Transit Company, the bus line in Las Vegas, which then required the fare system to utilize a magnetic stripe rather than a smart card in order to integrate their existing system. We fulfilled all the requirements of the first phase of the contract resulting in earning the revenue in 2002 of approximately $1,350,000, but with the change to magnetic stripe, Bombardier was forced to cancel the contract with Rapidtron. We still have an opportunity to provide our RF smart card in the future as an upgrade to the LVMC. The decrease in transit sales in 2003 is related to the loss of the LVM contract which was partially offset by the increase in fitness sales of approximately $600,000.

     We have chosen to focus our sales efforts on fitness clubs, winter resorts, and universities and colleges, niche markets where our system has penetrated key venues with notable installations such as two national fitness club chains, Park City Resort, Utah and Copper Mountain, Colorado, well-known four-season resorts, University of California, Berkeley and University of California, Los Angeles, two leading United States universities. We targeted these specific customers due to their leadership position in each of their industries and the potential for sizeable revenues related to their individual contracts and future contracts. We have structured our sales, marketing and service around these 3 markets - fitness clubs, universities, and winter resorts, while continuing to explore opportunities in amusement such as auto racing and sports arenas. In this regard, we increased our focus in selling to the leading fitness chains in the third and fourth quarter of 2003. We had follow-up meetings in the fourth quarter of 2003, resulting in the order for 125 installations described below, and we are scheduled to have additional meetings in 2004 with national fitness chains. Following our installation at UCLA John Wooden Center, we will increase our presence and contact to universities in presentations to a combined targeted group of approximately 350 universities. In the winter resort market, we have expanded our presence with more installations at Park City, Utah, and plan to intensify our selling effort with focused selling efforts in early 2004, trade-show attendance in the East and West United States followed by face to face selling in the first and second quarters of 2004 for the 2004/2005 season. As of December 2003, we have recruited and hired Chris Perkins as Vice President of Winter Resort Sales to intensify our selling efforts to ski resorts in North America. For the past 14 years, Chris worked as the lead sales executive for Bombardier, selling to and developing strong relationships with ski resort management in North America. We expect increased sales in each of the three targeted venues of fitness clubs, universities, and winter resorts throughout 2004. In the meantime, we continue to experience cash flow pressures more fully described in "Liquidity and Capital Resources" beginning on page 47.

     We modestly increased our revenues in the targeted venues of fitness clubs, winter resorts, and universities in the first quarter of 2004, and we expect to significantly increase our revenues in the targeted venues in the upcoming 12 months. We base these revenue growth expectations on the assumption that the successful sales, installations, and operation of our Rapidtron systems to date with industry leading customers in targeted venues will result in other customers within each venue emulating the leader in making their purchase decisions. For example, our Rapidtron system has now been operational in 50 locations with a national fitness club with 80 more scheduled over the next three months, and we expect to continue to expand in the club's other locations over the next 12 months. In the twelve months of 2003, we received approximately forty percent (40%) of our gross revenue from this single fitness club chain. We expect to continue sales to this club in 2004, and we had meetings during the first quarter of 2004 with five other leading companies in the fitness industry. As a result of these meetings, we hope to increase and diversify our gross revenue received through sales in the fitness industry. As of December 31, 2003, we have finalized and signed purchase orders with a major national fitness chain and another leading fitness chain to purchase and install a total of 125 Rapidtron systems in the first five months of 2004. In addition, one of the chains has agreed to move forward with 25 installations and a beta testing of the smart card in one of their clubs in 2004. These commitments will result in gross revenue of approximately $1.5 million for the six-month period ending June 30, 2004. Some locations require platforms, an automated rather than our standard manual Americans with Disability Act (ADA) gate and multiple readers due to the size of the club. Our equipment offerings are flexible, allowing us to handle different club needs and configurations.

     Our Rapidtron system has been operational at Copper Mountain since November 2001 and Park City, Utah since November 2002, with an expansion scheduled for the 2004/2005 season. In the twelve months of 2003, we received 14% of our gross revenue from sales to one winter resort. We expect continued sales to Park City in 2004, and we are in discussions with Copper Mountain for additional orders in the second quarter of 2004. We are in discussions with several other major winter resorts that we hope will result in increased sales in the winter resort industry. Our Rapidtron system has been operational at University of California, Berkeley since May 2002 and UCLA since October 2003. In the twelve months of 2003, we received less than ten percent (10%) of our gross revenue from sales to these universities.

     Historically, we provided the interface software through third-party vendors under contract with Rapidtron. Recently, we acquired a COM DLL software interface from a Canadian company that developed a COM DLL software interface exclusively for Rapidtron. This COM DLL can be used to integrate our systems with back-end office platforms used in the fitness industry. We expect an increase in revenue as a result of the direct sales of the integration software.

     Actual results may differ from our expectations as a result of delay in sales to the customers in the targeted venues or the lack of wide-spread market acceptance of our products in the fitness industry, despite the recent sales to a national fitness chain.

     Gross Profit

     For the twelve months ending December 31, 2003, our gross profit for the period was $143,944, compared to gross profit of $913,583 for the same period of the preceding year. This represents a decrease of $769,639 from the same period of the preceding year. The decrease in gross profit is primarily due to the result of the drop in sales resulting from the cancellation of the Las Vegas monorail project and the unfavorable foreign currency exchange rate of the euro to the dollar.

     We expect to improve our gross profit through increased sales in the targeted venues of fitness clubs, winter resorts, and universities in the targeted venues in the coming 12 months based on the same assumptions identified in our discussion of revenues above. In the first and second quarter of 2004, the majority of our sales will be generated from fitness accounts with resort sales increasing with third and fourth quarter installations at winter resorts. The unfavorable currency variance of the US dollar to the euro continues to negatively impact gross profit margins in 2003 due to our purchasing from a European supplier. We expect the unfavorable currency variance of the US dollar to the euro to continue in 2004, and to continue to negatively impact gross profit margins due to our plan to continue purchasing equipment, readers, and cards from our European supplier. Research and development and re-engineering of our equipment with Axess AG are currently underway to enhance our system. We expect these enhancements to reduce our costs and thereby improve margins. We expect to see the benefits of these enhancements in 2004.

     Actual results may differ from our expectations as a result of delay in sales revenues, and gross profit from those revenues to the customers in the targeted venues, as well as unexpected fluctuations in the value of the U.S. dollar compared to the euro.

     Operating Expenses

     For the twelve months ending December 31, 2003, our selling, general & administrative expenses totaled $2,903,853, an increase of $1,555,105, or 115%, from the $1,348,748 incurred during the same period of the preceding year. The majority of the increased expenses is related to increases in professional fees related to the reverse merger, financing, and new accounting and legal requirements related to public reporting. The professional fees increased from $371,000 in 2002 to $1,619,000 in 2003, an increase of $1,248,000. The increased professional fees are due to the following: 1) $500,000 increase in financing commissions, 2) $54,000 increase in accounting fees, 3) $184,000 increase in legal fees, 4) $233,000 increase in investor and public relations,
5) $60,000 increase in outside marketing services, and 6) $94,000 increase in other professional fees. A majority of the increased professional fees in 2003 were related to one time expenses for the reverse merger and financing activities, including our obligation to pay legal fees incurred by the selling stockholder.

     We expect operating expenses in the ordinary course of business (not taking into consideration the one time expenses related to the reverse merger and financing of approximately $1,000,000) to increase modestly over the next 12 months as a result of operating, marketing, selling, service and sales commission expenses related to increased revenues in the fitness club, winter resort, and university markets. The commissions paid to independent sales representatives are less than 1% of selling, general and administrative expenses during the year ended December 31, 2003; however, they will increase as a percentage of sales in the coming 12 months. Actual results may differ from our expectations as a result of financing needs and the market for available financing. Operating expenses will continue to precede sales to the customers in the targeted venues.

     Loss From Operations

     The loss from operations for the year ended December 31, 2003, was $2,759,909 compared to a loss from operations of $435,165 in the same period in the prior year.

     The loss from operations for the twelve months ended December 31, 2003, was primarily the result of the following (a) reduction in transit sales, (b) a delay in roll-out of fitness club sales caused by our customers' software suppliers delaying the completion and implementation of the software interface that allows our system to work effectively with the customers back office software, and (c) increase in professional fees and salary costs. Software interfaces with all major software providers in the fitness and resort industries have now been completed.

     We expect the overall loss from operations to decrease over the next 12 months as a result of increases in revenues and gross margin related to those sales. Actual results may differ from our expectations if we experience delays in sales revenues from installation as we expect to continue to incur operating expenses related to marketing to customers in the targeted venues.

     Interest Expense

     Our interest expense for the twelve-month period was $80,801. In the same period of the preceding year, our interest expense was $32,677.

     The increase in interest expense in the twelve months was primarily the result of higher debt to related parties. At December 31, 2003, we owed $324,269 on notes due to related parties, compared to $820,923 at December 31, 2002.

     Additionally, we borrowed approximately $1,780,000 during the twelve months ended December 31, 2003, and made re-payments through cash and equity instrument issuances of approximately $2,280,000 during such period. We expect interest expense to decrease over the twelve-months as a result of debt repayments and conversion of debt to equity. Actual results may differ from our expectations as a result of taking on additional debt necessary to finance operations, if we do not meet sales expectations.

     Assets and Liabilities

     At December 31, 2003, we had total assets of $1,055,243 compared to total assets of $443,312 at December 31, 2002. Cash was $84,256 as of December 31, 2003, up from the $10,835 cash balance as of December 31, 2002. For the twelve-months ended December 31, 2003, cash used in operations was $2,698,712; cash used in investing activities was $3,941; and cash provided by financing activities was $2,776,074, with net increase in cash during the current period being $73,421.

     Our net accounts receivable were $317,387 at December 31, 2003, an increase of $238,228 (300%) from the $79,159 at December 31, 2002. The increase in accounts receivable is primarily due to new customers in the fitness club industry that began doing business with us in July 2002.

     Our net inventories increased $305,766 (121%) during the twelve-months ended December 31, 2003, to $558,202, from the $252,436 at December 31, 2002. A majority of the increase in inventory is due to purchases to support shipments scheduled to fitness customers.

     Our net fixed assets totaled $15,342 at December 31, 2003, compared to $13,070 at December 31, 2002. Our purchases of fixed assets totaled $10,026 during the current period, while our depreciation totaled $7,754 resulting in a net increase in fixed assets of $2,272. The majority of fixed asset purchases were related to computer equipment purchases.

     Our total liabilities at December 31, 2003, were $1,423,636, a decrease of $611,632 (30%) from the $2,035,268 at December 31, 2002. Our accounts payable and accrued liabilities totaled $1,004,511 at December 31, 2003, a decrease of $38,100 (4%) from the $1,042,611 at December 31, 2002. There was a decrease in accounts payable of $59,137 and an increase in accrued liabilities of $21,037. Our payables decreased as a result of paying vendors for products purchased to support sales and inventory for fitness clubs from the proceeds of debt financing, and the accrued liabilities increased as a result of establishing a warranty reserve and increased customer deposits, netted against accrued salary repayments.

     Our accrued payroll totaled $96,164 at December 31, 2003, compared to $135,687 at December 31, 2002. On December 31, 2003, $126,750 of the accrued salaries was paid in kind with common stock at $1.00 per share, reducing total accrued salaries at year-end 2003 to $96,164. Our accrued interest payable, which is included in accounts payable and accrued liabilities, was $6,674 at December 31, 2003, a decrease of $3,232 from the $9,906 at December 31, 2002.

     Our notes payable and other debt totaled $331,780 at December 31, 2003, a decrease of $492,702 (60%) from the $824,482 at December 31, 2002. Our total notes payable were reduced by the conversion of several notes payable to equity at the close of the merger in May 2003. Prior to year end and as a condition to the amended Unit Purchase Agreement (see discussion below); related parties and employees were required to accept a total of 348,334 shares of restricted common stock in exchange for $348,334 of outstanding payables and debt. As a result, we issued an additional 348,334 new shares of restricted common stock on or about December 31, 2003, in satisfaction of $348,334 of payables and debt, of which 4,500 shares were issued to Ceres Financial Limited for $4,500 of accrued interest and 8,200 shares were issued to Corvus Holdings Ltd. for $8,200 of accrued interest.

     During the twelve-month period ended December 31, 2003, the Company borrowed approximately $1,780,000 from related parties. Such notes bore interest at rates ranging from 6% to 10%, were secured by substantially all assets of the Company, were convertible into the Company's restricted common stock at approximately $1.00 per share, and all principal and interest was due within one year. Management does not believe that the conversion option of these notes was considered a beneficial conversion feature at the time such option was granted.

     Immediately after the Merger (see Note 2 to our December 31, 2003 financial statements), loans approximating $1,648,000 were converted to restricted shares of our common stock at approximately $1.00 per share. During the twelve-month period ended December 31, 2003, principal payments approximating $322,000 were made on certain other loans due to related parties.

     Stockholders' Deficit

     Our stockholders' deficit was $368,393 at December 31, 2003, an improvement of $1,223,563 from the $1,591,956 deficit at December 31, 2002. The changes in stockholder's deficit were as follows:

     Balance as of December  31, 2002         ($1,591,956)
     Net  Loss                                ($2,904,304)
     Increase of Additional Paid in Capital  $  4,457,479
     Issuance of Common Stock                       9,693
     Stock Subscription Receivable               (535,305)
     Retirement of Treasury Stock                 196,000
                                             -------------
     Balance  as  of  December 31,  2003        ($368,393)

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003.

     Revenue

     Our revenue for the three months ending March 31, 2004 was $481,949, an increase of $384,450 (394%) compared to the $97,499 from the same period last year.

     For the three month period ended March 31, 2004, the $384,450 increase in our sales revenue was due primarily to the increased sales in fitness. Sales in fitness have expanded into several major national fitness chains and will continue through 2004. We are currently in the process of fulfilling orders for 125 access control systems for two national fitness chains, totaling approximately $1.7 million. We shipped approximately $400,000 of orders during the first quarter of 2004, and we expect to recognize approximately $700,000 in gross revenue from these sales in the second quarter of 2004 and approximately $600,000 in gross revenue from these sale in the third quarter of 2004.

     We have chosen to focus our sales efforts on fitness clubs, winter resorts and entertainment, and universities and colleges, niche markets where our system has penetrated key venues. We have made notable installations of our products with Bally Total Fitness, the world's largest fitness club chain, Park City Resort, Utah and Copper Mountain, Colorado, well-known four-season resorts, and University of California, Berkeley, a leading U.S. university. We targeted these specific customers due to their leadership position in each of their industries and the potential for sizeable revenues related to their individual contracts and future contracts. We have structured our sales, marketing and service around these 3 markets - fitness clubs, universities, and winter resorts. In this regard, we increased our focus in selling to the leading fitness chains in 2003 which resulted in two sales orders totaling 125 access control systems to be shipped through the first three quarters of 2004. We have additional meetings scheduled with other leading fitness chains that have shown interest in implementing our access control systems in their clubs. Following our installation at UCLA John Wooden Center, and sales presentations to more than 250 universities, we anticipate increased sales in 2004 with 8 new universities currently analyzing our systems for potential implementations in 2004. While the winter resort business is now preparing for it's 2004/2005 season, we have expanded our presence with more installations at Park City, Utah, and the hiring of Chris Perkins as our V.P. of Resort Sales. We expect increased sales in each of the three targeted venues of fitness clubs, universities, and winter resorts over the next quarter, and throughout 2004.

     We expect to increase our revenues in the targeted venues of fitness clubs, winter resorts, and universities in the second quarter of 2004, and to significantly increase our revenues in the targeted venues in the upcoming 12 months. We base these revenue growth expectations on the assumption that the successful sales, installations, and operation of our Rapidtron systems to date with industry leading customers in targeted venues will result in other customers within each venue emulating the leader in making their purchase decisions. For example, our Rapidtron system has now been operational in 80 locations with a national fitness club with 45 more scheduled over the next several months, and we expect to continue to expand in the club's other locations over the next 12 months. In the first three months of 2004, we received approximately eighty-five percent (85%) of our gross revenue from fitness clubs, with 59% of gross revenues derived from one fitness customer. We expect to continue our growth in sales to fitness clubs in 2004, and we have meetings scheduled during the second quarter of 2004 with five other leading companies in the fitness industry, who we are currently working with us for potential implementations in 2004. As a result of these meetings, we hope to increase and diversify our gross revenue received through sales in the fitness industry. As of December 31, 2003, we have finalized and signed purchase orders with a major national fitness chain and another leading fitness chain to purchase and install a total of 125 Rapidtron systems in the first nine months of 2004. We shipped approximately 24% of these purchase orders in the first quarter of 2004. These commitments will result in gross revenue of approximately $1.7 million over the first three quarters of 2004. Some locations require platforms, an automated rather than our standard manual Americans with Disability Act (ADA) gate and multiple readers due to the size of the club. Our equipment offerings are flexible, allowing us to handle different club needs and configurations.

     Actual results may differ from our expectations as a result unexpected modifications to our systems that may be requested to meet the specific needs of potential customers that cause delay in the recognition of sales, or other delays in expected sales to the customers in the targeted venues.

     Gross Profit

     For the three months ending March 31, 2004, our gross profit totaled $135,936, compared to $39,375 for the same period last year. The $96,561 increase in gross profit was primarily a result of increased sales to fitness clubs.

     We expect to modestly improve our gross profit through increased sales in the targeted venues of fitness clubs, winter resorts, and universities over the next quarter, and to significantly increase our gross profit in the targeted venues in the coming 12 months based on the same assumptions identified in our revenues. The unfavorable currency variance of the US Dollar to the Euro continues to negatively impact gross profit margins in 2004 due to our purchasing from a European supplier. We expect the unfavorable currency variance of the US Dollar to the Euro to continue in 2004 with possibly slight improvements, and to continue to negatively impact gross profit margins due to our plan to continue purchasing equipment, readers, and cards from our European supplier.

     In the second quarter of 2004, we will be publishing 10% to 15% price increases for our access control systems to our customers, which will result in improved margins in the third and fourth quarter of 2004. In addition, we are in the process of negotiating volume discounts from our equipment suppliers, which should lead to reduced costs of goods in the later part of the second quarter.

     Actual results may differ from our expectations as a result of delay in sales revenues, and in the ability to use gross profit from those revenues to meet orders from customers in the targeted venues. If we experience a delay in receiving gross revenue, we may need to finance, through short-term debt or equity financing, the acquisition and distribution of our products to meet the increase in demand, resulting in smaller margins and a decrease in gross profit.

     Operating Expenses

     During the three months ending March 31, 2004, our selling, general & administrative operating expenses totaled $1,251,217, an increase of $825,585 (194%) from the $425,632 incurred during the same period last year. Included in the $825,585 increase of operating expenses for the current quarter is approximately $550,000 related to a one-time increase in marketing costs associated with the creation, production and distribution of marketing material to potential investors, and investor relations/consulting of $50,000, pursuant to the Unit Purchase Agreement discussed in the section titled "Transactions with Selling Stockholders" beginning on page 16 above. In addition, we incurred one-time expenses of approximately $60,000 in legal and accounting fees for the filing of our SB-2 and $15,000 for our website construction. Excluding the increased costs associated with the Unit Purchase Agreement and the professional fees related to the filing of the SB-2, our selling, general & administrative expenses were up approximately $150,000 (35%) from the same period last year. The remaining increase can be primarily attributed to increased salaries related to additional hires of a Financial Manager, a Vice President of Resort Sales and his related travel expenses, a Systems Technician and sales commissions for the increased sales.

     We expect operating expenses in the ordinary course of business (not taking into consideration the one time expenses related to the Unit Purchase Agreement and the filing of the SB-2) to increase modestly over the next quarter as a result of operating, marketing and selling expenses to the fitness club, winter resort, university, and amusement markets. We expect operating expenses in the ordinary course of business to increase modestly over the next 12 months as a result of operating, marketing, selling, service and sales commission expenses related to increased revenues. The commissions paid to independent sales representatives are less than 1% of selling, general and administrative expenses during this period; however, will increase as a percentage of sales in the coming quarter, and 12 months. In addition, we will incur additional one-time expenses related to the filing of an amended registration statement on Form SB-2 related to the Unit Purchase Agreement and the cost associated with keeping the registration statement current and effective. We estimate these expenses to be $50,000 to $75,000 over the second quarter of 2004. Additionally, we will record approximately $390,000, $130,000 and $130,000 during the second, third and fourth quarters of 2004, respectively, in connection with warrants granted subsequent to March 31, 2004 for a management consulting agreement. Actual results may differ from our expectations as a result of any delay in sales revenues, and gross profit from those revenues, while operating expenses continue to increase to secure and meet the demand of our customers in the targeted venues.

     Loss From Operations

     During the three months ended March 31, 2004, we had a loss from operations of $1,115,280, compared to a loss from operations in the prior year of $386,257. Excluding approximately $675,000 for expenses related to the Unit Purchase Agreement and the professional fees related to the filing of the SB-2, the loss from operations in the current quarter was approximately $440,000. Higher personnel costs to focus on core business channels in fitness, winter resort, university, amusement and financial reporting combined with increased costs related unfavorable foreign currency exchange rates with our European supplier were the factors driving the loss from operations in the current quarter when compared to the loss in the same period in 2003.

     We expect overall loss from operations to decrease over the next quarter as a result of increased sales in fitness and resorts and the absence of some of the one-time expenses previously mentioned. We expect the overall loss from operations to decrease over the next 12 months as a result of significant increases in revenues and gross margin related to those sales. Actual results may differ from our expectations as a result of delay in sales revenues, and gross profit from those revenues, while operating expenses continue to secure those sales to the customers in the targeted venues.

     Interest Expense

     For the three months ending March 31, 2004, our interest expense was $6,491. Our interest expense was $22,354 in the same quarter last year.

     The decrease in interest expense was primarily the result of the payoff of debt to related parties over the past 12 months. At March 31, 2004, we owed $291,284 on notes due to related parties, compared to $1,239,560 at March 31, 2003.

     We expect interest expense to increase over the next quarter as we plan to implement a revolving credit facility to help finance the increased working capital needs as sales increase. Actual results may differ from our expectations as a result of taking on additional debt necessary to finance operations, due to not meeting sales expectations.

     Assets And Liabilities

     At March 31, 2004, we had total assets of $1,306,789 compared to total assets of $1,055,243 at December 31, 2003. Cash was $1,862 as of March 31, 2004, down from the $84,256 cash balance as of December 31, 2003. Cash used in operations was $983,600; cash used in investing activities was $0; and cash provided by financing activities was $901,206; with net decrease in cash during the current period being $82,394.

     Our net accounts receivable were $490,395 at March 31, 2004, an increase of $173,008 (54%) from the $317,387 at December 31, 2003. The increase in accounts receivable is primarily due to sales in the fitness club industry.

     Our net inventories decreased $46,571 (8%) over the past three months, to $511,631, from the $558,202 at December 31, 2003. A decrease in inventory is due to increased sales and the timing of receipts of incoming inventory purchases. Inventory will increase over the next 12 months to support the increased sales forecast.

     Our net fixed assets totaled $109,191 at March 31, 2004, compared to $15,342 at December 31, 2003. The increase in fixed assets is related to the purchase of COM DLL software from Pioneer Innovations for the integration/interface of our equipment with the back office accounting systems of our fitness customers. The software was purchased for $96,271. Depreciation totaled $2,422, resulting in a net increase in fixed assets of $93,849.

     Our total liabilities at March 31, 2004, were $1,660,343, an increase of $236,707 (16%) from the $1,423,636 at December 31, 2003. Our accounts payable and accrued liabilities totaled $1,163,811 at March 31, 2004, an increase of $159,300 (16%) from the $1,004,511 at December 31, 2003. There was an increase in accounts payable of $127,093 and an increase in accrued liabilities of $32,207. Our payables increased as a result of negotiating extended terms with our suppliers to support payment terms offered to our customers, and the accrued liabilities increased as a result of accruals for year-end audit fees and payroll taxes, less decreases in customer deposits and the other reserves.

     Our accrued payroll totaled $141,497 at March 31, 2004, compared to $96,164 at December 31, 2003. The increase was due primarily to senior executives only receiving partial payment of their current and prior wages, with the remaining amount being accrued. Our accrued interest payable, which is included in accrued liabilities, was $7,352 at March 31, 2004, an increase of $678 from the $6,674 at December 31, 2003.

     Our notes payable to related parties were $291,284, lease obligations $6,702 and current and long-term debt of $96,271 (related to the purchase of the COM DLL software) totaling $394,257 at March 31, 2004, an increase of $62,477 (18%) from the $331,780 at December 31, 2003. The increase is related to the debt incurred with the purchase of the software.

     Stockholders' Deficit

     Our stockholders' deficit was $353,554 at March 31, 2004, an increase of $14,839 from the $368,393 at December 31, 2003. The changes in stockholder's equity were as follows:

     Balance  as  of  December  31,  2003            ($368,393)
     Net  Loss                                     ($1,103,163)
     Increase in Additional  Paid  in  Capital  $      582,545
     Increase in Common  Stock                  $          457
     Receipt of Stock Subscription Receivable   $      535,000
                                                 --------------
     Balance  as  of  March 31,  2004                ($353,554)


LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2002, we had $443,312 in total assets, including $10,835 in cash, $79,159 in accounts receivable, $252,436 in inventories, and $73,911 in prepaid expenses and other current assets. As of December 31, 2003, we had $1,055,243 in total assets, including $84,256 in cash, $317,387 in accounts receivable, $558,202 in inventories, and $67,676 in prepaid expenses and other current assets. We consider the accounts receivable to have a high probability of collection, as a majority of the receivables are from large customers in the fitness club industry.

     Our inventories consist primarily of readers, turnstiles and equipment. We intend to use our inventory as current product models during 2004. We will acquire additional inventory for fitness club, university, and winter resort sales in 2004.

     Our fixed assets consist primarily of computers, office furniture and equipment, software, and test equipment. Due to the age and proprietary nature of most of the fixed assets, these assets probably have limited value to third parties.

     At December 31, 2003, our total liabilities were $1,423,636, including accounts payable and accrued liabilities of $1,004,511, and obligations to related parties of $411,614. Loans from related parties included $142,259 payable to John Creel and Steve Meineke, directors and executive officers of our company at December 31, 2003. Steve Meineke has since resigned as an executive officer.

     We had a working capital deficit of $396,115 at December 31, 2003. Our negative cash flow from operations resulted primarily from our losses, our increased receivables and inventory along with the pay down of payables to key vendors in order to support growth in the fitness category. Our cash flow needs were met for the December 31, 2003 quarter through sales revenues and the proceeds of convertible loans and private equity placements. During the three month period ended December 31, 2003, we sold a total of 132,200 shares of restricted common stock to two accredited investors for total consideration of $124,141. We paid total commissions of $13,367 in connection with the sale of our common stock.

     As of March 31, 2004, we had $1,306,789 in total assets, including $1,862 in cash, $490,395 in accounts receivable, $511,631 in inventories, and $181,330 in prepaid expenses and other current assets. We consider the accounts receivable to have a high probability of collection, as a majority of the receivables are to large customers in the fitness club industry. Subsequent to March 31, 2004, we have financed the purchase of $250,000 of our inventory from Axess AG and granted to Axess AG a security interest in all of our existing accounts receivable to secure the payables. We expect to satisfy this obligation from the sale of the inventory by the end of the second quarter of 2004.

     Our inventories are finished goods consisting primarily of readers, turnstiles, and equipment and are very marketable, and will continue as current product models during 2004. Our fixed assets consist primarily of computers, office furniture and equipment, software, and test equipment. Due to the age and proprietary nature of most of the fixed assets, these assets probably have limited value to third parties. We will acquire additional inventory for fitness club, university, and winter resort sales in the 2nd and 3rd quarter supporting the increased sales.

     At March 31, 2004, our total liabilities were $1,660,343, including accounts payable and accrued liabilities of $1,163,811, and amounts due to related parties (including due to related party and loans due to related parties) of $393,559. Loans to related parties include $119,759 to John Creel and Steve Meineke, directors of the Company.

     We had negative working capital of $426,192 at March 31, 2004. We had approximately $984,000 of negative cash flow from operations at March 31, 2004, which was primarily the result of our net loss of approximately $1.1 million and our inventory expenses and accounts receivable totaling approximately $560,000. Our cash flow needs were met over the last quarter through sales revenues and the proceeds of private placements. We expect our operations to continue operating at a negative cash flow through at least the second and third quarter of 2004 as we continue to invest in new business opportunities. As a result, we will continue to rely upon short-term lines of credit with our suppliers and potentially additional equity or debt financing. Thus, our success, including our ability to fund future operations, depends largely on our ability to secure additional funding. There can be no assurance we will be able to consummate debt or equity financings in a timely manner, on a basis favorable to the Company, or at all.

     We expect gross revenues averaging between $400,000 to $1,000,000 per month over the quarter ending June 30, 2004, with net margins of approximately $140,000 to $350,000 per month. Operating expenses will be approximately $175,000 per month consisting of rent, salary, marketing, services, software interface, and other, excluding the anticipated increase due to sales commissions paid for increased sales volume secured by independent sales agents, new business development. The income from operations will not be sufficient to meet the increased working capital needs created by the increased sales over the quarter ending June 30, 2004. We expect to meet these increased cash flow needs through additional third-party loans, equity investment, and/ or a revolving credit facility.

     Over the next 9 months, we project a loss from operations of approximately $700,000 (Excluding expenses related to future registration statement costs and the expense that will be recorded in 2004 related to warrants issued for consulting services.), and an increase in receivables of approximately $1,500,000. We expect to need approximately $2,000,000 from third-party loans and equity investment in order to meet the additional working capital needs.

     The allocation of cash flow in operating the business will be dictated by where those resources can optimize results through the production of sustained revenue growth. If we do not raise the necessary capital or earn sufficient revenue to cover the foregoing expenses, we will reduce variable overhead, such as marketing expenses, travel and entertainment, software development, and reduction of personnel as feasible.

     Our success, including our ability to fund future operations, depends largely on our ability to secure additional funding. We cannot assure you that we will be able to consummate debt or equity financings in a timely manner, on a basis favorable to the Company, or at all.

     Historically, we have financed our operations through cash flow from operations, debt proceeds and the sale of equity securities. It is anticipated that we may be required to sell additional equity securities and/or incur additional debt until such time as we can generate sufficient revenues from our operations to cover operating expenses. We currently have no external sources of liquidity. The allocation of cash flow in operating the business will be dictated by where those resources can optimize results through the production of sustained revenue growth. If we do not raise the necessary capital or earn sufficient revenue to cover the foregoing expenses, we will reduce variable overhead, such as marketing expenses, travel and entertainment, software development, and reduction of personnel as feasible. This may result in reducing the number of markets we are currently targeting. In the event we are unable to generate capital from loans, the sale of stock, or revenues, we will be forced to sell our assets or curtail operations until additional capital is available.

     Recent Financing Activities

     As of December 31, 2003, we sold a total of 1,472,000 Units for proceeds of $1,600,000 in cash, and $240,000 in satisfaction of debt, pursuant to a unit purchase agreement, as amended, with the selling stockholders, more fully described on pages 15 through 18 of the prospectus.

     We must use the proceeds from the sale of the Units in the following manner:

Tranche 1 for proceeds of $720,000:
----------------------------------
     -    $400,000  payable  to  Axess  AG  for  equipment  and  products;

     -    $150,000  payable  for  certain  marketing  and  publication services;

     -    $20,000  payable  to  Mark  Adair  for  accrued  compensation;

     -    $125,000  for  operating  expenses;  and

     - $25,000 for preparation of documents related to the sale of the Units and legal expenses related to the preparation of the registration statement.

Tranche 2 for proceeds of $520,000:
----------------------------------
     -    $200,000  payable  to  Axess  AG  for  equipment  and  products;

     -    $150,000  payable  for  certain  marketing  and  publication services;

     -    $20,000  payable  to  Mark  Adair  for  accrued  compensation;

     - $25,000 payable for legal expenses related to the preparation of the registration statement; and

     -    $125,000  for  operating  expenses.

Tranche 3 for proceeds of $360,000:
----------------------------------
     -    $150,000  payable  for  certain  marketing  and  publication services;

     -    $25,000  payable  to  the  Company's  legal  counsel;

     -    $50,000  for  marketing  materials  and  activities;  and

     -    $135,000  for  operating  expenses.

Tranche 4 for proceeds of $240,000.
----------------------------------
     -    The satisfaction of $240,000 of debt owed to the selling stockholders.

     In addition, we cannot use any of the proceeds to pay debt to related parties. As a condition to the foregoing proceeds, related parties and employees were required to accept a total of 348,334 shares of restricted common stock in exchange for $348,334 of outstanding payables and debt. As a result, we issued an additional 348,334 new shares of restricted common stock on or about December 31, 2003, as satisfaction of $348,334 of payables and debt, of which 4,500 shares were issued to Ceres Financial Limited for $4,500 of accrued interest on debt and 8,200 shares were issued to Corvus Holdings Ltd. for $8,200 of accrued interest on debt. The $348,334 is made up of the following: $163,353 in accrued salaries; $102,250 of debt to related party; $27,389 of accrued interest to related parties; $4,342 in partial payment of a note to a related party; and $51,000 for expenses related to professional services and finders fees.

     On or about February 27, 2004, we sold 320,000 shares of our common stock for $400,000 pursuant to the exercise of a warrant held by a selling stockholder. The proceeds were used to pay for public relations and marketing services.

     On or about April 1, 2004, we sold an additional 160,000 shares of our common stock for total proceeds of $200,000. The proceeds are being used for working capital. As part of the terms of the sale, we issued warrants to purchase up to an additional 160,000 shares of our common stock for a price of $1.46 per share.

     We have another warrant outstanding to purchase up to 600,000 shares of our common stock at a price of $1.46 per share, for total proceeds of up to $876,000. The warrant expires on March 31, 2009. We have two additional warrants outstanding to purchase 200,000 shares of common stock each, at a price of $1.46 per share, beginning July 1, 2004, and October 1, 2004, respectively, for $1.46 per share and continuing for five (5) years thereafter. We cannot make any assurances that the warrants will be exercised.

     On or about April 1, 2004, we issued to an accredited investor, three warrants to purchase a total of 1,000,000 shares of our common stock, as follows: (1) one warrant to purchase up to 600,000 shares of restricted common stock for $1.46 per share, vested immediately and exercisable beginning April 1, 2004 through March 31, 2009, (2) one warrant to purchase up to 200,000 shares of common stock at $1.46 per share, vesting and exercisable beginning on July 1, 2004, through June 30, 2009, and (3) one warrant to purchase up to 200,000 shares of common stock at $1.46 per share, vesting and exercisable beginning on October 1, 2004, through September 30, 2009. The warrants were issued in consideration of consulting services to be provided by the purchaser. The 400,000 unvested warrants will terminate if the purchaser fails to perform under the services agreement.

CONTRACTUAL OBLIGATIONS

     As of December 31, 2003, we had the following contractual obligations and commercial commitments:

-------------------------------------------------------------------------------------------------------
CONTRACTS WITH CONSULTANTS
-------------------------------------------------------------------------------------------------------
Name                          Termination Date                         Payment Terms
-------------------------  -----------------------  ---------------------------------------------------
Lee Guthrie                June 2, 2005             $ 4,000 per month
-------------------------  -----------------------  ---------------------------------------------------
Pioneering Innovation      March 31, 2004           6,000 per month in January and February, 2004,
                                                    plus $7,000 in March, 2004
-------------------------  -----------------------  ---------------------------------------------------
Pioneering Innovation Com  Dec 31, 2006             4,167 per month plus ten  shares of common stock
DLL                                                 per satellite installed, up to 40,000 shares
-------------------------  -----------------------  ---------------------------------------------------
Equus Marketing Services   Dec 31, 2004             5,000 per month, month-to-month
-------------------------  -----------------------  ---------------------------------------------------
Meineke LLC                                         $ 37,500 one time fee
-------------------------  -----------------------  ---------------------------------------------------
Mark Adair Financial       Dec 31, 2005             $ 150,000/year
Consulting
-------------------------  -----------------------  ---------------------------------------------------
Liolios group, Inc.        June 30, 2004            $ 5,000/month
-------------------------------------------------------------------------------------------------------
NOTES PAYABLE
-------------------------------------------------------------------------------------------------------
Payee                      Maturity                 Balance as of December 31, 2003, and Payment
                                                    Terms
-------------------------  -----------------------  ---------------------------------------------------
Comerica/John Creel and    Ending upon payment per  7,500 per month; balance due of $85,000 + interest
Steve Meineke              agreement
-------------------------  -----------------------  ---------------------------------------------------
Equus/Vineyard Bank        On demand                $ 150,000 + interest
-------------------------  -----------------------  ---------------------------------------------------
Larry Williams             October 31, 2004         $ 32,010 + interest
-------------------------  -----------------------  ---------------------------------------------------
Steve Meineke              On demand                $ 15,000 + interest
-------------------------  -----------------------  ---------------------------------------------------
John Creel                 On demand                $ 26,000 + interest
-------------------------  -----------------------  ---------------------------------------------------
John Creel                 On demand                $ 16,259 + interest
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
CAPITAL LEASES
-------------------------  -----------------------  ---------------------------------------------------
Lessor                     Lease Term               Payment Terms
-------------------------  -----------------------  ---------------------------------------------------
6 Computer Leases          Between 14 to 35 months  436 per month for all six leases, balance due of
                           left on leases           $ 7,511
-------------------------------------------------------------------------------------------------------

     Currently, our total contractual obligations related to long-term debt, capital leases, and certain contracts (see details of employment contracts in "Executive Compensation.") is approximately $1,251,000 arising out of obligations related to employment and consulting agreements. In addition, we have approximately $350,000 due under notes payable on demand or in the next twelve months.

     We owe our director, Steve Meineke, $6,987 for salary earned by Meineke Consulting, LLC, during the year 2002, $38,959 for salary earned by Mr. Meineke during the year 2003, and $3,750 salary earned by Mr. Meineke during 2004 through February 15, 2004. Pursuant to our employment termination agreement with Mr. Meineke, we are obligated to pay the aforementioned balances as and when any other wages earned in the respective calendar year are paid and before any unpaid wages for any subsequent year are paid.

     In addition, we owe Mr. Meineke the principal amount of $15,000, plus interest, pursuant to a convertible promissory note. The balance of the note is convertible into our common stock, at the election of holder, at a conversion rate of $1.25 per share.

     We anticipate that we will have to raise capital during the next 12 months to meet our current obligations including trade accounts payable and liabilities to related parties. We intend to raise the capital required to fund our financing needs by issuance of debt and equity. We cannot assure you that financing will be available or accessible on reasonable terms.

     On January 1, 2004, we entered into a public relations agreement with Liolios Group, Inc., pursuant to which we will pay Liolios Group $5,000 per month for six months, plus 50,000 shares of restricted common stock, in six equal monthly installments. We may terminate the agreement upon 30 days advance written notice, whereupon the obligation to issue the remaining portion of the 50,000 shares of common stock will terminate. Following June 30, 2004, the agreement will continue on a month-to-month basis until terminated by either party.

INFLATION

     We do not believe that inflation has had a significant impact on our consolidated results of operations or financial condition.

                             DESCRIPTION OF PROPERTY

     We  lease  our  principal  corporate  and  executive offices at 3151 Airway
Avenue, Building Q, Costa Mesa, CA 92626. We do not currently maintain any investments in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted on the OTC Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD). The OTC Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. The OTC Bulletin Board is not considered a "national exchange." Our common shares commenced trading on the OTC Bulletin Board in April 2001.

The high and low bid quotations of our common stock on the OTC Bulletin Board as reported by the NASD were as follows:

     PERIOD                                              HIGH          LOW
     ------                                              -----        -----
     2004
     First Quarter                                       $1.90        $1.23

     2003
     First Quarter                                        2.08         1.38
     Second Quarter                                       2.10         1.83
     Third Quarter                                        2.12         1.30
     Fourth Quarter                                       1.62         1.21

     2002                                                 0.81         0.60
     First Quarter                                        0.93         0.60
     Second Quarter                                       1.33         0.54
     Third Quarter                                        1.33         0.77
     Fourth Quarter

     2001
     Second Quarter(1)                                    0.35         0.25
     Third Quarter                                        0.40         0.40
     Fourth Quarter                                       0.39         0.32

(1)  Our shares commenced trading in April 2001.

     The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

     As of May 26, 2004, the closing bid quotation for our common stock was $0.66 per share as quoted by the NASD OTCBB.

     As of May 26, 2004, we had 20,454,843 shares of common stock issued and outstanding, held by 130 registered shareholders.

     The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, results of operations, capital requirements and the operating and financial condition of Rapidtron. The Board has never declared a dividend. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.

EQUITY COMPENSATION PLAN INFORMATION

---------------------------------------------------------------------------------------------------------------
category                                Number of securities      Weighted-average       Number of securities
                                          to be issued upon      exercise price of     remaining available for
                                             exercise of        outstanding options,    future issuance under
                                        outstanding options,    warrants and rights      equity compensation
                                         warrants and rights            (b)                plans (excluding
                                                 (a)                                   securities reflected in
                                                                                           column (a)) (c)
---------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by                 910,000                    1.00                11,090,000
security holders
---------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved              2,432,000                    1.35                       n/a
by security holder
---------------------------------------------------------------------------------------------------------------

                          TRANSFER AGENT AND REGISTRAR

     Our registrar and transfer agent for our common shares is Pacific Stock Transfer Company located at 500 East Warm Spring Road, Suite 240, Las Vegas, Nevada 89119.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders. We will receive $1,440,000 in proceeds upon exercise of the outstanding warrants, assuming the warrants are exercised on or before November 12, 2004. We intend to use the proceeds from the exercise of the warrants, if any, for working capital purposes.

                                  LEGAL MATTERS

     The law firm of Greenberg Traurig, LLP has acted as our counsel by providing an opinion on the validity of the securities.

    EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

     The financial statements of Rapidtron, Inc., our wholly-owned Delaware subsidiary, included in this prospectus have been audited by Squar, Milner, Reehl & Williamson, LLP, independent certified public accountants, for the years ended December 31, 2002 and 2003, as stated in their report appearing elsewhere herein, and are included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

     Effective on or about June 10, 2003, we terminated the services of our principal independent auditor, Beckstead & Watts, LLP, 3340 Wynn Road, Suite #C, Las Vegas, NV 89102, telephone number (702) 528-1984 (the "Former Accountant").

     No adverse opinion or disclaimer of opinion was issued during the past two years by the Former Accountant, and no opinion of the Former Accountant was qualified or modified as to uncertainty, audit scope or accounting principles.

     The change in auditors was recommended by our Board of Directors.

     During the two most recent fiscal years and the interim period preceding such dismissal, we are not aware of any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused them to make references to the subject matter of the disagreement(s) in connection with their report.

     We  are  not  aware  of  any  reportable  events  (as  defined  in Item 304
(a)(1)(iv)(B) of Regulation S-B) that have occurred during the two most recent fiscal years and the interim period preceding the dismissal of the Former Accountant.

     We engaged a new independent accountant effective on or about June 10, 2003, to audit both our financial statements and those of our subsidiary, Rapidtron, Inc., a Delaware corporation,. Our new accountant is Squar, Milner, Reehl & Williamson, LLP (the "New Accountant"), 4100 Newport Place, Suite 300, Newport Beach, California 92660, telephone number 949-222-2999, fax 949-222-2989. During the two most recent fiscal years and the interim period preceding the appointment of the New Accountant, we have not consulted the New Accountant regarding either:

     - The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that we considered an important factor in reaching a decision as to the accounting or financial reporting issue; or

     - Any matter that was either the subject of a disagreement or a reportable event (as defined in Regulation S-B, Item 304(a)(1)(iv)(B)).

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form SB-2 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

                                ________________

                                 RAPIDTRON, INC.
                         (FORMERLY THE FURNISHING CLUB)
                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002
                                      AND
                      MARCH 31, 2004 AND 2003 (UNAUDITED)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm. . . . . . . .  F-2


Consolidated Balance Sheet as of December 31, 2003 . . . . . . . . . .  F-3


Consolidated Statements of Operations for the Years Ended December 31,
    2003 and 2002. . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4


Consolidated Statements of Stockholders' Deficit for the Years Ended
    December 31, 2003 and 2002 . . . . . . . . . . . . . . . . . . . .  F-5


Consolidated Statements of Cash Flows for the Years Ended December
    31, 2003 and 2002  . . . . . . . . . . . . . . . . . . . . . . . .  F-7


Notes to Consolidated Financial Statements . . . . . . . . . . . . . .  F-9


Condensed Consolidated Balance Sheet as of March 31, 2004 (Unaudited). F-25


Condensed Consolidated Statements of Operations for the Three-Month
    Periods Ended March 31, 2004 and 2003 (Unaudited). . . . . . . . . F-26


Condensed Consolidated Statements of Cash Flows for the Three Month
    Periods Ended March 31, 2004 and 2003 (Unaudited). . . . . . . . . F-27


Notes to Condensed Consolidated Financial Statements for the Three-
    Month Periods Ended March 31, 2004 and 2003 (Unaudited). . . . . . F-28

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rapidtron, Inc. (formerly The Furnishing Club)

We have audited the accompanying consolidated balance sheet of Rapidtron, Inc. and subsidiary (the "Company") as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rapidtron, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2003, the Company has a working capital deficit of approximately $396,000, recurring losses from operations, an accumulated deficit of approximately $4,385,000 and has generated an operating cash flow deficit of approximately $2,700,000 for the year then ended. As discussed in Note 1 to the financial statements, additional capital will be necessary to fund the Company's long-term operations. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     /s/ Squar, Milner, Reehl & Williamson, LLP

     March 17, 2004

     Newport Beach, California

====================================================================================================
                                          RAPIDTRON, INC.
                                    CONSOLIDATED BALANCE SHEET
                                     AS OF DECEMBER 31, 2003

====================================================================================================


                                      ASSETS
CURRENT ASSETS
     Cash                                                                          $    84,256
     Accounts receivable, net                                                          317,387
     Inventory, net                                                                    558,202
     Prepaid expenses and other current assets                                          67,676
                                                                                   ------------
                                                                                     1,027,521

PROPERTY AND EQUIPMENT, NET                                                             15,342

DEPOSITS AND OTHER ASSETS                                                               12,380
                                                                                   ------------

                                                                                   $ 1,055,243
                                                                                   ============

                       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                                              $   807,271
     Accrued liabilities                                                               197,240
     Due to related party                                                               87,345
     Loans due to related parties                                                      324,269
     Obligations under capital leases                                                    7,511
                                                                                   ------------
                                                                                     1,423,636

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Preferred stock, par value $0.001 per share; 5,000,000 shares authorized; no
         shares issued or outstanding                                                        -
     Common stock, par value $0.001 per share; 100,000,000 shares authorized;
         19,812,851 shares issued and outstanding                                       19,813
     Additional paid-in capital                                                      4,532,344
     Stock subscription receivable                                                    (535,305)
     Accumulated deficit                                                            (4,385,245)
                                                                                   ------------
                                                                                      (368,393)
                                                                                   ------------

                                                                                   $ 1,055,243
                                                                                   ============

     The accompanying notes are an integral part of the consolidated financial statements.

================================================================================
                                 RAPIDTRON, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

================================================================================


                                                     2003          2002
                                                 ------------  ------------
NET SALES                                        $   945,605   $ 1,685,266

COST OF GOODS SOLD                                   801,661       771,683
                                                 ------------  ------------

GROSS PROFIT                                         143,944       913,583

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                       2,903,853     1,348,748
                                                 ------------  ------------

LOSS FROM OPERATIONS                              (2,759,909)     (435,165)
                                                 ------------  ------------

OTHER INCOME (EXPENSE)
Interest income                                            -         6,854
Interest expense                                     (80,801)      (32,677)
Foreign exchange loss                                (62,794)      (25,448)
                                                 ------------  ------------
                                                    (143,595)      (51,271)
                                                 ------------  ------------
LOSS BEFORE PROVISION FOR INCOME TAXES            (2,903,504)     (486,436)

PROVISION FOR INCOME TAXES                               800         1,662
                                                 ------------  ------------

NET LOSS                                         $(2,904,304)  $  (488,098)
                                                 ============  ============

BASIC AND DILUTED LOSS PER COMMON SHARE          $     (0.19)  $     (0.05)
                                                 ============  ============

BASIC AND DILUTED WEIGHTED AVERAGE
    NUMBER OF COMMON SHARES
    OUTSTANDING                                   15,106,000    10,118,000
                                                 ==========================

    The accompanying notes are an integral part of the consolidated financial statements.

=================================================================================================================================
                                                       RAPIDTRON, INC.
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                       FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

=================================================================================================================================

                                                                               ADDIT-       STOCK
                                   COMMON STOCK         TREASURY STOCK         IONAL       SUBSCR-        ACCUM-
                              ---------------------  ---------------------    PAID-IN      IPTIONS        ULATED
                                SHARES      AMOUNT    SHARES      AMOUNT      CAPITAL     RECEIVABLE     DEFICIT        TOTAL
                              -----------  --------  ---------  ----------  -----------  ------------  ------------  ------------
BALANCE -
 DECEMBER 31, 2001            10,120,000   $10,120          -   $       -   $   74,865   $         -   $  (992,843)  $  (907,858)

Shares returned to Company
  to settle note  receivable
  from stockholder at           (196,000)        -    196,000    (196,000)           -             -             -      (196,000)
  $1.00 per  share

Net loss                               -         -          -           -            -             -      (488,098)     (488,098)

BALANCE -
  DECEMBER 31, 2002            9,924,000    10,120    196,000    (196,000)      74,865             -    (1,480,941)   (1,591,956)
                              -----------  --------  ---------  ----------  -----------  ------------  ------------  ------------

Shares issued to settle
  accrued salaries at            128,000       128          -           -       63,872             -             -        64,000
  $0.50 per share

Effects of reverse merger      5,598,002     5,598          -           -       (5,598)            -             -             -

Treasury shares retired
in connection with                     -      (196)  (196,000)    196,000     (195,804)            -             -             -
  reverse merger

Debt converted to equity
  at approximately  $1.00
  per share, in connection     1,599,000     1,599          -           -    1,646,425             -             -     1,648,024
  with  reverse merger

Shares issued for services
  at $1.00, in  connection       400,000       400          -           -      399,600             -             -       400,000
  with reverse merger

Shares sold at approximately
  $1.00 per  share               245,700       246          -           -      257,568             -             -       257,814

Shares issued for services
  at $1.19 per  share             37,815        38          -           -       44,962             -             -        45,000

                   The accompanying notes are an integral part of the consolidated financial statements.


=================================================================================================================================
                                                       RAPIDTRON, INC.
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                       FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

=================================================================================================================================

Debt converted to common
  shares at $1.00  per share      60,000   $    60          -   $       -   $   59,940   $         -   $         -   $    60,000

Shares and warrants issued
at $1.25 per share in
connection with Unit           1,280,000     1,280          -           -    1,598,720      (535,305)            -     1,064,695
Purchase Agreement

Debt and payables converted
  to equity at  $1.00 per
  share, in connection           348,334       348          -           -      347,986             -             -       348,334
  with Unit  Purchase
  Agreement

Debt converted to stock and
  warrants at  $1.25 per
  share, in connection           192,000       192          -           -      239,808             -             -       240,000
  with Unit Purchase
  Agreement

Net loss                               -         -          -           -            -             -    (2,904,304)   (2,904,304)
                              -----------  --------  ---------  ----------  -----------  ------------  ------------  ------------

BALANCE -
  DECEMBER 31, 2003           19,812,851   $19,813          -   $       -   $4,532,344   $  (535,305)  $(4,385,245)  $  (368,393)
                              ===========  ========  =========  ==========  ===========  ============  ============  ============

                   The accompanying notes are an integral part of the consolidated financial statements.

===============================================================================================
                                        RAPIDTRON, INC.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

===============================================================================================


                                                                      2003         2002
                                                                  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                          $(2,904,304)  $(488,098)
Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                   7,754       6,060
         Provision for bad debts                                       15,000           -
         Common stock issued for services                             445,000           -
         Unrealized foreign exchange loss                              19,909      22,663
         Changes in operating assets and liabilities:
             Accounts receivable                                     (253,228)    (76,624)
             Inventory                                               (305,766)   (208,974)
             Prepaid expenses and other current assets                  6,235     (50,523)
             Deposits and other assets                                  1,521      (1,521)
             Accounts payable                                         (79,046)    608,641
             Accrued liabilities                                      429,043     112,209
             Due to related party                                     (80,830)   (472,599)
                                                                  ------------  ----------
NET CASH USED IN OPERATING ACTIVITIES                              (2,698,712)   (548,766)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                    (3,941)    (13,613)
                                                                  ------------  ----------
Net cash used in investing activities                                  (3,941)    (13,613)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans due to related parties                          1,777,910     603,100
Principal payment of loans due to related parties                    (322,212)    (35,542)
Principal payment of capital lease obligations                         (2,133)       (869)
Proceeds from issuance of common stock                                257,814           -
Proceeds from issuance of common stock with warrants                1,064,695           -
                                                                  ------------  ----------
Net cash provided by financing activities                           2,776,074     566,689
                                                                  ------------  ----------

NET INCREASE IN CASH                                                   73,421       4,310

CASH - beginning of period                                             10,835       6,525
                                                                  ------------  ----------

CASH - end of period                                              $    84,256   $  10,835
                                                                  ============  ==========

                                         (continued)

   The accompanying notes are an integral part of the consolidated financial statements.

===============================================================================================
                                        RAPIDTRON, INC.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

===============================================================================================


                                                                      2003        2002
                                                                  ------------  ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid during the period for:
      Income taxes                                                $       800   $   1,662
                                                                  ============  ==========
      Interest                                                    $    42,431   $   9,891
                                                                  ============  ==========
Non-cash investing and financing activities:
      Treasury stock received to settle loan to stockholder       $         -   $ 196,000
                                                                  ============  ==========
      Retirement of treasury stock                                $   196,000   $       -
                                                                  ============  ==========
      Equipment acquired via capital lease                        $     6,085   $       -
                                                                  ============  ==========
      Effects of reverse merger on common stock                   $     5,598   $       -
                                                                  ============  ==========
      Common stock issued to retire debt                          $ 1,712,352   $       -
                                                                  ============  ==========
      Common stock and warrants issued to retire debt             $   240,000   $       -
                                                                  ============  ==========


   The accompanying notes are an integral part of the consolidated financial statements.

1.   ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     BUSINESS

     Rapidtron, Inc. (formerly The Furnishing Club, the "Parent") was incorporated in the State of Nevada in March 2000. The Parent's wholly owed subsidiary, also named Rapidtron, Inc., was incorporated in the State of Delaware in January 2000. The Parent and its wholly owned subsidiary (collectively, the "Company") are headquartered in Costa Mesa, California and provides Radio Frequency ("RF") smart access control and ticketing/membership systems (the "System") to the fitness, winter resort, entertainment and university markets in North America. The System facilitates rapid operator-free entry and exit through automated turnstiles or portals and optional hands-free entry. The Company incorporates "smart card" debit/credit technology for retail purchases and promotional/loyalty programs. The System is versatile and utilizes either read-write RF smart cards or bar code paper tickets. This dual capability allows a venue to issue and re-issue numerous types and durations of access privilege cards. Its open architecture allows for an easy interface with existing back office software.

     During the year ended December 31, 2003, the Company completed a reverse merger (see Note 2). Effective May 8, 2003, the common stock of the merged entity is quoted on the Over the Counter Bulletin Board under the symbol "RPDT.OB".

     GOING CONCERN AND LIQUIDITY CONSIDERATIONS

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2003, the Company has a working capital deficit of approximately $396,000, recurring losses from operations, an accumulated deficit of approximately $4,385,000 and has generated an operating cash flow deficit of approximately $2,700,000 for the year then ended. The Company intends to fund operations through increased sales and debt and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2004.

     Thereafter, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

     In response to these problems, management has planned the following actions:

     - Management intends to raise additional funds through future private placement offerings.

     - Management expects its increased marketing efforts to result in future sales increases. There can be no assurances, however, that management's expectations of future sales will be realized.

     These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Parent and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

1.   ORGANIZATION  AND  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting years. Significant estimates made by management include, among others, provision for losses on accounts receivable, realization of inventory and long-lived assets, warranty reserves and the valuation allowance for deferred tax assets. Actual results materially could differ from those estimates.

     CONCENTRATIONS

     Financial instruments that may subject the Company to credit risk include uninsured cash-in-bank balances. At times, the Company's bank balance may exceed the amount insured by the Federal Deposit Insurance Corporation (generally $100,000 per institution).

     The Company grants credit to customers and requires collateral on a case-by-case basis. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company. An allowance for uncollectible amounts is provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Management has provided an allowance for doubtful accounts of $20,000 at December 31, 2003. Although management expects to collect amounts due, actual collections may differ from the estimated amounts.

     At December 31, 2003, four customers accounted for approximately 51% of net accounts receivable. Two customers accounted for approximately 54% of net sales during the year ended December 31, 2003, and no other customer accounted for more than 10% of net sales for the year then ended. For the year ended December 31, 2002, one customer accounted for approximately 81% of net sales.

     Effective May 1, 2000, the Company entered into an exclusive distribution agreement with Axess AG ("Axess"), an Austrian company, where the Company would sell, primarily to the North American market, access control devices developed and manufactured by Axess. The Company purchases substantially all of its inventory from Axess.

     RISKS AND UNCERTAINTIES

     The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

     INVENTORY

     Inventory is stated at the lower of cost (first-in, first-out) or estimated market and is primarily comprised of finished goods. Market is determined by comparison with recent sales or net realizable value. Such net realizable value is based on management's forecasts for sales of the Company's products or services in the ensuing years. Should the demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventory could be substantially less than amounts shown in the accompanying consolidated balance sheet.

1.   ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, generally three years. Equipment under capital lease obligations is capitalized at the lesser of its estimated fair market value or the present value of the minimum lease payments, and is depreciated over the shorter of the estimated useful life or the remaining term of the related lease. Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

     IMPAIRMENT OF LONG-LIVED ASSETS

     In July 2001, the Financial Accounting Statements Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed
Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are measured as the difference between the cost basis of an asset and its estimated fair value.

     SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to stockholders) or is classified as held for sale. Assets to be disposed are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The Company adopted SFAS No. 144 on January 1, 2002. The provisions of this statement for assets held for sale or other disposal are generally required to be applied prospectively after the adoption date to any newly initiated commitment to a plan to sell such assets by management. As a result, the Company cannot determine the potential effects that adoption of SFAS No. 144 will have on the financial statements with respect to future disposal decisions, if any. As of December 31, 2003, management has determined that no such impairment exists and therefore, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products will continue which could result in impairment of long-lived assets in the future.

     REVENUE RECOGNITION

     Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is reasonably assured. Generally, this occurs upon delivery of product to customers. Installation is an option (installations can be done by the customer with minimal support by the Company), and such revenues are provided and billed separate from product orders and are generally recorded upon completion of services.

     FOREIGN CURRENCY TRANSACTIONS

     The Company records all transactions with its foreign supplier, Axess (see above), in accordance with SFAS No. 52, "Foreign Currency Translation." All invoices received from Axess are denominated in euros. When an invoice is received, the Company translates these amounts to US dollars at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange gain or loss results. The Company recorded a realized exchange loss of approximately $43,000 and $2,000 for the years ended December 31, 2003 and 2002, respectively.

1.   ORGANIZATION  AND  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Additionally, the Company computes a foreign exchange gain or loss at each balance sheet date on all recorded foreign transactions that have not been settled. The difference between the exchange rate that could have been used to settle the transaction at the date it occurred (the invoice date), and the exchange rate at the balance sheet date, is the unrealized gain or loss recognized in current operations. The Company recorded an unrealized exchange loss of approximately $20,000 and $23,000 for the years ended December 31, 2003 and 2002, respectively.

     ADVERTISING

     The Company expenses the cost of advertising when incurred. Advertising expenses are included in selling, general and administrative expenses in the accompanying consolidated statements of operations and approximated $156,000 and $82,000 for the years ended December 31, 2003 and 2002, respectively.

     SHIPPING AND HANDLING COSTS

     Shipping and handling costs are included in cost of goods sold in the accompanying consolidated statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs." Freight costs for the years ended December 31, 2003 and 2002 were approximately $70,000 and $17,000, respectively.

     SOFTWARE DEVELOPMENT COSTS

     The Company develops software to allow its products to interface with existing back office software used by its customers. Software development costs are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs approximated $58,000 and $149,000 for the years ended December 31, 2003 and 2002, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

     INCOME TAXES

     Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

1.   ORGANIZATION  AND  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     STOCK-BASED EMPLOYEE COMPENSATION

     The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The FASB has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123" and interpreted by FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

     As of December 31, 2003, the Company has granted options to employees under one stock-based compensation plan (see Note 7). The Company accounts for such grants under the recognition and measurement principles of APB 25, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, as all options granted had an exercise price equal to or greater than the estimated market value of the underlying common stock on the date of grant. Had the Company applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation, there would have been no material change to net loss or loss per common share at December 31, 2003 and 2002.

     COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended December 31, 2003 and 2002, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the years ended December 31, 2003 and 2002.

     EARNINGS (LOSS) PER SHARE

     The Company computes loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at December 31, 2003 and 2002 as all options and warrants to acquire common stock were deemed to be anti-dilutive. Because the Company has incurred net losses and has no potentially dilutive common shares, basic and diluted loss per common share are the same. Additionally, for purposes of calculating diluted loss per common share, there were no adjustments to net loss.

     TREASURY STOCK

     The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' deficit at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

1.   ORGANIZATION  AND  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     SEGMENTS OF A BUSINESS

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," changed the way public companies report information about segments of their business in their periodic reports filed with the Securities and Exchange Commission (the "SEC"). It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying consolidated statements of operations.

     RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No. 146, "Accounting for Costs Associated with Exit and Disposal Activities," was issued in June 2002 and is effective for exit and disposal activities initiated after December 31, 2002. The Company is complying with SFAS No. 146.

     SFAS No. 147 relates exclusively to certain financial institutions, and thus does not apply to the Company.

     In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the estimated fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. The Company is complying with the disclosure requirements of FIN No. 45. The other requirements of this pronouncement did not materially affect the Company's consolidated financial statements.

     SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this pronouncement amends the disclosure requirements of SFAS No. 123 to require more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is complying with the disclosure requirements of SFAS No. 148.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities ("SPEs"): periods ended after December 15, 2003; and
(b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. The Company has determined that it does not have any interests in any SPEs, and management is currently evaluating the other effects of FIN No. 46 (as amended) on its consolidated financial statements.

     In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-3 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

     Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and capital lease obligations. The Company believes that the estimated fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing market rates and the short-term maturities of these financial instruments. It is not practical to estimate the fair value of amounts due to related party and loans due to related parties due to their related party nature.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements in order for them to conform to the current year presentation.

2.   REVERSE MERGER

     On May 8, 2003, The Furnishing Club and subsidiary ("TFC"), a publicly traded "shell" company (the previous public registrant), completed a reverse merger under an Agreement and Plan of Merger (the "Plan" or "Merger") with Rapidtron, Inc., a Delaware corporation (the "Private Company"), in a tax-free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Merger, TFC had 20,000,000 common shares authorized and 19,993,752 shares of common stock issued and outstanding. Pursuant to the Merger, all of the 10,052,000 issued and outstanding shares of common stock of the Private Company (including 128,000 shares for the settlement of accrued salaries, as discussed in Note 6) were exchanged for 9,600,000 common shares of TFC, on a 0.955 to 1 basis. Concurrent with the closing of the Merger, 13,943,750 shares of common stock of TFC were canceled, and the Private Company issued 5,598,002 shares of restricted common stock. As a result, immediately after the Merger 15,650,002 shares of common stock were issued and outstanding. As discussed in Note 6, the Company also issued 400,000 shares of restricted common stock to two finders associated with the Merger.

     Immediately after the Merger, the officers and directors of TFC resigned and the management of the Private Company took control of such positions, thereby effecting a change of control. As a result, the transaction was recorded as a "reverse merger" whereby the Private Company was considered the accounting acquirer as it retained control of TFC after the merger, however, legally the Private Company became a wholly owned subsidiary of TFC after the Merger. In connection with the Merger, TFC changed its name to Rapidtron, Inc. Since TFC's continuing operations and balance sheet are insignificant, a pro forma consolidated balance sheet at December 31, 2002 and consolidated statement of operations for the year then ended are not presented herein.

     All information herein regarding common stock, equity instruments, and related per-share amounts has been retroactively restated for the exchange ratio in the Merger.

3.   PROPERTY AND EQUIPMENT

     Property  and  Equipment  consist  of  the  following at December 31, 2003:

Furniture and fixtures                         $  5,339

Computer equipment (see Note 5)                  24,239
                                               ---------
                                                 29,578
Less accumulated depreciation                   (14,236)
                                               ---------

                                               $ 15,342
                                               =========

4.   RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTY

     Equus Marketing and Design, Inc. ("Equus") is related to the Company through commonality of ownership. The Company shares a facility and certain administrative personnel with Equus (Equus is the lessee of the property and employer of certain personnel). Additionally, as described below, Equus provides marketing services to the Company.

     On January 1, 2002, the Company entered into an administrative expenses agreement and a marketing services agreement with Equus. Such agreements expired on December 31, 2003; however, as of January 1, 2004, they have been extended on a month-to-month basis. Under the administrative expenses agreement, the Company is to reimburse Equus monthly for certain costs directly attributable to the Company plus approximately 30% to 50% of shared costs such as rent, utilities, certain employees' payroll costs, etc. Management believes that the allocated amounts are reasonable and at fair market values. For the years ended December 31, 2003 and 2002, Equus charged the Company approximately $277,000 and $171,000, respectively, for administrative expenses.

     During the year ended December 31, 2002, the marketing services agreement required a monthly marketing retainer of $10,000 to be paid to Equus. In January 2003, the retainer was reduced to $2,500 per month. Additionally, the Company is billed for certain other direct advertising and marketing costs. For the years ended December 31, 2003 and 2002, marketing and advertising expenses charged to the Company by Equus approximated $207,000 and $201,000, respectively.

     At December 31, 2003, the Company owed Equus approximately $87,000 for unpaid administrative and marketing expenses, which is included in due to related party on the accompanying consolidated balance sheet.

LOANS DUE TO RELATED PARTIES

     The Company had the following loans due to related parties at December 31, 2003:

Loans due to stockholders, unsecured, accrue interest at the prime
    rate (4.0% at December 31, 2003), due on demand.                  $ 89,269
Loan payable to stockholders, unsecured, accrues interest at the
    prime rate plus 2%, due on demand.                                  85,000
Loan payable to Equus, unsecured, accrues interest at the prime rate
    plus 1%, due on demand.                                            150,000
                                                                      --------

                                                                      $324,269
                                                                      ========

     During the year ended December 31, 2003, the Company borrowed approximately $1,778,000 from related parties, and made repayments with cash and common stock approximating $322,000 and $1,952,000, respectively. See Note 6 for more information on common stock issued to retire debt.

MANAGEMENT SERVICES AGREEMENT

     Effective January 1, 2002, the Company entered into a management services agreement with Meineke Consulting, LLC ("Meineke"). The proprietor of Meineke was the Secretary, Treasurer, General Manager and a Director of the Company during the years ended December 31, 2003 and 2002. Under such agreement Meineke is to provide general management services to the Company until December 31, 2004, unless terminated earlier. The Company is to pay Meineke an annual base fee in monthly installments. Meineke may also receive incentive bonus compensation if certain annual earnings increases are met. Fees for the years ended December 31, 2003 and 2002 approximated $100,000 and $75,000, respectively.

CONSULTING AGREEMENT

     The Company has entered into a 36-month consulting services agreement with Lee Guthrie & Associates ("LGA") to provide sales, marketing, distribution and business development strategies and assistance. Lee Guthrie, the owner of LGA, is the Company's Vice President of Fitness Sales. The agreement commenced on June 1, 2002, and may be terminated by either party with 30 days notice. Such agreement requires monthly payments of $4,000 plus annual bonuses if certain targets are met. In addition, the Company granted options to purchase 150,000 shares of the Company's restricted common stock at an exercise price of $1.00 per share (see Note 7). The Company incurred consulting fees related to this contract totaling $48,000 and $28,000 during the years ended December 31, 2003 and 2002, respectively. This agreement replaced a March 3, 2001 agreement with LGA requiring payments of $10,000 per month. Consulting fees incurred related to this 2001 agreement approximated $50,000 for the year ended December 31, 2002.

COMMITMENTS

     Future minimum payments on the Meineke and LGA consulting agreements approximate the following for the years ending December 31:

2004                       $148,000
2005                         20,000
                           --------
                           $168,000
                           ========

EMPLOYMENT AGREEMENTS

     During the year ended December 31, 2003, the Company entered into employment agreements with certain employees. Such agreements expire on December 31, 2004 and November 30, 2006 and can only be terminated prior to such date by either party for "cause", as defined. The agreements have provisions that include base salary amounts, various benefits, the granting of stock options (see Note 7), and covenants not to compete. Upon a resignation with cause by the employee or termination without cause by the Company, the Company is to immediately pay all accrued compensation, and must continue paying the base salary for 6 to 12 months following termination. Total base salaries to be paid to these employees are as follows for the years ending December 31:

2004                       $475,000
2005                        115,000
2006                        115,000
                           --------
                           $705,000
                           ========

     Other related party transactions are discussed elsewhere in these notes to the consolidated financial statements.

5.   CAPITAL LEASE OBLIGATIONS

     Included in property and equipment (see Note 3) are several computers acquired under capital leases with costs totaling $10,637 and related accumulated depreciation of $3,577 at December 31, 2003. The leases accrue interest at an imputed rate of 19.99%, require principal and interest payments approximating $400 per month, and expire on various dates through October 2006.

     Minimum lease payments under these agreements approximate the following for the years ending December 31:

2004                       $ 4,200
2005                         3,300
2006                         2,000
                           --------
                             9,500
Less imputed interest       (2,000)
                           --------

                           $ 7,500
                           ========

6.   EQUITY TRANSACTIONS

     On December 28, 2002, the Board of Directors of the Company agreed to accept 196,000 shares of the Company's common stock as payment for a promissory note receivable plus accrued interest due from an employee and stockholder of the Company. Principal plus interest approximated $196,000 at the time of settlement. The Company has recorded the related treasury shares at cost of $196,000 as a reduction to stockholders' equity in the accompanying consolidated balance sheet and consolidated statement of stockholders' deficit. In connection with the Merger (see Note 2), the Company retired all 196,000 treasury shares.

     In January 2003, the Company issued 128,000 shares of the Company's restricted common stock to an employee to settle accrued salaries payable of $64,000.

     Immediately after the Merger, the Company converted loans approximating $1,648,000 into 1,599,000 shares of the Company's restricted common stock.

     In connection with the Merger, the Company issued 400,000 shares of restricted common stock as finder's fees to certain individuals. Such shares were valued at $1.00 per share based on recent stock sales and conversions of debt to equity. The Company recorded acquisition costs totaling $400,000, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

     In July 2003, a convertible note payable holder converted $60,000 of principal into 60,000 shares of the Company's restricted common stock.

     During the year ended December 31, 2003, the Company sold 245,700 shares of its restricted common stock at approximately $1.00 per share for cash approximating $258,000.

     On August 29, 2003, the Company filed with the SEC Form S-8 to register 37,815 shares of the Company's restricted common stock pursuant to a legal services agreement with the Company's legal counsel. Under such agreement, legal counsel may convert past due amounts due from the Company into registered common stock at $1.19 per share (estimated to be the fair value of such shares on the date of the agreement). The Company issued all 37,815 shares registered under such Form S-8.

Unit Purchase Agreement

     On November 12, 2003, the Company closed the unregistered sale of common stock and warrants under a Unit Purchase Agreement, as more fully described below. The Company sold 1,472,000 "Units" at a cash purchase price of $1,600,000 plus satisfaction of existing debt totaling $240,000 in four separate tranches, as follows:

     - Tranche 1 on or about November 12, 2003, for 576,000 Units for proceeds of $720,000;

     - Tranche 2 on or about December 18, 2003, for 416,000 Units for proceeds of $520,000;

     - Tranche 3 on December 31, 2003 for 288,000 Units for proceeds of $360,000; and

     - Tranche 4 on December 31, 2003 for 192,000 Units in satisfaction of $240,000 of existing debt.

     Each "Unit" consists of one share of the Company's restricted common stock, and one warrant for the purchase of one share of common stock for a purchase price of $1.25, through the first anniversary of the date of issuance, and $1.50 up to the second anniversary of the date of issuance, upon which the warrant will expire.

     The Company is required to register the common stock issued as part of the Units, and if necessary, keep a shelf-registration statement effective for a period of 2 years following the issuance of the Units. The Company is required to pay all costs and expenses associated with the registration. Proceeds approximating $50,000 from the sale of the Units have been set aside to cover the cost of the registration. The Company anticipates that such costs will exceed $125,000, depending upon the number of comments received from the SEC and the number of supplements or amendments that the Company may be required to file. Additional costs must be paid from operating revenue or through additional investments.

     The Company is required to use the proceeds from the sale to satisfy certain outstanding payables and future expenses related to registration of securities, with $385,000 set aside for paying general operating expenses.

     In addition, the Company cannot use any of the proceeds to pay debt to related-parties. As a condition of receiving the foregoing proceeds, related parties and employees were required to accept a total of 348,334 shares of restricted common stock in exchange for $348,334 of outstanding payables and debt.

     The Company did not receive approximately $535,000 of the total proceeds under the Unit Purchase Agreement as of December 31, 2003; therefore this amount has been recorded as stock subscription receivable on the accompanying consolidated balance sheet and consolidated statements for stockholder's deficit.

     Prior to the Merger (see Note 2), Ceres Financial Limited acquired shares of the Company's restricted common stock in another private placement. On March 31, 2003, Rapidtron Delaware borrowed $150,000 from Ceres Financial Limited, evidenced by a note with interest at 12% per annum, due September 30, 2003 and payable upon demand thereafter. On December 31, 2003, Ceres Financial Limited tendered the principal balance of $150,000 for 120,000 Units under the terms of the Unit Purchase Agreement dated November 12, 2003, as amended.

     On July 17, 2003, the Company borrowed $150,000 from Corvus Holding Ltd., evidenced by a promissory note with interest at 6% per annum, due October 17, 2003 and payable upon demand thereafter. The Company agreed to convert $60,000 of debt into 60,000 shares of its restricted common stock on August 22, 2003 (as noted above). On December 31, 2003, Corvus Holding Ltd. tendered the remaining principal balance of $90,000 for 72,000 Units under the terms of the Unit Purchase Agreement dated November 12, 2003, as amended.

     In connection with the Unit Purchase Agreement, certain executives of the Company made certain representations and warranties to the investors related to the Company's forecasted performance and agreed that such representations were a material inducement to the investment in the Units. In connection with such forecasts, the executives, as principal shareholders, each entered into an Escrow and Contribution Agreement under which they agree to place their common shares into escrow and to contribute their pro rata share of such escrowed shares to the Company in the event of a breach of such representations and warranties or the issuance of stock or stock options in excess of certain limits. The executives placed 9,124,392 shares into escrow. Under the terms of the Escrow and Contribution Agreement, these shareholders agreed to contribute to the Company one share of common stock for (i) each $1.00 that the Company's gross revenue for the 15 month period ending December 31, 2004 falls below the gross revenue forecast of $10,880,000 for such period, (ii) each share of common stock issued and each option (or other securities exercisable to acquire a share of common stock) granted by the Company after November 12, 2003, under all compensatory or other arrangements in excess of 400,000 shares in the aggregate, and (iii) each share of common stock issued and each option (or other securities exercisable to acquire a share of common stock) granted by the Company which fails to satisfy certain criteria, including a minimum share price of $1.25 per share and certain vesting requirements in connection with option grants.

7.   STOCK OPTIONS

     The Company adopted the 2003 Stock Plan (the "Plan") during the year ended December 31, 2003. The Plan permits the Company to issue up to 12 million shares of restricted common stock to employees and consultants, in the form of options or stock awards. The Plan is subject to stockholder approval at the next annual meeting. The Company's officers, directors, employees and consultants are expected to participate in the Plan.

     In May 2001, the Company granted options to acquire 150,000 shares of the Company's restricted common stock in connection with the March 3, 2001, LGA consulting agreement described in Note 4. Such options were exercisable at $1.00 per common share and were canceled in connection with the Merger (see Note
2). During the year ended December 31, 2003, the Company granted to certain employees, in connection with employment agreements and the Plan, options to acquire 910,000 shares of the Company's restricted common stock. Of these options, 900,000 vest half on January 1, 2004 and half on January 1, 2005, and have an exercise price of $1.00 per share. The other 10,000 options vested immediately and have an exercise price of $1.25 per share. All such options have a five year life.

     A summary of the aggregate stock option activity for the years ended December 31, 2003 and 2002 is presented below, as required by SFAS No. 123 (see
Note  1):

                                                             WEIGHTED
                                                              AVERAGE
                                         EXERCISE PRICE   EXERCISE PRICE
                               SHARES         RANGE          PER SHARE
                              ---------  ---------------  ---------------
Options outstanding -
    December 31, 2001          150,000   $          1.00  $          1.00
Options granted                      -                 -  $             -
Options exercised                    -                 -  $             -
Options expired or forfeited         -                 -  $             -
                              ---------
Options outstanding -
    December 31, 2002          150,000   $          1.00  $          1.00
Options granted                910,000   $ 1.00 to $1.25  $          1.00
Options exercised                    -                 -  $             -
Options expired or forfeited  (150,000)  $          1.00  $          1.00
                              ---------
Options outstanding -
    December 31, 2003          910,000   $ 1.00 to $1.25  $          1.00
                              =========
Options exercisable -
    December 31, 2003           10,000   $          1.25  $          1.25
                              =========

     The weighted average life of options outstanding at December 31, 2003 was approximately five years. The weighted average grant-date fair value per share of options granted during 2003 was $0.43. Such fair value was estimated by using the Black-Scholes stock option pricing model based on the exercise price per share, the estimated market price of the Company's common stock, and the weighted-average assumptions set forth below for issuances in the year ended December 31, 2003:

     Expected life                        5 Years

     Estimated volatility                     44%

     Risk-free interest rate                 3.4%

     Dividends                               None

8.   WARRANTS

     In connection with the Unit Purchase Agreement (see Note 6), the Company issued warrants to acquire 1,472,000 shares of the Company's common stock. Such warrants have a purchase price of $1.25 per share, through the first anniversary of the date of issuance, and $1.50 up to the second anniversary of the date of issuance, upon which the warrants will expire. No warrants have been exercised or forfeited as of December 31, 2003.

     The weighted average life of warrants outstanding at December 31, 2003 was approximately two years. The weighted average grant-date fair value per share of warrants granted during 2003 was $0.34. Such fair value was estimated by using the Black-Scholes stock option pricing model based on the exercise price per share, the estimated market price of the Company's common stock, and the assumptions set forth below for issuances in the year ended December 31, 2003:

     Expected life                        2 Years

     Estimated volatility                     44%

     Risk-free interest rate                 3.4%

     Dividends                               None

Subsequent to December 31, 2003, warrants to acquire 320,000 shares of the Company's common stock were exercised at $1.25 per share.

9.   COMMITMENTS AND CONTINGENCIES

     PURCHASE COMMITMENTS

     At December 31, 2002, the Company was under a distribution agreement with Axess AG (its principal supplier), to purchase a minimum of $3,000,000 of access control devices through April 2003. On December 11, 2002, Axess AG agreed that if the Company made certain payments and met certain conditions, the purchase commitment would be released. As of December 31, 2003, management believes that all payments have been made and conditions have been met, as required by Axess AG.

     To obtain the release of inventory on orders from Axess AG, the Company filed a UCC-1 Financing Statement on September 23, 2003, securing the related payable to Axess AG of approximately $100,000. Such payable is secured by certain accounts receivable totaling $100,000. Management believes that as of December 31, 2003, the Company has met all conditions and obligations required by the security agreement.

     CONSULTING AGREEMENT

     In November 2003, the Company entered into a consulting agreement with Big Sky Management Ltd ("Big Sky"). Big Sky is to provide consulting services to the Company related to new business ventures, raising capital, strategic business planning, and other general consulting. The Big Sky agreement has a term of 12 months and requires total compensation of $160,000 paid through the issuance of 120,000 shares of the Company's restricted common stock and warrants to purchase an additional 120,000 restricted shares (collectively, the "Units"). Such Units were approved by the board of directors and were issued in February 2004.

     LEGAL

     The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations and incriminations or breach of contract actions incidental to the normal operations of the business. The Company is currently not involved in any such litigation that management believes could have a material adverse impact on its consolidated financial position or consolidated results of operations.

10.  INCOME TAXES

     There is no material income tax expense recorded for the years ended December 31, 2003 and 2002, due to the Company's net losses.

     Income tax expense for the years ended December 31, 2003 and 2002 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent for the following reasons:

                                                                   2003         2002
                                                                -----------------------

Income tax benefit at U.S. federal statutory rates              $ (987,000)  $(165,000)
State income tax benefit                                          (174,000)    (29,000)
Valuation allowance                                              1,161,000     194,000
State and local income taxes, net of federal income tax effect         800       1,662
                                                                -----------  ----------

                                                                $      800   $   1,662
                                                                ===========  ==========

     The Company has a deferred tax asset and like amount of valuation allowance of approximately $1,760,000 at December 31, 2003, relating primarily to tax net operating loss carryforwards. The valuation allowance increased by approximately $1,161,000 during the year ended December 31, 2003. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses and projections for future taxable income (losses) over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will not realize the benefits of these deductible differences.

     As of December 31, 2003, the Company had net operating loss carryforwards ("NOLs") of approximately $4,400,000 available to offset future taxable income. The federal and state carryforward amounts expire in varying years through 2023.

     In the event the Company were to experience a greater than 50% change in ownership, as defined in Section 382 of the Internal Revenue Code, the utilization of the Company's tax NOLs could be severely restricted. Further, utilization of the Company's state NOLs for tax years beginning in 2002 and 2003 will be suspended under provisions of California law.

11.  SUBSEQUENT EVENTS (UNAUDITED)

     LIOLIOS GROUP AGREEMENT

     On January 1, 2004, the Company entered into a financial public relations agreement with Liolios Group, Inc., pursuant to which the Company will pay Liolios Group $5,000 per month for six months, plus 50,000 shares of restricted common stock, in six equal monthly installments. The Company may terminate the agreement upon 30 days advance written notice, whereupon the obligation to issue the remaining portion of the 50,000 shares of common stock will terminate.

     STEVE MEINEKE TERMINATION

     Effective on March 1, 2004, the Company entered into a termination of employment agreement with Steve Meineke. The Company agreed to pay Meineke Consulting, LLC, its 2002 accrued payable in the amount of $6,987 prior to paying any unpaid wages earned by any employees in the year 2003 and when it pays all other wages remaining unpaid for the year 2002, pro rata and in proportion to all other unpaid wages earned in 2002 and remaining unpaid as of March 1, 2004. The Company also agreed to pay to Steve Meineke his 2003 accrued salary in the amount of $38,959 after all wages remaining unpaid for the year 2002 are paid, and when it pays all other wages remaining unpaid for the year 2003, pro rata and in proportion to all other unpaid wages earned in 2003 and remaining unpaid as of March 1, 2004. In addition, the Company delivered a replacement promissory note payable on demand to Steve Meineke in the principal amount of $15,000, which is convertible into common stock at $1.25 per share.

     AMOTHY  AGREEMENT

On April 1, 2004, the Company has entered into a two-year management consulting agreement with Amothy Corporation ("Amothy") pursuant to which the Company will issue warrants for up to 1,000,000 shares of its restricted common stock, exercisable at the rate of $1.46 per share for five years from the date the warrants are vested. The warrants will vest as follows: 600,000 upon execution of the agreement (expected on or about April 1, 2004), 200,000 on or about July 1, 2004, and 200,000 on or about October 1, 2004. The warrants have piggyback registration rights. If the warrants are not registered at any time 12 months after the respective vesting dates of such warrants, then the warrants will have a cashless exercise provision at Amothy's option until such time as the shares underlying the warrants are registered. Based on the fair value of the warrants on the grant date, the Company estimates that it will record consulting fees approximating $650,000 over the life of this agreement.

     GENERATION  CAPITAL  UNIT  PURCHASE  AGREEMENT

Effective April 1, 2004, the Company sold in a private placement to Generation Capital Associates ("Generation Capital"), an accredited investor, 160,000
"Units" consisting of one share of restricted common stock and one warrant to purchase restricted common stock at a price of $1.46 for up to five years, for a total purchase price of $200,000. If prior to April 1, 2006 the Company files a new registration statement with the SEC, excluding any amendments to or refilings of registration statements currently on file with the SEC, then the Company is to include Generation Capital's resale of its shares in such registration statement on the same terms and conditions as provided to the other selling securities holders.

     AXESS  AG  UCC-1  AGREEMENT

Subsequent to March 31, 2004, the Company financed the purchase of $250,000 of inventory from Axess AG and granted to Axess AG a security interest in all of the Company's existing accounts receivable to secure the payables. The Company expects to satisfy this obligation from the sale of the inventory by the end of the second quarter of 2004.

     SOFTWARE DEVELOPMENT AGREEMENT

     The Company entered into a software development agreement with Pioneering Innovations Inc. ("Pioneering Innovations") on January 13, 2004. Pioneering Innovations has developed a piece of software titled COM DLL, which allows the Company's products to interface with customers existing back office software.

     In accordance with this agreement, the Company purchased COM DLL for $100,000, to be paid in 24 equal monthly installments of $4,166.67. As no interest rate was specified in the agreement, the Company has applied a rate of 4% and recorded the related debt and asset at $96,271. Additionally, the agreement provides for support and maintenance services, related to new installations of the Company's products, by Pioneering Innovations over its three-year term. As consideration for such services, the Company will pay Pioneering Innovations 10 shares of the Company's restricted common stock per product installed that becomes fully integrated and operational with COM DLL, up to 40,000 shares. Such shares are due within 30 days of the end of each quarter. For the quarter ended March 31, 2004, the Company completed 33 software integrations and owed Pioneering Innovations 330 shares of common stock.

     MARKETING AGREEMENT

     During the three-month period ended March 31, 2004, the Company entered into a marketing services agreement. The Company incurred $400,000 in fees related to such agreement, which is included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations. Services under this agreement were completed prior to March 31, 2004.

                                RAPIDTRON, INC.
                         (FORMERLY THE FURNISHING CLUB)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004

================================================================================

                                   UNAUDITED
================================================================================


                                     ASSETS

CURRENT ASSETS
    Cash                                                            $     1,862
    Accounts receivable, net of allowance for doubtful
        accounts of $20,000                                             490,395
    Inventory                                                           511,631
    Prepaid expenses and other current assets                           181,330
                                                                    ------------
                                                                      1,185,218

PROPERTY AND EQUIPMENT, NET                                             109,191

DEPOSITS AND OTHER ASSETS                                                12,380
                                                                    ------------

                                                                    $ 1,306,789
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                                $   934,364
    Accrued liabilities                                                 229,447
    Due to related party                                                102,275
    Loans due to related parties                                        291,284
    Current portion of long-term debt                                    47,338
    Obligations under capital lease                                       6,702
                                                                    ------------
                                                                      1,611,410
                                                                    ------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                   48,933

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
    Preferred stock, par value $0.001 per share; 5,000,000
        shares authorized; no shares issued or outstanding                    -
    Common stock, par value $0.001 per share; 100,000,000
        shares authorized; 20,269,514 shares issued and
        outstanding                                                      20,270
    Additional paid-in capital                                        5,114,886
    Stock subscriptions receivable                                         (305)
    Accumulated deficit                                              (5,488,405)
                                                                    ------------
                                                                       (353,554)
                                                                    ------------

                                                                    $ 1,306,789
                                                                    ============

================================================================================
Page F-1 The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 RAPIDTRON, INC.
                         (FORMERLY THE FURNISHING CLUB)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

================================================================================

                                    UNAUDITED

                                           THREE-MONTHS       THREE-MONTHS
                                          ENDED MARCH 31,    ENDED MARCH 31,
                                               2004               2003
                                         -----------------  -----------------

NET SALES                                $        481,949   $         97,499

COST OF GOODS SOLD                                346,012             58,124
                                         -----------------  -----------------

GROSS PROFIT                                      135,937             39,375

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                    1,251,217            425,632
                                         -----------------  -----------------

LOSS FROM OPERATIONS                           (1,115,280)          (386,257)

OTHER INCOME (EXPENSE)
     Interest expense                              (6,491)           (22,354)
     Foreign exchange gain (loss)                  19,408             (8,768)
                                         -----------------  -----------------
                                                   12,917            (31,122)
                                         -----------------  -----------------

LOSS BEFORE PROVISION FOR INCOME TAXES         (1,102,363)          (417,379)

PROVISION FOR INCOME TAXES                            800                  -
                                         -----------------  -----------------

================================================================================
Page F-2 The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 RAPIDTRON, INC.
                         (FORMERLY THE FURNISHING CLUB)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

================================================================================

                                    UNAUDITED

                                            THREE-MONTHS    THREE-MONTHS
                                            ENDED MARCH     ENDED MARCH
                                              31, 2004        31, 2003
                                           --------------  --------------

NET LOSS                                   $  (1,103,163)  $    (417,379)
                                           ==============  ==============

BASIC AND DILUTED NET LOSS PER COMMON
    SHARE                                  $       (0.06)  $       (0.04)
                                           ==============  ==============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
    OF COMMON SHARES OUTSTANDING              19,992,000      10,051,000
                                           ==============  ==============

================================================================================
Page F-3 The accompanying notes are an integral part of these condensed consolidated financial statements.

                                      RAPIDTRON, INC.
                              (FORMERLY THE FURNISHING CLUB)
                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

==========================================================================================

                                    UNAUDITED

                                                                      2004         2003
                                                                  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                          $(1,103,163)  $(417,379)
Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                   2,422       1,732
         Common stock issued for professional services                 62,999           -
         Unrealized foreign exchange loss (gain)                      (43,700)      4,384
         Changes in operating assets and liabilities:
             Accounts receivable                                     (173,008)     36,033
             Inventory                                                 46,571       4,558
             Prepaid expenses and other current assets                (13,654)     10,787
             Deposits and other assets                                      -      (3,722)
             Accounts payable                                         190,793    (169,680)
             Accrued liabilities                                       32,210      64,669
             Due to related party                                      14,930      42,730
                                                                  ------------  ----------
NET CASH USED IN OPERATING ACTIVITIES                                (983,600)   (425,888)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                         -      (1,797)
                                                                  ------------  ----------
NET CASH USED IN INVESTING ACTIVITIES                                       -      (1,797)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans due to related parties                                  -     420,000
Principal payment of loans due to related parties                     (32,985)     (1,363)
Principal payment of capital lease obligations                           (809)       (242)
Proceeds from exercise of warrant                                     400,000           -
Receipt of stock subscriptions receivable                             535,000           -
                                                                  ------------  ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             901,206     418,395
                                                                  ------------  ----------

NET DECREASE IN CASH                                                  (82,394)     (9,290)

CASH - beginning of period                                             84,256      10,835
                                                                  ------------  ----------

CASH - end of period                                              $     1,862   $   1,545
                                                                  ============  ==========

==========================================================================================
Page F-4  The  accompanying  notes  are  an  integral  part  of  these condensed consolidated financial statements.

                                      RAPIDTRON, INC.
                              (FORMERLY THE FURNISHING CLUB)
                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

================================================================================

                                    UNAUDITED

                                                                 2004    2003
                                                               --------  -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION
Cash paid during the period for:
     Income taxes                                              $    800  $     -
                                                               ========  =======

      Interest                                                 $  4,175  $   945
                                                               ========  =======

Non-cash investing and financing activities:
      Common stock issued to settle payable                    $ 20,000  $     -
                                                               ========  =======

      Common stock issued for prepaid expenses                 $100,000  $     -
                                                               ========  =======

     Software acquired through debt                            $ 96,271  $     -
                                                               ========  =======

================================================================================
Page F-5 The accompanying notes are an integral part of these condensed consolidated financial statements.

1.   BASIS  OF  PRESENTATION  AND  NATURE  OF  BUSINESS

     BASIS OF PRESENTATION

The management of Rapidtron, Inc. (the "Company"), without audit, prepared the condensed consolidated financial statements for the three-month periods ended March 31, 2004 and 2003. Due to the merger with Rapidtron, Inc., a Delaware corporation in May 2003, the reported amounts are those of the surviving corporation. The results of operations of Rapidtron, Inc. and Subsidiary (formerly known as The Furnishing Club) previously filed in prior years are not included herein. In the opinion of management, all adjustments necessary to present fairly, in accordance with accounting principles generally accepted in the United States of America, the Company's consolidated financial position as of March 31, 2004, and the results of operations and cash flows for the three-month periods ended March 31, 2004 and 2003, have been made. Such adjustments consist only of normal recurring adjustments.

Certain note disclosures normally included in our annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to instructions for Form 10-QSB. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto which are included in Rapidtron, Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

The results of operations for the three-month periods ended March 31, 2004 are not necessarily indicative of the results to be expected for the full year.

     BUSINESS

Rapidtron, Inc. (formerly The Furnishing Club, the "Company") was incorporated in the State of Nevada in March 2000. The Company's wholly owed subsidiary, also named Rapidtron, Inc., was incorporated in the State of Delaware in January 2000. The Company is headquartered in Costa Mesa, California and provides Radio Frequency ("RF") Smart access control and ticketing/membership systems (the "System") to the fitness, ski, entertainment and transportation industries in North America. The System facilitates rapid operator-free entry and exit through automated turnstiles or portals and optional hands-free entry. The Company incorporates "Smart Card" debit/credit technology for retail purchases and promotional/loyalty programs. The System is versatile and utilizes either read-write RF Smart cards or bar code paper tickets. This dual capability allows a venue to issue and re-issue numerous types and durations of access privilege cards. Its open architecture allows for an easy interface with existing back office software.

During the year ended December 31, 2003, the Company completed a reverse merger. Effective May 8, 2003, the merged entity trades on the Over the Counter Bulletin Board under the symbol "RPDT.OB".

     PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

1.   BASIS  OF  PRESENTATION  AND  NATURE  OF  BUSINESS  (continued)

     GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The Company's independent public accountants have included a "going concern" explanatory paragraph in their audit report on the December 31, 2003 financial statements, which have been prepared assuming the Company will continue as a going concern. As such, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2004, the Company has a working capital deficit of approximately $379,000, recurring losses from operations, an accumulated deficit of approximately $5,488,000, and has generated an operating cash flow deficit of approximately $984,000 for the three-month period then ended. The Company intends to fund operations through increased sales and debt and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2004.

Thereafter, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

In  response  to  these  problems, management has planned the following actions:

     - Management intends to raise additional funds through future private placement offerings.

     - Management expects its increased marketing efforts to result in future sales increases. There can be no assurances, however, that management's expectations of future sales will be realized.

These factors, among others, raise concerns about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     INVENTORY

Inventory is stated at the lower of cost (first-in, first-out) or market and is primarily comprised of finished goods. Market is determined by comparison with recent sales or net realizable value. Such net realizable value is based on management's forecasts for sales of the Company's products or services in the ensuing years. Should the demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventory could be substantially less than amounts shown in the accompanying balance sheet.

     STOCK BASED COMPENSATION

As of March 31, 2004, the Company has one stock-based compensation plan. The Company accounts for such grants under the recognition and measurement principles of Accounting Principle Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net loss, as all options granted in prior periods had an exercise price equal to the estimated market value of the underlying common stock on the date of grant. Had the Company applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," as amended, to stock-based employee compensation, there would have been no material change to net loss or loss per common share at March 31, 2004 and 2003.

     RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements discussed in the Notes to the December 31, 2003 and 2002 financial statements filed previously with the Securities and Exchange Commission in Form 10-KSB on March 30, 2004 that were required to be adopted during the year ended December 31, 2004 did not have a significant impact on the Company's financial statements.

2.   EQUITY TRANSACTIONS

During the three-month period ended March 31, 2004, a warrant holder converted warrants to acquire 320,000 shares of the Company's common stock for cash totaling $400,000.

In connection with a financial public relations agreement entered into in January 2004 (see Note 4), the Company is required to issue 50,000 shares of its restricted common stock during the term of the agreement in six equal monthly installments of 8,333 shares, beginning on February 1, 2004. As of March 31, 2004, the Company has issued 16,666 shares of common stock under this agreement and has recorded approximately $23,000 of public relations expenses during the period then ended related to such issuances.

In November 2003, the Company entered into a consulting agreement with Big Sky Management Ltd ("Big Sky"). Such agreement required the Company to issue 120,000 shares of its restricted common stock plus warrants to acquire 120,000 shares of common stock (collectively, the "Units") in exchange for $160,000 of services to be performed during a 12-month period beginning on November 12, 2003. The Units were approved by the Board of Directors and issued in February
2004. The warrants are exercisable upon issuance at a price of $1.25 per share at any time up to February 12, 2005 and, thereafter, at a price of $1.50 per share at any time up to February 12, 2006, at which time such warrants shall expire. Under this agreement, the Company is required to file a registration statement on Form S-8 to register the common shares and the common shares acquirable upon exercise of the warrants under the Securities Act of 1933, as amended. At March 31, 2004, approximately $100,000 of expense under this agreement is included in prepaid expenses and other current assets in the accompanying condensed consolidated balance sheet.

During the three-month period ended March 31, 2004, the Company collected cash totaling $535,000 related to stock subscriptions receivable.

As noted above, warrants to acquire 120,000 shares of the Company's common stock were granted in February 2004. The Company has estimated the grant date fair value of such options to be $0.45 per share. Such fair value was estimated using the Black-Scholes option-pricing model using the following assumptions: two-year expected life; 49% estimated volatility; 1.88% risk free interest rate; and no dividends

3.   LOSS PER SHARE

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. The Company reported a net loss for the three-month periods ended March 31, 2004 and 2003. As a result, options and warrants outstanding at March 31, 2004 and 2003 to acquire 2,182,000 and 150,000 shares of the Company's common stock, respectively have been excluded from the calculation of diluted net loss per share, because their inclusion would be antidilutive. Additionally, convertible debt to acquire 12,000 shares of the Company's common stock at March 31, 2004 (see Note 4) have been excluded from the calculation of diluted net loss per share, because those shares would also be antidilutive. As such, basic and diluted loss per share are the same for all periods presented. Additionally, for purposes of calculating diluted loss per share, there were no adjustments to net loss.

4.   COMMITMENTS AND CONTINGENCIES

     CONTINGENCIES

To obtain the release of inventory on order from Axess AG, the Company filed a UCC-1 Financing Statement on September 23, 2003, securing the related payable to Axess AG of approximately $100,000. Such payable is secured by certain accounts receivable totaling $100,000. Management believes that as of March 31, 2004, the Company has met all conditions and obligations required by the security agreement.

     LILIOS AGREEMENT

On January 1, 2004, the Company entered into a public financial relations agreement with Lilios Group, Inc. ("Lilios"), pursuant to which the Company will pay Lilios $5,000 per month for six months, plus 50,000 shares of restricted common stock, in six equal monthly installments. The Company may terminate the agreement upon 30 days advance written notice, whereupon the obligation to issue the remaining portion of the 50,000 shares will terminate.

     STEVE MEINEKE TERMINATION

Effective March 1, 2004, the Company entered into a termination of employment agreement with Steve Meineke, former Chief Financial Officer of the Comapny. The Company agreed to pay Meineke Consulting, LLC, its 2002 accrued fees in the amount of $6,987 prior to paying any unpaid wages earned by any employees in the year 2003, and when it pays all other wages remaining unpaid for the year 2002, pro rata and in proportion to all other unpaid wages earned in 2002 and remaining unpaid as of March 1, 2004. The Company also agreed to pay to Steve Meineke his 2003 accrued salary in the amount of $38,959 after all wages remaining unpaid for the year 2002 are paid, and when it pays all other wages remaining unpaid for the year ended December 31, 2003, pro rata and in proportion to all other unpaid wages earned in 2003 and remaining unpaid as of March 1, 2004. In addition, the

Company delivered a replacement promissory note payable on demand to Steve Meineke in the principal amount of $15,000, which is convertible into common stock at $1.25 per share.

5.   PIONEERING INNOVATIONS AGREEMENT

The Company entered into a software development agreement with Pioneering Innovations Inc. ("Pioneering Innovations") on January 13, 2004. Pioneering Innovations has developed a piece of software titled COM DLL, which allows the Company's products to interface with customers existing back office software.

In accordance with this agreement, the Company purchased COM DLL for $100,000, to be paid in 24 equal monthly installments of $4,166.67. As no interest rate was specified in the agreement, the Company has applied a rate of 4% and recorded the related debt and asset at $96,271. Additionally, the agreement provides for support and maintenance services, related to new installations of the Company's products, by Pioneering Innovations over its three-year term. As consideration for such services, the Company will pay Pioneering Innovations 10 shares of the Company's restricted common stock per product installed that becomes fully integrated and operational with COM DLL, up to 40,000 shares. Such shares are due within 30 days of the end of each quarter. For the quarter ended March 31, 2004, the Company completed 33 software integrations and owed Pioneering Innovations 330 shares of common stock.

6.   MARKETING SERVICES AGREEMENT

During the three-month period ended March 31, 2004, the Company entered into a marketing services agreement. The Company incurred $400,000 in fees related to such agreement, which is included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations. Services under this agreement were completed prior to March 31, 2004. There were no similar expenditures during the three-month period ended March 31, 2003.

7.   RELATED PARTY TRANSACTIONS

Equus Marketing and Design, Inc. ("Equus") is a party related to the Company through commonality of ownership. The Company shares a facility and certain administrative personnel with Equus (Equus is the lessee of the property and employer of certain personnel). Additionally, Equus provides marketing services to the Company. During the three-month periods ended March 31, 2004 and 2003, the Company incurred expenses from Equus approximating $115,000 and $143,000, respectively, and made repayments to Equus approximating $100,000 in each of the three-month periods.


Other related party transactions are discussed elsewhere in the notes to the condensed consolidated financial statements.

8.   SUBSEQUENT EVENTS

     AMOTHY AGREEMENT

On April 1, 2004, the Company has entered into a two-year management consulting agreement with Amothy Corporation ("Amothy") pursuant to which the Company will issue warrants for up to 1,000,000 shares of its restricted common stock, exercisable at the rate of $1.46 per share for five years from the date the warrants are vested. The warrants will vest as follows: 600,000 upon execution of the agreement (expected on or about April 1,

2004), 200,000 on or about July 1, 2004, and 200,000 on or about October 1, 2004. The warrants have piggyback registration rights. If the warrants are not registered at any time 12 months after the respective vesting dates of such warrants, then the warrants will have a cashless exercise provision at Amothy's option until such time as the shares underlying the warrants are registered. Based on the fair value of the warrants on the grant date, the Company estimates that it will record consulting fees approximating $650,000 over the life of this agreement.

     GENERATION CAPITAL UNIT PURCHASE AGREEMENT

Effective April 1, 2004, the Company sold in a private placement to Generation Capital Associates ("Generation Capital"), an accredited investor, 160,000
"Units" consisting of one share of restricted common stock and one warrant to purchase restricted common stock at a price of $1.46 for up to five years, for a total purchase price of $200,000. If prior to April 1, 2006 the Company files a new registration statement with the SEC, excluding any amendments to or refilings of registration statements currently on file with the SEC, then the Company is to include Generation Capital's resale of its shares in such registration statement on the same terms and conditions as provided to the other selling securities holders.

     AXESS AG UCC-1 AGREEMENT

Subsequent to March 31, 2004, the Company financed the purchase of $250,000 of inventory from Axess AG and granted to Axess AG a security interest in all of the Company's existing accounts receivable to secure the payables. The Company expects to satisfy this obligation from the sale of the inventory by the end of the second quarter of 2004.

                                 RAPIDTRON, INC.


                        2,944,000 SHARES OF COMMON STOCK


                                  COMMON STOCK


                                   PROSPECTUS


                          ______________________, 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                      AMOUNT
Securities and Exchange Commission Registration Fee  $    526
Legal Fees and Expenses . . . . . . . . . . . . . .    80,000
Accounting Fees and Expenses. . . . . . . . . . . .    50,000
Printing and Engraving Expenses . . . . . . . . . .       500
Miscellaneous Expenses. . . . . . . . . . . . . . .       500
                                                     --------
        TOTAL . . . . . . . . . . . . . . . . . . .  $131,526


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to our bylaws, we are required to indemnify all of our officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Nevada Business Corporations Act, as now enacted or hereafter amended. Unless otherwise approved by our board of directors, we shall not indemnify any of our employees who are not otherwise entitled to indemnification pursuant to our bylaws.

     Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to our company or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Nevada law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors to our stockholders to the fullest extent permitted by Nevada law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the last three years, we issued the following securities, none of which have been registered under the Securities Act of 1933, as amended:

     The unregistered sale of securities described in Item 5 of our Form 10-KSB, filed with the SEC on April 15, 2003, which is hereby incorporated by reference.

     The unregistered sale of securities described in Part II, Item 2, of our Form 10-QSB filed with the SEC on May 19, 2003, which is hereby incorporated by reference.

     The unregistered sale of securities described in Part II, Item 2, of our Form 10-QSB filed with the SEC on August 19, 2003, which is hereby incorporated by reference.

     The unregistered sale of securities described in Item 5 of our Form 10-KSB, filed with the SEC on March 30, 2004, which is hereby incorporated by reference.

     The unregistered sale of securities described in Part II, Item 2, of our Form 10-QSB filed with the SEC on May 14, 2004, which is hereby incorporated by reference.

ITEM 16.  EXHIBITS

     Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

                                    EXHIBITS

     (a)  Exhibits

  Exhibit
  Number    Description
-----------------------------------------------------------------------------------------------------------------
  2.1(1)    Agreement and Plan of Merger (previously filed as Exhibit 2.1)
  2.2(1)    Amendment to Agreement and Plan of Merger (previously filed as Exhibit 99.1)
  3.1(2)    Articles of Incorporation (previously filed as Exhibit 3.1)
  3.2(2)    Amended Articles of Incorporation (previously filed as Exhibit 3.1(i)(a))
  3.3(3)    Amended Articles of Incorporation (previously filed as Exhibit 3)
  3.4(4)    Amended Articles of Incorporation (previously filed as Exhibit 3.1)
  3.5(2)    Bylaws (previously filed as Exhibit 3.1(ii))
  5.1       Opinion Letter of Greenberg Traurig, LLP
  10.1(5)   Steve Meineke Employment Agreement  (previously filed as Exhibit 10(a))
  10.2(5)   Amendment No. 1 to Steve Meineke Employment Agreement (previously filed as Exhibit 10(b))
  10.3(5)   Peter Dermutz Employment Agreement (previously filed as Exhibit 10(c))
  10.4(5)   Amendment No. 1 to Peter Dermutz Employment Agreement (previously filed as Exhibit 10(d))
  10.5(5)   John Creel Employment Agreement (previously filed as Exhibit 10(e))
  10.6(5)   Amendment No. 1 to John Creel Employment Agreement (previously filed as Exhibit 10(f))
  10.7(6)   Distribution  Agreement  with  Axess  AG, dated  May 6, 2000, as amended (previously filed as
            Exhibit 10.1)
  10.8(6)   Promissory  Note payable to John Creel, dated October 1, 2000, in the  principal  amount  of
            12,500 (previously filed as Exhibit 10.2)
  10.9(6)   Promissory  Note payable to Equus Marketing & Design, Inc., dated April  25,  2001,  in  the principal amount  of  $150,000 (previously filed as Exhibit 10.3)
  10.10(6)  Promissory  Note  payable to John Creel, dated April 25, 2002, in the  principal  amount  of
            150,000 (previously filed as Exhibit 10.4)
  10.11(6)  Promissory  Note payable to Steve Meineke, dated October 3, 2002, in  the  principal  amount  of
            15,000 (previously filed as Exhibit 10.5)
  10.12(6)  Promissory  Note  payable  to  Peter  Dermutz, dated December 28, 2001, in the principal amount of $170,000, as amended on December 28,  2002 (previously filed as Exhibit 10.6)
  10.13(6)  Letter  Agreement  between  Equus  Marketing  &  Design, Inc. and Rapidtron,  Inc.,  dated
            January  1,  2002,  re:  services (previously filed as Exhibit 10.7)
  10.14(6)  Letter  Agreement  between  Equus  Marketing  &  Design, Inc. and Rapidtron,  Inc.,  dated
            January  1,  2002,  re:  administrative expenses (previously filed as Exhibit 10.8)
  10.15(6)  Amendment No. 1 to Employment Agreement with Peter Dermutz, dated April  11,  2003
            (previously filed as Exhibit 10.9)
  10.16(6)  Letter  Agreement,  amending  Employment  Agreement  with  Peter Dermutz,  dated  August  12,
            2003 (previously filed as Exhibit 10.10)
  10.17(6)  Amendment  No.  1  to  Employment  Agreement  with Steve Meineke, dated  April  11,  2003
            (previously filed as Exhibit 10.11)
  10.18(6)  Letter  Agreement,  amending  Employment  Agreement  with  Steve Meineke,  dated  August  12,
            2003 (previously filed as Exhibit 10.12)
  10.19(6)  Amendment  No. 1  to  Employment Agreement with John Creel, dated April  11,  2003
            (previously filed as Exhibit 10.13)
  10.20(6)  Letter  Agreement, amending Employment Agreement with John Creel, dated  August  12,  2003
            (previously filed as Exhibit 10.14)
  10.21(6)  Purchase  Order  from  Bally  Total  Fitness  Corporation,  dated February  10,  2003 (previously filed as Exhibit 10.15)
  10.22(6)  Promissory  Note payable  to John Creel, dated August 2, 2001, in the  principal  amount  of
            26,000 (previously filed as Exhibit 10.16)
  10.23(6)  Promissory  Note  payable  to  Larry  Williams, dated October 20, 2002,  in  the  principal  amount of  $51,410 (previously filed as Exhibit 10.17)
  10.24(6)  Promissory  Note payable  to  John  Creel, dated May 27, 2003, in the  principal  amount  of


            5,000 (previously filed as Exhibit 10.18)
  10.25(7)  Letter Agreement with Axess AG regarding security interest in receivables, dated  September  29,
            2003
  10.26(7)  Security  Agreement with Axess AG dated  September  29,  2003
  10.27(9)  Unit Purchase Agreement dated November 12, 2003
  10.28(9)  Amended and Restated Amendment No. 1 to Unit Purchase Agreement dated November 12, 2003
  10.29(9)  Registration Rights Agreement dated November 12, 2003
  10.30(9)  Escrow and Contribution Agreement dated November 12, 2003
  10.31(9)  Consulting Agreement with Big Sky Management Ltd dated November 12, 2003
  10.32(9)  Agreement between Rapidtron, Inc. and Market Street Publishing Ltd., dated November, 2003
  10.33(9)  Release of Security Agreement with Axess AG dated November 24, 2003
  10.34(9)  Stock Plan
  10.35(9)  Agreement between Rapidtron and Pioneering Innovation Inc., dated January 13, 2004.
  10.36(8)  Purchase Order from National Fitness Club Chain (previously filed as Exhibit 10.1)
  10.37(9)  Letter Agreement with John Creel Regarding Repayment of Debt, dated December 29, 2003
  10.38(9)  Letter Agreement with Equus Marketing Regarding Repayment of Debt, dated December 31, 2003
  10.39(9)  Letter Agreement with Peter Dermutz Regarding Repayment of Debt, dated December 31, 2003
  10.40(9)  Letter Agreement with Steve Meineke Regarding Repayment of Debt, dated December 31, 2003
  10.41(9)  Employment Agreement with Chris Perkins, dated December 1, 2003, as amended
  10.42(10) Financial Public Relations Agreement, dated January 1, 2004
  10.43(10) Employment Termination Agreement, dated March 1, 2004
  10.44(10) Director Service and Indemnification Agreement, dated March 1, 2004
  10.45(10) Unit Purchase Agreement, dated April 1, 2004
  10.46(10) Letter Agreement with Amothy Corporation, dated April 1, 2004
  23.1      Consent of Squar, Milner, Reehl & Williamson, LLP
  23.2      Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

_____________________
     (1)  Agreement  and  Plan  of  Merger was previously filed as an exhibit to the registrant's Form 8-K filed with  the  Securities  and  Exchange  Commission  on January 23, 2003, and was amended and previously filed as an exhibit  to  the  registrant's  Form  8-K  filed  with  the  Securities and Exchange Commission on April 2, 2003.

     (2)  Previously  filed  as an exhibit to the registrant's Form 10-SB filed with the Securities and Exchange
Commission  on  October  6,  2000.

     (3)  Previously  filed  as  an  exhibit to the registrant's Form 8-K filed with the Securities and Exchange
Commission  on  November  15,  2002.

     (4)  Previously  filed as an exhibit to the registrant's Form 10-QSB filed with the Securities and Exchange
Commission  on  May  19,  2003.

     (5)  Previously incorporated by reference to the registrant's Definitive 14C filed on April 11, 2003 and as an  exhibit  to the registrant's Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2003.

     (6)  Previously  filed as an exhibit to the registrant's Form 10-QSB filed with the Securities and Exchange
Commission  on  August  19,  2003.

     (7)  Previously  filed as an exhibit to the registrant's Form 10-QSB filed with the Securities and Exchange
Commission  on  November  14,  2003.

     (8)  Previously  filed  as  an  exhibit to the registrant's Form 8-K filed with the Securities and Exchange
Commission  on  January  14,  2004.


     (9)  Previously  filed  as an exhibit to the registrant's SB-2 Registration Statement, filed on February 5,
2004.

     (10)  Previously  filed  as  an  exhibit  to  the  registrant's  Form  10-QSB,  filed  on  May  14,  2004.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, state of California, on June 3, 2004.

                        RAPIDTRON, INC.


                        By: /s/ John Creel
                            -----------------------------------------------
                            John Creel
                            President, Chief Executive Officer and Director (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, state of California, on June 3, 2004.


                        By: /s/ Peter Dermutz
                            -----------------------------------------------
                            Peter Dermutz
                            Executive Vice-President, Acting Secretary,
                            Treasurer, General Manager
                            (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, state of California, on June 3, 2004.


                        By: /s/ Steve Meineke
                            -----------------------------------------------
                            Steve Meineke, Director